CONFORMED COPY

MASTER TRANSACTION AGREEMENT
by and between
CONTINENTAL CASUALTY COMPANY
and
CAVELLO BAY REINSURANCE LIMITED

Dated as of December 30, 2020

TABLE OF CONTENTS
i

EXHIBIT A – Form of Reinsurance Agreement
EXHIBIT B – Form of Administrative Services Agreement
EXHIBIT C – Form of Trust Agreement
EXHIBIT D – Transition Services Agreement Term Sheet
EXHIBIT E – Form of Statement of Net Settlement
EXHIBIT F – Form of Working Account Security Agreement

ii

SCHEDULE I – Assumed Reinsurance Contracts
Ceding Company Disclosure Schedule
Section 3.4 – Consents
Section 3.13 – Ceded Reinsurance
Section 5.6 – Maintenance and Transfer of Books and Records

Reinsurer Disclosure Schedule
Section 4.4 - Consents

iii

MASTER TRANSACTION AGREEMENT
This MASTER TRANSACTION AGREEMENT, dated as of December 30, 2020 (this “Agreement”), is made by and between Continental Casualty Company, an Illinois domiciled insurance company (the “Ceding Company”), and Cavello Bay Reinsurance Limited, a Bermuda insurance company (the “Reinsurer”). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in Section 1.1.
WHEREAS, the Ceding Company has previously issued the Reinsured Policies and entered into the Assumed Reinsurance Contracts and conducts the Business; and
WHEREAS, the parties hereto desire to enter into this Agreement pursuant to which, on the terms and subject to the conditions set forth herein, at the Closing, among other things:
(a)the Ceding Company and the Reinsurer will enter into a Reinsurance Agreement substantially in the form of Exhibit A (the “Reinsurance Agreement”), pursuant to which the Ceding Company will cede and the Reinsurer will assume 100% of the liability relating to the Reinsured Liabilities;
(b)the Ceding Company and the Administrator will enter into an administrative services agreement substantially in the form of Exhibit B (the “Administrative Services Agreement”), pursuant to which the Administrator will provide administrative services with respect to the Business;
(c)the Ceding Company, the Reinsurer and a trustee will enter into a trust agreement substantially in the form of Exhibit C (the “Trust Agreement”), pursuant to which the trustee shall hold assets as security for the satisfaction of the obligations of the Reinsurer to the Ceding Company under the Reinsurance Agreement; and
(d)the Ceding Company and the Administrator will enter into a transition services agreement in accordance with the terms set forth in Exhibit D and in a form to be reasonably acceptable to the Ceding Company and the Administrator (the “Transition Services Agreement”), pursuant to which the Ceding Company will provide certain transition services after the Closing.
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the Ceding Company and the Reinsurer (each individually, a “Party” and collectively, the “Parties”) agree as follows:

ARTICLE I.
DEFINITIONS
SECTION 1.1.Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:
“Action” means any civil, criminal or administrative action, arbitration, suit, claim, litigation, examination or similar proceeding, in each case before a Governmental Authority or an arbitrator.
“Administrator” means Enstar (US) Inc., a Delaware corporation and an affiliate of the Reinsurer.
“Affiliate” means, with respect to any Person, another Person that, directly or indirectly, controls, is controlled by, or is under common control with, such first Person, where “control”, including the terms “controlling,” “controlled by” and “under common control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided that any parent company, direct or indirect, of the Ceding Company shall not be considered an affiliate of the Ceding Company with respect to any tax matter.
“Assumed Reinsurance Contracts” means the contacts of assumed reinsurance set forth on Schedule I pursuant to which the Ceding Company has assumed workers compensation risks.
“Applicable Law” means any domestic or foreign, federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative interpretations issued by any Governmental Authority pursuant to any of the foregoing, in each case applicable to any Party, and any Order of a court of competent jurisdiction applicable to the Parties.
“Books and Records” means originals or copies of all records and all other data and written information (in whatever form maintained) in the possession or control of the Ceding Company to the extent relating primarily to the Business, including (a) administrative records, (b) claim records, (c) policy files, (d) sales records, (e) underwriting records and (f) accounting records, but excluding (i) Tax Returns, (ii) files, records, data and information with respect to employees, (iii) records, data and information with respect to any employee benefit plan, (iv) any materials or other information the disclosure or transfer of which would violate Applicable Law, (v) any internal drafts, opinions, valuations, correspondence or other materials prepared in connection with the negotiation, valuation and consummation of the transactions contemplated by this Agreement or any of the Transaction Agreements, (vi) any materials prepared for the boards of directors or similar governing bodies of the Ceding Company and (vii) consolidated financial records (including general ledgers) of the Ceding Company or its Affiliates, consolidated regulatory filings made by the Ceding Company or its Affiliates and any related correspondence with Governmental Authorities, except to the extent the information contained therein specifically and separately identifies the Business and is not otherwise included in a Book and Record; provided, that if any such records or data referred to in the foregoing clauses (a)

through (f) contain information which does not relate to the Business, such information shall not constitute “Books and Records” for purposes of this Agreement and may be redacted or withheld by the Ceding Company.
“Burdensome Condition” means any condition sought or imposed by a Governmental Authority that would materially adversely affect the economic benefits reasonably expected to be derived by the Reinsurer under this Agreement, the other Transaction Agreements or in the connection with the consummation of the transactions completed hereby or thereby.
“Business” means the operation, administration, underwriting and reinsurance of the Reinsured Policies and the Assumed Reinsurance Contracts, as conducted by the Ceding Company and its Affiliates on or prior to the date hereof.
“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in New York City or Chicago, Illinois are required or authorized by law to be closed.
“Ceded Reinsurance Contracts” has the meaning set forth in the Reinsurance Agreement.
“Ceded Reinsurance Recoveries” has the meaning set forth in the Reinsurance Agreement.
“Ceding Company Disclosure Schedule” means the disclosure schedule (including any attachments thereto) delivered by the Ceding Company to the Reinsurer in connection with, and constituting a part of, this Agreement.
“Confidentiality Agreement” means the Mutual Non-Disclosure Agreement dated June 19, 2020 between the Ceding Company and Enstar Group Limited, an Affiliate of the Reinsurer.
“COVID-19” means the novel coronavirus 2019 identified by the World Health Organization on February 11, 2020.
“Domicile SAP” means the statutory accounting principles prescribed or permitted by the Commissioner of Insurance (or other applicable designation) of the State of Illinois.
“Estimated Initial Reserves” means the Ceding Company’s good faith estimate of the Statutory Reserves, as set forth on the Statement of Net Settlement as of the Closing Date, which shall be equal to $689,716,111 minus the Estimated Rollforward Amount.
“Estimated Reinsurance Premium” means the Ceding Company’s good faith estimate of the Reinsurance Premium, as set forth on the Statement of Net Settlement as of the Closing Date, which shall be equal to (a) $697,000,000, minus (b) the Estimated Rollforward Amount.

“Estimated Rollforward Amount” means the Ceding Company’s good faith estimate of the Rollforward Amount, as set forth on the Statement of Net Settlement as of the Closing Date.
“Governmental Authority” means any government, political subdivision, court, arbitrator, arbitration panel, mediator, mediation panel, board, commission, regulatory or administrative agency or other instrumentality thereof, whether federal, state, provincial, local or foreign and including any regulatory authority which may be partly or wholly autonomous, excluding, however, any Tax Authority.
“Insurance Regulator” means, with respect to any jurisdiction, the Governmental Authority charged with the supervision of insurance companies in such jurisdiction.
“Knowledge” means the actual knowledge of Trecia Sigle, Mark James, Kristy Allen and Larry Haefner after reasonable efforts to search readily available systems and files (which, for the avoidance of doubt, excludes any non-electronically-stored, archived files).
“Material Adverse Effect” means a material adverse effect on the financial condition or results of operations of the Business, taken as a whole, but excluding any such effect to the extent resulting from, arising out of, or relating to: (i) general political, economic, or securities or financial market conditions (including changes in interest rates, changes in currency exchange rates, or changes in equity prices and corresponding changes in the value of the Business); (ii) any change, development, event, occurrence or condition generally affecting participants in any jurisdiction or geographic area in any segment of the industries or markets in which the Business is operated; (iii) any change or proposed change in Domicile SAP or Applicable Law, or the interpretation or enforcement thereof; (iv) natural disasters, catastrophic events, pandemics (including as a result of COVID-19), hostilities, acts of war or terrorism, or any escalation or worsening thereof; (v) the negotiation, execution and delivery of, or compliance with the terms of, or the taking of any action required by, the Transaction Agreements, the failure to take any action prohibited by the Transaction Agreements, or the public announcement of, or consummation of, any of the transactions contemplated thereby; (vi) the identity of or facts related to the Reinsurer or the effect of any action taken by the Reinsurer or its Affiliates, or taken by the Ceding Company or any of its Affiliates at the request of the Reinsurer or with the Reinsurer’s prior consent; (vii) any downgrade or threatened downgrade in the rating assigned to the Ceding Company by any rating agency (provided that this clause (vii) shall not by itself exclude the underlying causes of any such downgrade or threatened downgrade); or (viii) any failure of the Ceding Company to meet any financial projections, forecasts, predictions, or targets (provided that this clause (viii) shall not by itself exclude the underlying causes of any such failure); except in the case of clauses (i), (ii), (iii) or (iv) to the extent such effect has had a disproportionate effect on the Business taken as a whole compared to other similarly situated businesses operating in the same jurisdictions as the Business).
“Mixed Collateral” has the meaning set forth in the Reinsurance Agreement.
“Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Permit” means any material license, permit, order, approval, consent, registration, membership, authorization or qualification under any Applicable Law or with any Governmental Authority or under any industry or non-governmental self-regulatory organization.
“Person” means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, Governmental Authority, or other entity.
“Recoveries” has the meaning set forth in the Reinsurance Agreement.
“Reinsurance Premium” means an amount equal to (a) $697,000,000, minus (b) the Rollforward Amount as of the Closing Date, as determined pursuant to Section 2.4.
“Reinsured Liabilities” has the meaning set forth in the Reinsurance Agreement.
“Reinsured Policies” means all insurance policies underwritten by Wexford and issued by the Ceding Company between 1994 and 2007 and classified by the Ceding Company as of the date hereof as Wexford Excess Workers Compensation business.
“Reinsurer Disclosure Schedule” means the disclosure schedule (including any attachments thereto) delivered by the Reinsurer to the Ceding Company in connection with, and constituting a part of, this Agreement.
“Representative” means, with respect to any Person, means an employee, attorney or consultant of such Person or an Affiliate of such Person.
“Required Balance” has the meaning set forth in the Reinsurance Agreement.
“Rollforward Amount” means an amount equal to (a) all Reinsured Liabilities paid by the Ceding Company after December 31, 2019 and before the Closing Date, minus (b) all Ceded Reinsurance Recoveries collected during such period, minus (c) all Recoveries collected during such period.
“Statutory Reserves” has the meaning set forth in the Reinsurance Agreement.
“Tax” means any and all federal, state, foreign or local income, gross receipts, premium, capital stock, franchise, guaranty fund assessment, retaliatory, profits, withholding, social security, unemployment, disability, real property, ad valorem/personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, fee, duty, levy, custom, tariff, impost, assessment, obligation or charge of the same or of a similar nature to any of the foregoing, including any interest, penalty or addition thereto.
“Tax Authority” means any government or authority, whether federal, state, local, provincial or foreign, authorized to impose, administer, levy, assess or collect Tax.
“Tax Return” means any report, estimate, extension request, information statement, claim for refund, or return relating to, or required to be filed in connection with, any

Tax, including any schedule or attachment thereto, and any amendment thereof and all documents, correspondence and other written materials related to an audit or examination by a Tax Authority.
“Transaction Agreements” means this Agreement, the Reinsurance Agreement, the Trust Agreement, the Administrative Services Agreement, the Transition Services Agreement and the Working Account Security Agreement.
“Transaction Expenses” means, without duplication, all liabilities incurred by any Party for fees, expenses, costs, or charges as a result of the contemplation, negotiation, efforts to consummate, or consummation of the transactions contemplated by this Agreement, including any fees and expenses of investment bankers, attorneys, accountants, or other advisors, and any fees payable by such parties to Governmental Authorities or other third parties, in each case, in connection with the consummation of the transactions contemplated by this Agreement.
“Trust Account” has the meaning set forth in the Reinsurance Agreement.
“Trust Required Balance” has the meaning set forth in the Reinsurance Agreement.
“Working Account” means a bank account to be established in the name of the Administrator, on behalf of the Ceding Company, with a financial institution selected by the Reinsurer and reasonably acceptable to the Ceding Company.
“Working Account Permitted Balance” has the meaning set forth in the Reinsurance Agreement.
“Working Account Security Agreement” means a security and control agreement, or similar agreement, in respect of the Working Account substantially in the form attached as Exhibit F hereto.

In addition, the following terms shall have the respective meanings set forth in the following sections of this Agreement:

Term	Section
Actuarial Firm	2.4(c)
Administrative Services Agreement	Recitals
Agreement	Preamble
Cap	7.03(a)
Ceding Company	Preamble
Ceding Company Indemnified Persons	7.2(b)
Ceding Company Permits	3.6(a)
Closing	2.1
Closing Date	2.1
Condition Satisfaction	2.1
Deadline Date	8.1(b)
Deductible	7.3(a)
Disputed Item	2.4(b)
Effective Time	2.1
Enforceability Exceptions	3.2
Final Statement of Net Settlement	2.4(a)
Indemnifiable Losses	7.4(c)
Indemnitee	7.4(a)
Indemnitor	7.4(b)
Indemnity Payment	7.4(d)
Material Ceded Reinsurance Contracts	3.13(a)
New York Court	9.7(a)
Notice of Disagreement	2.4(b)
Party	Recitals
PWC Report	3.10
Resolution Period	2.4(c)
Reinsurance Agreement	Recitals
Reinsurer	Preamble
Reinsurer Indemnified Persons	7.2(a)
Statement of Net Settlement	2.3
Third Party Administrator	3.14
Third Party Claim	7.4(e)
Threshold Amount	7.3(a)
Transition Services Agreement	Recitals
Trust Agreement	Recitals
Unresolved Items	2.4(c)

ARTICLE II.
CLOSING AND REINSURANCE PREMIUM
SECTION 2.1. Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place remotely via the exchange of documents and signature pages, at 10:00 a.m., New York City time, on (i) February 5, 2021, subject to all the conditions set forth in ARTICLE VI having been satisfied or waived in accordance with this Agreement prior to such date and time (other than those conditions that by their terms are to be satisfied at the Closing but subject to the satisfaction or waiver of such conditions) (the “Condition Satisfaction”) or (ii) if the Condition Satisfaction does not occur prior to such date and time, on the first Business Day of the month immediately following the month in which the Condition Satisfaction occurs (unless such following month is the final month of a fiscal quarter, in which case the Closing shall occur on the first Business Day of the second month immediately following the month in which the Condition Satisfaction occurs), in each case unless another date, time, or place is agreed to in writing by the Parties. The actual date and time on which the Closing occurs are referred to herein as the “Closing Date.” The “Effective Time” for purposes of this Agreement shall be 12:01 a.m. Chicago, Illinois time on January 1, 2020.
SECTION 2.2. Closing Deliveries.
(a)Ceding Company Closing Deliveries. At the Closing, the Ceding Company shall make the payment contemplated by Section 2.3 and also deliver to the Reinsurer:
(i)a certificate of the Ceding Company duly executed by an authorized officer of the Ceding Company, dated as of the Closing Date, certifying as to the Ceding Company’s compliance with the conditions set forth in Section 6.2(a) and Section 6.2(b);
(ii)counterparts of the Reinsurance Agreement, the Trust Agreement and the Administrative Services Agreement, duly executed by the Ceding Company; and
(iii)counterparts of the Transition Services Agreement, duly executed by the Ceding Company; and
(iv)counterparts of the Working Account Security Agreement, duly executed by the Ceding Company.
(b)Reinsurer’s Closing Deliveries. At the Closing, the Reinsurer shall deliver to the Ceding Company:
(i)a certificate of the Reinsurer duly executed by an authorized officer of the Reinsurer, dated as of the Closing Date, certifying as to the Reinsurer’s compliance with the conditions set forth in Section 6.3(a) and Section 6.3(b);

(ii)counterparts of the Reinsurance Agreement and the Trust Agreement, duly executed by the Reinsurer;
(iii)counterparts of the Administrative Services Agreement and the Transition Services Agreement, duly executed by the Administrator; and
(iv)counterparts to the Working Account Security Agreement, duly executed by the Reinsurer or the Administrator, as applicable.
SECTION 2.3. Payment at Closing. No later than five (5) Business Days prior to the anticipated Closing Date, the Ceding Company shall deliver to the Reinsurer a statement in the form of Exhibit E hereto (the “Statement of Net Settlement”) setting forth the Estimated Reinsurance Premium and Estimated Initial Reserves as of the Closing Date. As consideration for the reinsurance by the Reinsurer of the Reinsured Policies under the Reinsurance Agreement, on the Closing Date, the Ceding Company shall pay to the Reinsurer an amount equal to the Estimated Reinsurance Premium by depositing cash and cash equivalents (a) first, in an amount equal to the lesser of the Estimated Reinsurance Premium and the Trust Required Balance, into the Trust Account and (b) second, in an amount equal to the excess (if any) of the Estimated Reinsurance Premium over the Trust Required Balance, into the Working Account. In addition, on the Closing Date, the Reinsurer shall deposit into the Trust and the Working Account any additional amount that is required such that (x) the balance of the Trust Account on the Closing Date will be equal to the Trust Required Balance as of such date and (y) the balance of the Working Account will be equal to the Working Account Permitted Balance, in each case, based on the Estimated Initial Reserves.
SECTION 2.4. Post-Closing Adjustments
(a)No later than ninety (90) days following the Closing Date, the Ceding Company shall deliver to the Reinsurer a detailed statement in the same form as the Statement of Net Settlement (the “Final Statement of Net Settlement”) setting forth the Ceding Company’s calculation of the Reinsurance Premium (including all line items of the Statement of Net Settlement) as of the Closing Date.
(b)If the Reinsurer disagrees that the Final Statement of Net Settlement was not calculated in accordance with Domicile SAP or contains mathematical errors, the Reinsurer may, within thirty (30) days after receipt of the Final Statement of Net Settlement, deliver a notice of disagreement (a “Notice of Disagreement”) to the Ceding Company disagreeing with the Final Statement of Net Settlement and specifying in reasonable detail each item that the Reinsurer reasonably disputes (each, a “Disputed Item”) and the amount in dispute for each such Disputed Item. If the Reinsurer does not deliver a Notice of Disagreement within such thirty (30) day period, then the Reinsurance Premium and underlying components shall be deemed to equal the amounts provided in the Final Statement of Net Settlement and such amounts shall be final, binding and conclusive on the Ceding Company and the Reinsurer.
(c)If a Notice of Disagreement was timely delivered pursuant to Section 2.4(b), the Ceding Company and the Reinsurer shall, during the fifteen (15) days following the receipt of such Notice of Disagreement (the “Resolution Period”), use their commercially reasonable efforts to reach agreement on the Disputed Items. If, by the end of the Resolution Period, the Ceding Company and the Reinsurer are unable to reach such agreement with respect to all of the Disputed Items, they shall promptly thereafter engage and submit the unresolved Disputed Items (the “Unresolved Items”) to PricewaterhouseCoopers (the “Actuarial Firm”) which shall promptly review this Agreement and the Unresolved Items. The Actuarial Firm shall issue its written determination with respect to each Unresolved Item within thirty (30) days after the Unresolved Items are submitted for review. The Actuarial Firm shall determine each of the Unresolved Items, and giving effect to such determination, calculate the Reinsurance Premium. Each Party shall use commercially reasonable efforts to furnish to the Actuarial Firm such work papers, books, records and documents and other information pertaining to the Unresolved Items as the Actuarial Firm may request. The determination of the Actuarial Firm shall be final, binding and conclusive on the Ceding Company and the Reinsurer. Judgment may be entered upon the determination by the Actuarial Firm in accordance with Section 9.7. The fees, expenses and costs of the Actuarial Firm incurred in rendering any determination pursuant to this Section 2.4 shall be split equally between the Ceding Company and the Reinsurer.
(d)Following final resolution of the Reinsurance Premium, whether by the absence of timely delivery of Notice of Disagreement or pursuant to Section 2.4(c), if the Reinsurance Premium exceeds the Estimated Reinsurance Premium, the Ceding Company shall deposit into the Trust Account, on behalf of the Reinsurer, an amount equal to such excess. If the Estimated Reinsurance Premium exceeds the final determination Reinsurance Premium, then the Ceding Company may withdraw from the Trust Account an amount equal to such excess. Any payment pursuant to this Section 2.4(d) shall be made within five (5) Business Days after the amount of the Reinsurance Premium has been resolved pursuant to this Section 2.4 by wire transfer of immediately available funds to the Trust Account or to an account designated by the Ceding Company, as applicable. The amount of any payment to be made pursuant to this Section 2.4(d), shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to 1.5 % during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE CEDING COMPANY
Subject to and as qualified by the matters set forth in the Ceding Company Disclosure Schedule, the Ceding Company represents and warrants to the Reinsurer as of the date of this Agreement and as of the Closing Date (except for representations and warranties which address matters only as of a specific date, which representations and warranties shall be true and correct as of such specific date) as follows:
SECTION 3.1. Organization, Standing and Corporate Power. The Ceding Company is an insurer duly incorporated and validly existing under the laws of the state of Illinois, and has all requisite corporate power and authority to carry on the operations of its business as it is now being conducted. As of the Closing Date, the Ceding Company will have obtained all authorizations and approvals required under Applicable Law to perform the obligations contemplated of the Ceding Company under the Transaction Agreements.
SECTION 3.2. Authority. The Ceding Company has the requisite corporate (or other organizational) power and authority to enter into the Transaction Agreements and to consummate the transactions contemplated thereby. The execution and delivery by the Ceding Company of the Transaction Agreements and the consummation by the Ceding Company of the transactions contemplated thereby have been and, with respect to the Transaction Agreements to be executed and delivered at Closing, will be duly authorized by all necessary corporate or other organizational action on the part of the Ceding Company. Each of the Transaction Agreements have been or, with respect to the Transaction Agreements to be executed and delivered at the Closing, will be duly executed and delivered by the Ceding Company and, assuming the Transaction Agreements constitute valid and binding agreements of the other parties thereto, constitute valid and binding obligations of the Ceding Company, enforceable against the Ceding Company in accordance with their terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (clauses (a) and (b) shall be referred to as, the “Enforceability Exceptions”).
SECTION 3.3. No Conflict or Violation. The execution, delivery and performance by the Ceding Company of the Transaction Agreements and the consummation of the transactions contemplated thereby in accordance with the respective terms and conditions hereof will not (i) violate any provision of the organizational documents of the Ceding Company, or (ii) violate any material contract, permit, Order against or imposed or binding upon, the Ceding Company in any material respect.
SECTION 3.4. Consents. Subject to the matters referred to in the next sentence, the execution, delivery and performance by the Ceding Company of the Transaction Agreements and the consummation of the transactions contemplated thereby in accordance with the respective terms and conditions hereof will not contravene any Applicable Law in any material respect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Authority or any other Person is required by or with respect to the Ceding Company in connection with the execution and delivery of any Transaction Agreement by the Ceding Company, or the consummation by the Ceding Company of the transactions contemplated thereby, except for the approvals, filings, and notices set forth in Section 3.4 of the Ceding Company Disclosure Schedule.
SECTION 3.5. Compliance with Laws. The Ceding Company is in compliance in all material respects with all Applicable Law, its organizational documents and all material Permits issued to the Ceding Company by any Governmental Authority except for any non-compliance which would not, individually or in the aggregate, reasonably be expected to be material to the Business or the ability of the Ceding Company to consummate the transactions contemplated by this Agreement.

SECTION 3.6. Permits.
(a)The Ceding Company holds (i) all Permits from all Governmental Authorities responsible for regulating insurance or reinsurance companies that are necessary for the current operation and conduct of the Business, (ii) except as otherwise would not have a Material Adverse Effect, all other Permits from all Governmental Authorities other than those responsible for regulating insurance or reinsurance companies that are necessary for the current operation and conduct of the Business (the “Ceding Company Permits”). All Ceding Company Permits are valid and in full force and effect in accordance with their terms.
(b)Since January 1, 2018, the Ceding Company (i) has not received any written notice or communication from any Governmental Authority regarding any actual, alleged or potential material violation of, or failure to comply with, the terms or requirements of any Ceding Company Permit and (ii) is not the subject of any pending, or to the Knowledge of the Ceding Company, threatened action seeking the revocation, withdrawal, suspension, termination, cancellation, nonrenewal, modification or impairment of any Ceding Company Permit.
SECTION 3.7. Financial Statements. The Ceding Company has made available to the Reinsurer copies of (i) the audited annual financial statements of the Ceding Company as of and for the year ended December 31, 2019 and (ii) the unaudited quarterly financial statements of the Ceding Company as of and for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020. Such financial statements were prepared in accordance with Domicile SAP consistently applied and fairly present, in all material respects in accordance therewith, the assets, liabilities and capital and surplus of the Ceding Company at their respective dates and the results of operations, changes in surplus and cash flows of the Ceding Company at and for the periods indicated.
SECTION 3.8. Broker. Except Willis Towers Watson (whose fee shall be paid by the Ceding Company), no broker or finder has acted directly or indirectly for the Ceding Company which might be entitled to any fee or commission from the Reinsurer or its Affiliates in connection with the transactions contemplated by this Agreement.
SECTION 3.9. Claims Data and Reserving Practice.
(a)The historical claims data made available to the Reinsurer as regards the Business is accurate in all material respects as of the date indicated.
(b)The Statutory Reserves and other provisions made for claims, benefits and any other liabilities with respect to the Reinsured Liabilities, whether reported or incurred but not reported, as established or reflected on the Ceding Company most recent statutory annual statement and statutory quarterly statement were calculated in all material respects in accordance with (i) Domicile SAP and generally accepted actuarial principles, in each case consistently applied, (ii) Applicable Law and (iii) otherwise in accordance with the terms of the Reinsured Policies or the Assumed Reinsurance Contracts (as the case may be). For the avoidance of doubt, no representation or warranty is made as to the adequacy or sufficiency of reserves (including Statutory Reserves) as of any date.

SECTION 3.10.Reports on Business. The Ceding Company has made available to the Reinsurer true and complete copies of the report dated March 24, 2020 prepared by PricewaterhouseCoopers (the “PWC Report”). The factual information and factual data furnished in writing to PricewaterhouseCoopers with respect to the Business for use in connection with the PWC Report was accurate in all material respects as of the date indicated. In connection with the preparation of the PWC Report, no material information relevant to the Business or the Reinsured Liabilities or the transactions contemplated by the Transaction Agreements was knowingly or deliberately withheld or misstated by the Ceding Company, its Affiliates or their respective Representatives.
SECTION 3.11.Absence of Certain Changes. Since December 31, 2019 (a) the Business has been conducted in all material respects in the ordinary course consistent with past practices, (b) there has been no material regulatory proceeding relating to the Business or the Reinsured Liabilities, and (c) there has not been any adverse event, change or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
SECTION 3.12.Reinsured Policies and Assumed Reinsurance Contracts. With respect to each Reinsured Policy and Assumed Reinsurance Contract (i) the Ceding Company is not in default under such Reinsured Policy or Assumed Reinsurance Contract in any material respect and no event has occurred which would, solely with the passage of time if left uncured, would result in a default by the Ceding Company under such Reinsured Policy or Assumed Reinsurance Contract (it being understood that claims under the Reinsured Policies or Assumed Reinsurance Contracts that are the subject of a good faith dispute shall not constitute defaults under the Reinsured Policies or Assumed Reinsurance Contracts for the purposes of this Section 3.12) and (ii) such Reinsured Policy and Assumed Reinsurance Contracts were issued in compliance in all material respects with Applicable Law. To the Knowledge of the Ceding Company, there are no material pending or threatened disputes with respect to the validity of any Reinsured Policy or any Assumed Reinsurance Contract. With respect to each insurance policy underlying the Assumed Reinsurance Contracts, to the Knowledge of the Ceding Company (i) the ceding company under the Assumed Reinsurance Contract is not in default under such insurance policies in any material respect and no event has occurred which would create such a default by such ceding company under such insurance policies (it being understood that claims under such insurance policies that are the subject of a good faith dispute shall not constitute defaults under such insurance policies for the purposes of this Section 3.12) and (ii) such insurance policies were issued in compliance in all material respects with Applicable Law.
SECTION 3.13.Ceded Reinsurance.
(a)Section 3.13 of the Ceding Company Disclosure Schedule identifies reinsurers that are party to Ceded Reinsurance Contracts as to which there were claim reserves, associated reserves for incurred but not reported claims, unearned premiums, refunds or policy reserves, in the aggregate, equal to or exceeding $1,000,000 as of December 31, 2019 (the “Material Ceded Reinsurance Contracts”). To the Knowledge of the Ceding Company, the Ceding Company has made available to Reinsurer true and complete copies of the Material

Ceded Reinsurance Contracts and all amendments thereto. To the Knowledge of the Ceding Company, there are no written agreements between the Ceding Company and any other party to such Material Ceded Reinsurance Contract that would under any circumstances reduce, limit, mitigate or otherwise affect any actual or potential loss to the parties under any such Material Ceded Reinsurance Contract other than inuring contracts explicitly defined in any such Material Ceded Reinsurance Contract. Except as set forth on Section 3.13 of the Ceding Company Disclosure Schedule, no Mixed Collateral is posted pursuant to a Material Ceded Reinsurance Contract.
(b)Neither the Ceding Company nor, to the Knowledge of the Ceding Company, the applicable reinsurer is in default under any Material Ceded Reinsurance Contract, and no event has occurred which would, with the passage of time and if left uncured, result in a default or breach by the Ceding Company under any Material Ceded Reinsurance Contract. Each Material Ceded Reinsurance Contract is in full force and effect and is valid and enforceable in accordance with its terms subject to the Enforceability Exceptions, and each Material Ceded Reinsurance Contract complies in all material respects with Applicable Law. There are no material pending or, to the Knowledge of the Ceding Company, threatened disputes with respect to the validity of any Material Ceded Reinsurance Contract.
SECTION 3.14.Third Party Administrators. Neither the Ceding Company nor any of its Affiliates (a) is party to a contract with a third party administrator pursuant to which such third party administrator administers or otherwise provides services in respect of the Business or the Reinsured Liabilities (a “Third Party Administrator”) or (b) owes any amount to a Third Party Administrator in respect of the Business or the Reinsured Liabilities.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE REINSURER

Subject to and as qualified by the matters set forth in the Reinsurer Disclosure Schedule, the Reinsurer represents and warrants to the Ceding Company as of the date of this Agreement and as of the Closing Date (except for representations and warranties which address matters only as of a specific date, which representations and warranties shall be true and correct as of such specific date) as follows:
SECTION 4.1. Organization and Standing. The Reinsurer is an insurance company duly organized, validly existing and in good standing under the laws Bermuda, and has all requisite corporate power and authority to carry on the operations of its business as it is now being conducted. The Administrator is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has all requisite corporate power and authority to carry on the operation of its business as it is now being conducted. As of the Closing Date, the Reinsurer and the Administrator will have obtained all authorizations and approvals required under Applicable Law to perform the obligations contemplated of the Reinsurer and the Administrator under the Transaction Agreements to which they are parties.

SECTION 4.2. Authority. Each of the Reinsurer and the Administrator has the requisite corporate (or other organizational) power and authority to enter into the Transaction Agreements to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery by each of the Reinsurer and the Administrator of the Transaction Agreements to which it is a party and the consummation by the Reinsurer and the Administrator of the transactions contemplated thereby have been and, with respect to the Transaction Agreements to which it is a party to be executed and delivered at Closing, will be duly authorized by all necessary corporate or other organizational action on the part of the Reinsurer and the Administrator, as applicable. Each of the Transaction Agreements to which the Reinsurer or the Administrator is a party have been or, with respect to the Transaction Agreements to be executed and delivered at the Closing, will be duly executed and delivered by the Reinsurer or the Administrator, as applicable, and, assuming the Transaction Agreements constitute valid and binding agreements of the other parties thereto, constitute valid and binding obligations of the Reinsurer and the Administrator enforceable against the Reinsurer and the Administrator in accordance with their terms, subject to the Enforceability Exceptions.
SECTION 4.3. No Conflict or Violation. The execution, delivery and performance by the Reinsurer and the Administrator of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated thereby in accordance with the respective terms and conditions hereof will not (i) violate any provision of the organizational documents of the Reinsurer or the Administrator, or (ii) violate any material contract, permit, Order, condition or agreement, against or imposed or binding upon, the Reinsurer or the Administrator in any material respect.
SECTION 4.4. Consents. Subject to the matters referred to in the next sentence, the execution, delivery and performance by each of the Reinsurer and the Administrator of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated thereby in accordance with the respective terms and conditions hereof will not contravene any Applicable Law in any material aspect which would, individually or in the aggregate, impair the ability of the Reinsurer or the Administrator to consummate the transactions contemplated by the Transaction Agreements or perform its obligations thereunder. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Authority or any other Person is required by or with respect to the Reinsurer or the Administrator in connection with the execution and delivery of the Transaction Agreements by the Reinsurer or the Administrator, or the consummation by the Reinsurer or the Administrator of the transactions contemplated thereby, except for the approvals, filings, and notices set forth in Section 4.4 of the Reinsurer Disclosure Schedule and such other consents, approvals, authorizations, declarations, filings, or notices that, if not obtained or made, would not, individually or in the aggregate, impair the ability of either the Reinsurer or the Administrator to consummate the transactions contemplated by the Transaction Agreements to which it is a party or perform its obligations thereunder.
SECTION 4.5. Compliance. The Reinsurer and the Administrator are and have been in compliance in all material respects with all Applicable Laws, their organizational documents and all material permits and licenses issued to the Reinsurer or the Administrator by any Governmental Authority, except for any non-compliance which would not, individually or in the aggregate, reasonably be expected to impair the ability of either the Reinsurer or the Administrator to consummate the transactions contemplated by the Transaction Agreements to which it is a party or perform its obligations thereunder.
SECTION 4.6. Broker. No broker or finder has acted directly or indirectly for the Reinsurer who might be entitled to any fee or commission from the Ceding Company or its Affiliates in connection with the transactions contemplated by this Agreement.
SECTION 4.7. Financial Statements. The Reinsurer has made available to the Ceding Company copies of the audited annual financial statements of the Reinsurer as of and for the years ended December 31, 2019 and December 31, 2018. Such financial statements were prepared in accordance with United States generally accepted accounting principles consistently applied and fairly present, in all material respects, the financial condition of the Reinsurer at their respective dates and the results of operations and cash flows of the Reinsurer at and for the periods indicated.
ARTICLE V.
COVENANTS
SECTION 5.1. Conduct of the Company. Except as contemplated or permitted by any Transaction Agreement, as required by Applicable Law or Domicile SAP, or as the Reinsurer otherwise consents in writing or in the event the Reinsurer fails to respond to a written request for consent within five (5) Business Days after receipt of such request, from the date of this Agreement to the Closing Date, the Ceding Company shall operate the Business in the ordinary course of business consistent with past practice and use commercially reasonable efforts to preserve intact the current relationships of the Business with its employees, policyholders, Insurance Regulators and others having material relationships with the Business. In furtherance of the foregoing, the Ceding Company shall not (and shall cause its applicable Affiliates not to) without the written consent of the Reinsurer (such consent not to be unreasonably withheld, conditioned or delayed) amend or terminate any Reinsured Policy, Assumed Reinsurance Contract or Ceded Reinsurance Contract (to the extent related to the Business), waive any material rights thereunder, settle any material disputes thereunder, enter into any new ceded reinsurance agreements with respect to the Business, make any ex gratia payments with respect to the Business or enter into a binding agreement to take any of the foregoing actions.
SECTION 5.2. Access to Information. From and after the date hereof until the earlier of the Closing Date or the termination of this Agreement, upon thirty (30) days prior notice, the Reinsurer, at its own expense, shall have the right to inspect (including via remote access) all Books and Records at any reasonable time during normal business hours at the office of the Ceding Company; provided, however, that the Ceding Company shall not be obligated to provide access to any such books, records or documents if the Ceding Company believes in good faith that doing so would violate a contract, agreement or obligation of confidentiality owing to a third party, jeopardize the protection of an attorney-client privilege, or reasonably be expected to expose the Ceding Company or its Affiliates to liability for disclosure of sensitive or personal information, it being understood that the Ceding Company shall use its commercially reasonable efforts to enable such information to be furnished or made available to the Reinsurer without so jeopardizing privilege, contravening such obligation or exposing such party to such liability;

provided, further, that if the Reinsurer provides notice that it intends to exercise such inspection right and the Ceding Company cannot reasonably provide access to its Books and Records thirty (30) days after receipt of such notice other than via remote access, the Ceding Company may provide such access solely via remote access. Without limiting the terms thereof, the provisions of Section 5.8 shall govern the obligations of the Reinsurer and its Representatives with respect to all information of any type furnished or made available to them pursuant to this Section 5.2. The Parties acknowledge and agree that any failure of the Reinsurer or its Affiliates to perform its or their respective obligations under the Transaction Agreements as a result of the Reinsurer’s inability to timely inspect any Books and Records due to the limitations set forth in this Section 5.2 shall not be deemed to be a breach of any such Transaction Agreement.
SECTION 5.3. Commercially Reasonable Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper, or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Transaction Agreements.
SECTION 5.4. Consents, Approvals and Filings. Subject to the terms and conditions hereof, the Ceding Company and the Reinsurer shall each use its reasonable best efforts, and shall cooperate fully with each other: (i) to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by the Transaction Agreements; and (ii) to obtain as promptly as practicable all necessary permits, Orders, or other consents, approvals or authorizations of Governmental Authorities and consents or waivers of all other third parties necessary in connection with the consummation of the transactions contemplated by the Transaction Agreements. In connection therewith, the Ceding Company and the Reinsurer shall make and cause their respective Affiliates to make all legally required filings as promptly as practicable in order to facilitate prompt consummation of the transactions contemplated by the Transaction Agreements, shall provide and shall cause their respective Affiliates to provide such information and communications to Governmental Authorities as such Governmental Authorities may request, shall take and shall cause their respective Affiliates to take all steps that are necessary, proper or advisable to avoid any Action by any Governmental Authority with respect to the transactions contemplated by the Transaction Agreements, and shall defend or contest in good faith any Action by any third party (including any Governmental Authority), whether judicial or administrative, challenging any of the Transaction Agreements or the transactions contemplated thereby, or that could otherwise prevent, impede, interfere with, hinder, or delay in any material respect the consummation of the transactions contemplated thereby, including by using its reasonable best efforts to have vacated or reversed any stay or temporary restraining order entered with respect to the transactions contemplated by any of the Transaction Agreements by any Governmental Authority, and shall consent to and comply with any condition imposed by any Governmental Authority on its grant of any such permit, Order, consent, approval, or authorization other than a Burdensome Condition. Each of the Parties shall provide to the other Party copies of the non-confidential portions of all applications or other communications to Governmental Authorities in connection with this Agreement in advance of the filing or submission thereof. Each Party will be responsible for such Party’s costs and expenses incurred in connection with obtaining the necessary permits, Orders, or other consents, approvals or authorizations of Governmental Authorities and consents or waivers of all other third parties necessary in connection with such Party’s ability to consummate the transactions contemplated by the Transaction Agreements.
SECTION 5.5. Public Announcements. Each of the Reinsurer and the Ceding Company, and their respective Affiliates, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statement with respect to (a) the transactions contemplated by the Transaction Agreements or (b) if the Reinsurer or the Ceding Company (as the case may be) intends to refer to the Business explicitly and not in connection with other similar business or lines of insurance or reinsurance, the Business and shall not issue any such press release or make any such public statement with respect to such matters without the advance approval of the other Party following such consultation (such approval not to be unreasonably withheld, delayed, or conditioned), except as may be required by Applicable Law or by the requirements of any securities exchange; provided that, in the event that any Party is required by Applicable Law or the requirements of any securities exchange to issue any such press release or make any public statement and it is not feasible to obtain the advance approval of the other Party hereto as required by this Section 5.5, the Party that issues such press release or makes such statement shall provide the other Party with notice and a copy of such press release or statement as soon as reasonably practicable.
SECTION 5.6. Maintenance and Transfer of Books and Records. From the date hereof through the Closing Date, the Ceding Company shall, and shall cause its Affiliates to, maintain the Books and Records in all material respects in the same manner and with the same care that the Books and Records have been maintained for the twelve (12) month period prior to the execution of this Agreement. Promptly following the Closing Date, the Ceding Company will cause originals or copies, as the parties may mutually agree, of certain Books and Records to be transferred to the Reinsurer or its Affiliates as set forth in Section 5.6 of the Ceding Company Disclosure Schedule. Notwithstanding any other provision of this Agreement to the contrary, the Ceding Company shall not be obligated to transfer any Books and Records if the Ceding Company determines, in its reasonable judgment, that doing so would violate any contract, agreement or obligation of confidentiality owing to a third-party, jeopardize the protection of an attorney-client or other legal privilege or expose the Ceding Company to liability or disclosure of sensitive or personal information. The Ceding Company and the Reinsurer will work in good faith to develop protocols for providing access to such Books and Records in such circumstances and, if applicable, to protect such legal privilege to the greatest extent possible while providing reporting and substantiation for the reinsurance provided pursuant to the Reinsurance Agreement. Notwithstanding the foregoing, the Parties acknowledge and agree that they may share a common interest with respect to certain Books and Records and that, accordingly, to the extent they share such common interest, the Parties will cooperate to transfer to the Reinsurer such Books and Records where such transfer would, if not for such common interest, jeopardize attorney-client privilege. Further, the Parties acknowledge and agree that the disclosure of claims-related information to the Reinsurer in the ordinary course of a reinsurer-insured relationship shall not, absent legal advice to the contrary, be deemed to jeopardize the protection of any attorney-client privilege or expose the Ceding Company to liability for disclosure of sensitive or personal information for purposes of this Section 5.6.
SECTION 5.7. Further Assurances. The Ceding Company and the Reinsurer shall (a) execute and deliver, or shall cause to be executed and delivered, such documents, certificates, agreements, and other writings and shall take, or shall cause to be taken, such further actions as may be reasonably required or requested by any party to carry out the provisions of the Transaction Agreements and consummate or implement expeditiously the transactions contemplated by the Transaction Agreements and (b) refrain from taking any actions that could reasonably be expected to impair, delay, or impede the Closing.
SECTION 5.8. Confidentiality. The Parties hereto agree that the Confidentiality Agreement shall remain in full force and effect notwithstanding the termination provisions thereof and, in addition, covenant and agree to keep confidential, in accordance with the provisions of the Confidentiality Agreement, information provided to the other pursuant to this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in accordance with its original terms.
ARTICLE VI.
CONDITIONS PRECEDENT
SECTION 6.1. Conditions to Each Party’s Obligations. The obligations of the Reinsurer and the Ceding Company to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver in writing at or prior to the Closing of the following conditions:
(a)Approvals. All consents, approvals or authorizations of, declarations or filings with, or notices to any Governmental Authority in connection with the transactions contemplated hereby that are set forth in Section 3.4 of the Ceding Company Disclosure Schedule or Section 4.4 of the Reinsurer Disclosure Schedule shall have been obtained or made and shall be in full force and effect and not subject to, or conditioned upon the imposition of, any Burdensome Condition, and all waiting periods required under Applicable Law with respect thereto shall have expired or been terminated.
(b)No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, or other Order issued by any court of competent jurisdiction and no statute, rule, or regulation of any Governmental Authority preventing the consummation of the material transaction contemplated by the Transaction Agreements shall be in effect; provided that the Party asserting the failure of this condition shall have used its reasonable best efforts to have any such Order or injunction vacated; provided, further, that no Party shall be so obligated to use its reasonable best efforts to the extent that such efforts would constitute or result in a Burdensome Condition.
If the Closing occurs, all conditions set forth in this Section 6.1 that have not been fully satisfied as of the Closing shall be deemed to have been duly waived by the Reinsurer and the Ceding Company.

SECTION 6.2. Conditions to Obligations of the Reinsurer. The obligations of the Reinsurer to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver in writing at or prior to the Closing of the following additional conditions:
(a)Representations and Warranties. The representations and warranties of the Ceding Company set forth in this Agreement (without giving effect to any limitation set forth therein as to materiality or Material Adverse Effect) shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty speaks only as of an earlier date, in which event such representation and warranty shall have been true and correct as of such date), except where the failure of all such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)Performance of Obligations of the Ceding Company. The Ceding Company shall have performed and complied in all material respects with all agreements, obligations, and covenants required to be performed or complied with by it under this Agreement on or prior to the Closing Date.
(c)Closing Deliveries. The Ceding Company shall have delivered or caused to be delivered to the Reinsurer each of the documents required to be delivered pursuant to Section 2.2.
If the Closing occurs, all conditions set forth in this Section 6.2 that have not been fully satisfied as of the Closing shall be deemed to have been duly waived by the Reinsurer.
SECTION 6.3. Conditions to Obligations of the Ceding Company. The obligations of the Ceding Company to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver in writing at or prior to the Closing of the following additional conditions:
(a)Representations and Warranties. The representations and warranties of the Reinsurer set forth in this Agreement (without giving effect to any limitation set forth therein as to materiality or Material Adverse Effect) shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty speaks only as of an earlier date, in which event such representation and warranty shall have been true and correct as of such date), except where the failure of all such representations and warranties to be so true and correct would not, individually or in the aggregate, impair the ability of the Reinsurer to consummate any of the transactions contemplated by the Transaction Agreements.
(b)Performance of Obligations of Reinsurer. The Reinsurer shall have performed and complied in all material respects with all agreements, obligations, and covenants required to be performed or complied with by it under this Agreement on or prior to the Closing Date.

(c)Closing Deliveries. The Reinsurer shall have delivered or caused to have delivered to the Ceding Company each of the documents required to be delivered pursuant to Section 2.2.
If the Closing occurs, all conditions set forth in this Section 6.3 that have not been fully satisfied as of the Closing shall be deemed to have been duly waived by the Ceding Company.
ARTICLE VII.
INDEMNIFICATION

SECTION 7.1. Survival of Representations, Warranties and Covenants.
(a)The representations and warranties of the Ceding Company and the Reinsurer contained in this Agreement shall survive the Closing solely for purposes of this Article VII and shall terminate and expire eighteen months from the Closing Date; provided that (i) the representations and warranties made in Section 3.1 (Organization, Standing and Corporate Power) and Section 3.2 (Authority) and Section 4.1 (Organization, Standing and Corporate Power) and Section 4.2 (Authority), shall survive until the expiration of the applicable statute of limitations. Any claim for indemnification in respect of any representation or warranty that is not asserted by notice given as required herein prior to the expiration of the applicable survival period specified in this Section 7.1(a) shall not be valid and any right to indemnification is hereby irrevocably waived after the expiration of such period of survival. Any claim properly made for an Indemnifiable Loss in respect of such a breach asserted within such period of survival as herein provided will be timely made for purposes hereof.
(b)To the extent that it is to be performed after the Closing, each covenant in this Agreement will, for purposes of this ARTICLE VII, survive and remain in effect in accordance with its terms plus a period of six months thereafter, after which no claim for indemnification with respect thereto may be brought hereunder. All covenants in this Agreement that by their terms are required to be fully performed prior to the Closing will not survive the Closing, after which time no claim for indemnification with respect thereto may be brought hereunder.
SECTION 7.2. Indemnification.
(a)The Ceding Company shall indemnify and hold harmless the Reinsurer and its Affiliates, and its and their respective directors, officers, employees, successors and Representatives (collectively, the “Reinsurer Indemnified Persons”) from and against any and all Indemnifiable Losses to the extent resulting from or arising out of:
(i)any breach of any representation or warranty of the Ceding Company made in Article III of this Agreement; or
(ii)any breach or nonfulfillment of any agreement or covenant of the Ceding Company under this Agreement.

(b)The Reinsurer shall indemnify and hold harmless the Ceding Company and its Affiliates, and its and their respective directors, officers, employees, successors and Representatives (collectively, the “Ceding Company Indemnified Persons”) from and against any and all Indemnifiable Losses to the extent resulting from or arising out of:
(i)any breach of any representation or warranty of the Reinsurer made in Article IV of this Agreement; or
(ii)any breach or nonfulfillment of any agreement or covenant of the Reinsurer under this Agreement
(c)For purposes of determining whether a breach of a representation or warranty has occurred and in determining the amount of any Indemnifiable Losses under this ARTICLE V, each representation and warranty contained in this Agreement shall be read without regard to any materiality or Material Adverse Effect qualifier contained therein, except to the extent that the foregoing results in a breach of a representation or warranty due solely to the failure of a Party to list any item or matter on a schedule hereto in reliance on such qualification.
SECTION 7.3. Certain Limitations.
(a)Except in the case of actual fraud, the Ceding Company shall not be obligated to indemnify and hold harmless the Reinsurer Indemnified Person under Section 7.2(a)(i) with respect to any claim, (i) unless such claim involves Indemnifiable Losses in excess of $50,000 (the “Threshold Amount”) (nor shall any claim that does not exceed the Threshold Amount be applied to or considered for purposes of calculating the amount of Indemnifiable Losses for which the Ceding Company is responsible under clause (ii) below), and (ii) unless and until the aggregate amount of all Indemnifiable Losses of the Ceding Company under Section 7.2(a)(i) exceeds $10,000,000 (the “Deductible”), at which point the Ceding Company shall be liable to the Reinsurer Indemnified Persons for the value of claims under Section 7.2(a)(i) that is in excess of the Deductible, subject to the limitations set forth in this ARTICLE VII; provided that the maximum aggregate liability of the Ceding Company to all Reinsurer Indemnified Persons for any or all Indemnifiable Losses under Section 7.2(a)(i) shall not exceed $40,000,000 (the “Cap”).
(b)Each Indemnitee shall use commercially reasonable efforts to avoid or mitigate its Indemnifiable Losses upon and after becoming aware of any event or condition which would reasonably be expected to give rise to any Indemnifiable Loss.
(c)Except in the case of actual fraud, the Reinsurer shall not be obligated to indemnify and hold harmless the Ceding Company Indemnified Person under Section 7.2(b)(i) with respect to any claim, (i) unless such claim involves Indemnifiable Losses in excess of the Threshold Amount (nor shall any claim that does not exceed the Threshold Amount be applied to or considered for purposes of calculating the amount of Indemnifiable Losses for which the Ceding Company is responsible under clause (ii) below), and (ii) unless and until the aggregate amount of all Indemnifiable Losses of the Reinsurer under Section 7.2(b)(i) exceeds the Deductible, at which point the Reinsurer shall be liable to the

Ceding Company Indemnified Persons for the value of claims under Section 7.2(b)(i) that is in excess of the Deductible, subject to the limitations set forth in this ARTICLE VII; provided that the maximum aggregate liability of the Reinsurer to all Ceding Company Indemnified Persons for any or all Indemnifiable Losses under this Agreement shall not exceed the Cap.
(d)No Reinsurer Indemnified Person shall be entitled to indemnification with respect to any particular Indemnifiable Loss to the extent the related damages, losses, liabilities, obligations, costs, or expenses were reflected or provided for or reserved against in the calculation of the Reinsurance Premium.
(e)In the event a claim or any Action for indemnification under this Article VII has been finally determined, the amount of such final determination shall be paid (i) if the Indemnitee is a Reinsurer Indemnified Person, by the Ceding Company to the Reinsurer Indemnified Person and, (ii) if the Indemnitee is a Ceding Company Indemnified Person, by the Reinsurer to the Ceding Company Indemnified Person, in each case on demand by wire transfer of immediately available funds to an account designated by the Ceding Company or the Reinsurer, as applicable. A claim or an Action, and the liability for and amount of damages therefor, shall be deemed to be “finally determined” for purposes of this ARTICLE VII when the Parties have so determined by mutual agreement or, if disputed, when a final non-appealable Order has been entered into with respect to such claim or Action.
(f)Notwithstanding anything contained in this Agreement to the contrary, in the event that any fact, event, or circumstance that results in an adjustment under Section 2.4 in favor of the Reinsurer would also constitute a breach of or inaccuracy in any of the Ceding Company’s representations, warranties, covenants, or agreements under this Agreement, the Ceding Company shall have no obligation to indemnify any Reinsurer Indemnified Person with respect to such breach or inaccuracy to the extent of such adjustment.
(g)The Parties acknowledge and agree that, except as set forth in Section 9.7(c) or causes of action arising from actual fraud, if the Closing occurs, their sole and exclusive remedy following the Closing at law or equity with respect to this Agreement, the transactions contemplated hereby, or any other matter relating to any Party or its Affiliates prior to the Closing, in each case regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or in tort, whether at law or in equity, or otherwise, shall be pursuant to the provisions set forth in this ARTICLE VII.
SECTION 7.4. Definitions. As used in this Agreement:
(a)“Indemnitee” means any Person entitled to indemnification under this Agreement;
(b)“Indemnitor” means any Person required to provide indemnification under this Agreement;
(c)“Indemnifiable Losses” means any and all damages, losses, liabilities, obligations, costs, and expenses (including reasonable attorneys’ fees and expenses); provided that any Indemnity Payment (i) shall in no event include any amounts constituting contingent, consequential, incidental, indirect, special or punitive damages or lost profits, including damages calculated on multiples of earnings or other financial metric approaches, loss of future revenue, income, or profits, or any diminution of value calculated based on a loss of future revenue, income, or profits, relating to the breach or alleged breach of this Agreement (except (1) to the extent incurred by a third party and actually paid to such third party in connection with a Third Party Claim or (2) to the extent of the present value (discounted using the applicable 10-Year United States Treasury Rate as the discounting rate) of any adverse change in the reasonably foreseeable and quantifiable profits that are attributable as of the date hereof to the transactions contemplated by this Agreement and the Transaction Documents to the extent that such adverse change is the probable and reasonably foreseeable result of the breach of a representation or warranty made by the Indemnitor in ARTICLE III of this Agreement or the breach or nonfulfillment of any agreement or covenant of the Ceding Company under this Agreement) and (ii) shall be net of any (A) amounts recovered by the Indemnitee for the Indemnifiable Losses for which such Indemnity Payment is made under any insurance policy, reinsurance agreement, warranty, or indemnity or otherwise from any Person other than a Party hereto, and the Indemnitee shall promptly reimburse the Indemnitor for any such amount that is received by it from any such other Person with respect to an Indemnifiable Losses after any indemnification with respect thereto has actually been paid pursuant to this Agreement and (B) amounts included in the calculation of the Reinsurance Premium;
(d)“Indemnity Payment” means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement; and
(e)“Third Party Claim” means any Action made or brought by any Person that is not a Party to this Agreement or an Affiliate thereof.
SECTION 7.5. Procedures for Third Party Claims.
(a)If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee in respect of which an Indemnitor may be obligated to provide indemnification under this Agreement, the Indemnitee shall give such Indemnitor prompt written notice (but in no event later than 30 calendar days after becoming aware) thereof and such notice shall include a reasonable description of the claim and any documents relating to the claim and an estimate of the Indemnifiable Loss and shall reference the specific sections of this Agreement that form the basis of such claim; provided that no delay on the part of the Indemnitee in notifying any Indemnitor shall relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent) the Indemnitor is actually prejudiced by such delay. Thereafter, the Indemnitee shall deliver to the Indemnitor, within five calendar days after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.
(b)Other than with respect to any Third Party Claim including Taxes, the Indemnitor shall be entitled to participate in the defense of any Third Party Claim and, if the Indemnitor acknowledges in writing that it will indemnify the Indemnitee with respect to such Third Party Claim, may assume the defense thereof with counsel selected by the Indemnitor. Should the Indemnitor so elect to assume the defense of a Third Party Claim, the Indemnitor shall not as long as it conducts such defense be liable to the Indemnitee for legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnitor assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor, it being understood that the Indemnitor shall control such defense. The Indemnitor shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnitor has not assumed the defense thereof. If the Indemnitor chooses to defend any Third Party Claim, all of the Parties hereto shall, and shall cause their respective Affiliates to, cooperate in the defense thereof. Such cooperation shall include the retention and (upon the Indemnitor’s request) the provision to the Indemnitor of records and information that are relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnitor shall have assumed the defense of a Third Party Claim, the Indemnitee shall not admit any liability with respect to, or pay, settle, compromise, or discharge, such Third Party Claim without the Indemnitor’s prior written consent, and any such admission, payment, settlement, compromise, or discharge without the Indemnitor’s prior written consent shall be deemed to be a waiver by the Indemnitee of any right to indemnity for all Indemnifiable Losses related to such Third Party Claim. If the Indemnitor has assumed the defense of a Third Party Claim, the Indemnitor may only pay, settle, compromise, or discharge a Third Party Claim with the Indemnitee’s prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed); provided that the Indemnitor may pay, settle, compromise, or discharge such a Third Party Claim without the written consent of the Indemnitee if such settlement (i) includes a full and complete release of the Indemnitee from all liability in respect of such Third Party Claim, (ii) does not subject the Indemnitee to any non-monetary or injunctive relief or other equitable remedy, and (iii) does not include a statement or admission of fault, culpability, or failure to act by or on behalf of the Indemnitee. If the Indemnitor submits to the Indemnitee a bona fide settlement offer that satisfies the requirements set forth in the proviso of the immediately preceding sentence and the Indemnitee refuses to consent to such settlement, then thereafter the Indemnitor’s liability to the Indemnitee with respect to such Third Party Claim shall not exceed the Indemnitor’s portion of the settlement amount included in such settlement offer, and the Indemnitee shall either assume the defense of such Third Party Claim or pay the Indemnitor’s attorney’s fees and other out-of-pocket costs incurred thereafter in continuing the defense of such Third Party Claim.
SECTION 7.6. Direct Claims. The Indemnitor will have a period of 30 days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss that does not result from a Third Party Claim. If the Indemnitor does not so respond within such 30-day period, the Indemnitor will be deemed to have rejected such claim, in which event the Indemnitee will be entitled to pursue such remedies as may be available to the Indemnitee.
SECTION 7.7. Certain Other Matters. Upon making any Indemnity Payment, Indemnitor will, to the extent of such Indemnity Payment, be subrogated to all rights of Indemnitee against any third Person (other than any Tax Authority) in respect of the Indemnifiable Loss to which the Indemnity Payment related. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnitor will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation rights.
ARTICLE VIII.
TERMINATION PRIOR TO CLOSING

SECTION 8.1. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:
(a)by the Ceding Company or the Reinsurer in writing, if there shall be any Order that prohibits or restrains any party from consummating the transactions contemplated hereby, and such Order, injunction or decree shall have become final and non-appealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 8.1(a) shall have performed in all material respects its obligations under this Agreement, acted in good faith, and, if binding on such Party, used reasonable best efforts to prevent the entry of, and to remove, such Order in accordance with its obligations under this Agreement;
(b)by the Ceding Company or the Reinsurer in writing, if the Closing has not occurred on or prior to the date that is 60 days following the date hereof (as it may be extended, the “Deadline Date”), unless the failure of the Closing to occur is the result of a material breach of this Agreement by the Party seeking to terminate this Agreement; provided that, if on the Deadline Date either of the conditions set forth in Section 6.1(a) or Section 6.1(b) has not been satisfied, upon the written notice of either Party to the other, the Deadline Date shall be extended to a date and time that is not later than 5:00 p.m., New York City time, on March 31, 2021;
(c)by either the Ceding Company or the Reinsurer (but only so long as the Ceding Company or the Reinsurer, as applicable, is not in material breach of its obligations under this Agreement) in writing, if a breach of any provision of this Agreement that has been committed by the other Party would cause the failure of any mutual condition to Closing or any condition to Closing for the benefit of the non-breaching Party and such breach is not subsequently waived by the non-breaching Party or capable of being cured or is not cured within 30 calendar days after the breaching Party receives written notice from the non-breaching Party that the non-breaching Party intends to terminate this Agreement pursuant to this Section 8.1(c); or
(d)by mutual written consent of the Ceding Company and the Reinsurer.
SECTION 8.2. Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become null and void and of no further force and effect without liability of either Party (or any Representative of such Party) to the other Party; provided that no such termination shall relieve a Party from liability for any breach of this Agreement prior to such termination. Notwithstanding the foregoing, Section 1.1, this Section 8.2 and ARTICLE IX shall survive termination hereof pursuant to Section 8.1. If this Agreement is terminated pursuant to Section 8.1, (a) the Reinsurer shall return all documents received from the

Ceding Company, its Affiliates, and its Representatives relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the Ceding Company, and (b) all confidential information received by the Reinsurer with respect to the Ceding Company and the Business shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.
ARTICLE IX.
GENERAL PROVISIONS

SECTION 9.1. Fees and Expenses. Each Party shall, except as otherwise provided in this Agreement, pay its own Transaction Expenses incident to preparing for, entering into, and carrying out the Transaction Agreements and the consummation of the transactions contemplated thereby.
SECTION 9.2. Notices. Notices and other communications required or permitted to be given under this Agreement shall be effective if in writing and (i) mailed by United States registered or certified mail, return receipt requested, (ii) delivered by overnight express mail or (iii) e-mailed (with confirmation of receipt) to:
(a)if to the Reinsurer:
Cavello Bay Reinsurance Limited
c/o Enstar Group Limited
Windsor Place, 3rd Floor
22 Queen Street
Hamilton, HM 11, Bermuda
Attention: Paul J. O’Shea
Telephone: 441-278-1402
Fax: 441-292-6603
Email: paul.oshea@enstargroup.com

with a copy (which shall not constitute notice) to:
Hogan Lovells (US) LLP
1735 Market Street
Philadelphia, PA 17103
Attention: Robert C. Juelke
Telephone: 267-675-4615
Fax: 267-675-4601
Email: bob.juelke@hoganlovells.com

(b)if to the Ceding Company:
Continental Casualty Company
151 North Franklin Street, 9th Floor,
Chicago, IL 60606
Attention: José Ramón González, General Counsel
Telephone: (312) 822-4641
Fax:
Email: jose.gonzalez@cna.com

with copies (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Michael Groll; Matthew B. Stern
Telephone: 212-728-8616
Fax: 212-728-9616
Email: mgroll@willkie.com; mstern@willkie.com
Either Party may change the names or addresses where notice is to be given by providing notice to the other Party of such change in accordance with this Section.
SECTION 9.3. Construction.
(a)Any reference herein to “days” (as opposed to “Business Days”) shall be deemed to mean calendar days.
(b)Any reference herein to a “consent” shall be deemed to mean prior written consent.
(c)Any reference herein to “notice” shall be deemed to mean prior written notice.
(d)Any reference herein to “including” and words of similar import shall mean “including without limitation,” unless otherwise specified.
(e)When a reference is made in this Agreement to a Section, Exhibit, or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement, unless otherwise indicated.
(f)Unless otherwise specified, all references herein to any agreement, instrument, statute, rule, or regulation are to the agreement, instrument, statute, rule, or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, includes any rules and regulations promulgated under said statutes) and to any section of any statute, rule, or regulation, including any successor to said section.

(g)Any fact or item disclosed in any section of each of the Reinsurer Disclosure Schedule or the Ceding Company Disclosure Schedule shall be deemed disclosed in all other sections of such Disclosure Schedule to the extent the applicability of such fact or item to such other section of such Disclosure Schedule is reasonably apparent on its face. Disclosure of any item in the Reinsurer Disclosure Schedule or the Ceding Company Disclosure Schedule, as the case may be, shall not be deemed an admission that such item represents a material item, fact, exception of fact, event, or circumstance or that occurrence or non-occurrence of any change or effect related to such item would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(h)The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(i)Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.
(j)All time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the date on which the period commences and including the date on which the period ends and by extending the period to the first succeeding Business Day if the last day of the period is not a Business Day.
(k)This Agreement has been fully negotiated by the Parties and shall not be construed by any Governmental Authority or other Person against either Party by virtue of the fact that such Party was the drafting Party.
SECTION 9.4. Entire Agreement. This Agreement (including all exhibits and schedules hereto), the Confidentiality Agreement and the other Transaction Agreements constitute the entire agreement, and supersede all prior agreements, understandings, representations, and warranties, both written and oral, among the Parties with respect to the subject matter of this Agreement.
SECTION 9.5. Third Party Beneficiaries. Except as set forth in ARTICLE VII with respect to the Reinsurer Indemnified Persons and the Ceding Company Indemnified Persons, this Agreement is not intended to confer upon any Person other than the Parties any rights or remedies.
SECTION 9.6. Governing Law. This Agreement and any dispute arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
SECTION 9.7. Jurisdiction; Enforcement.
(a)Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the United States, which is located in the City of New York (each, a “New York Court”) for purposes of enforcing this Agreement or determining any claim arising from or related to the transactions contemplated by this Agreement. In any such action, suit, or other proceeding, each of the Parties irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of any such New York Court, that such action, suit, or other proceeding is not subject to the jurisdiction of any such New York Court, that such action, suit, or other proceeding is brought in an inconvenient forum or that the venue of such action, suit, or other proceeding is improper; provided that nothing set forth in this sentence shall prohibit any of the Parties from removing any matter from one New York Court to another New York Court. Each of the Parties also agrees that any final and unappealable judgment against a Party in connection with any action, suit, or other proceeding will be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment will be conclusive evidence of the fact and amount of such award or judgment. Any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered or sent in accordance with Section 9.2, constitute good, proper, and sufficient service thereof.
(b)EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.7.
(c)Each of the Parties acknowledges and agrees that the other Party would be irreparably damaged in the event that any of the provisions of this Agreement were not performed or complied with in accordance with their specific terms or were otherwise breached, violated or unfulfilled. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent noncompliance with, or breaches or violations of, the provisions of this Agreement by the other Party and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy to which any of the Parties may be entitled, at law or in equity. In the event that any action is brought in equity to enforce the provisions of this Agreement, no Party will allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law. The Parties further agree that (a) by seeking the remedies provided for in this Section 9.7(c), a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement, including monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9.7(c) are not available or otherwise are not granted and (b) nothing contained in this Section 9.7(c) shall require any Party to institute any action for (or limit any Party’s right to institute any action for) specific performance under this Section 9.7(c) before exercising any other right hereunder nor shall the commencement of any action pursuant to this Section 9.7(c) or anything contained in Section 9.7(c) restrict or limit any Party’s right to pursue any other remedies under this Agreement that may be available then or thereafter.
SECTION 9.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be novated, transferred or assigned, in whole or in part, by either Party without the non-transferring Party’s consent; provided that the merger of the Ceding Company with an entity which was under common control with it before such merger, regardless of whether the Ceding Company is the survivor of such merger, shall not be deemed to be an assignment; any such resulting merged entity shall be considered to be the Ceding Company under this Agreement. Upon assignment, this Agreement will be binding upon the respective successors and assigns.
SECTION 9.9. Amendments. This Agreement may be amended only by written agreement of the Parties. Any change or modification to this Agreement shall be null and void unless made by amendment to this Agreement and signed by both Parties.
SECTION 9.10.Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Ceding Company or the Reinsurer under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.
SECTION 9.11.Waiver. Either Party may choose not to enforce or insist upon the strict adherence to any provision or right under this Agreement. If either Party so elects, it will not be considered to be a permanent waiver of such provision nor in any way affect the validity of this Agreement. The applicable Party will still have the right to insist upon the strict adherence to that provision or any other provision of this Agreement in the future. Any waiver of provisions by a Party under this Agreement must be in writing and signed by a duly authorized representative of the Party.
SECTION 9.12. Certain Limitations.
(a)Notwithstanding anything to the contrary contained herein, the other Transaction Agreements, the Ceding Company Disclosure Schedule, or any of the Schedules or Exhibits hereto or thereto, the Reinsurer acknowledges and agrees that neither the Ceding Company nor any of its Affiliates, nor any Representative of any of them, makes or has made, and the Reinsurer has not relied on, any inducement, promise, representation or warranty, oral or written, express or implied, other than except as expressly made by the Ceding Company in ARTICLE III. Without limiting the generality of the foregoing, other than as expressly set forth in ARTICLE III, no Person has made any representation or warranty to the Reinsurer with respect to the Business or any other matter, including with respect to (i) the probable success or profitability of the Business after the Closing, or (ii) any information, documents, or material made available to the Reinsurer, its Affiliates, or their respective Representatives in any “data rooms,” information memoranda, management presentations, functional “break-out” discussions, or in any other form or forum in connection with the transactions contemplated by this Agreement, including any estimation, valuation, appraisal, projection, or forecast. With respect to any such estimation, valuation, appraisal, projection, or forecast (including any confidential information memoranda prepared by or on behalf of the Ceding Company in connection with the transactions contemplated by this Agreement), the Reinsurer acknowledges that: (i) there are uncertainties inherent in attempting to make such estimations, valuations, appraisals, projections, and forecasts; (ii) it is familiar with such uncertainties; (iii) it is not acting and has not acted in reliance on any such estimation, valuation, appraisal, projection, or forecast delivered by or on behalf of the Ceding Company to the Reinsurer, its Affiliates or their respective Representatives; (iv) such estimations, valuations, appraisals, projections, and forecasts are not and shall not be deemed to be representations or warranties of the Ceding Company or any of its Affiliates; and (v) it shall have no claim against any Person with respect to any such valuation, appraisal, projection, or forecast.
(b)The Ceding Company makes no express or implied representation or warranty hereby or otherwise under this Agreement or otherwise as to the future experience, success or profitability of the Business, whether or not conducted in a manner similar to the manner in which the Business was conducted prior to the Closing, that the reserves held by or on behalf of the Reinsured Policies or the assets supporting such reserves have been or will be adequate or sufficient for the purposes for which they were established, that the reinsurance recoverables taken into account in determining the amount of such reserves will be collectible, or, except as expressly set forth in Section 3.9(b), whether such reserves were calculated, established, or determined in accordance with any actuarial, statutory, or other standard, or concerning any financial statement “line item” or asset, liability, or equity amount that would be affected by any of the foregoing.
(c)The Reinsurer further acknowledges and agrees that it (i) has made its own inquiry and investigation into and, based thereon, has formed an independent judgment concerning the Business, (ii) has been provided adequate access to such information as it has deemed necessary to enable it to form such independent judgment, (iii) has had such time as it deems necessary and appropriate fully and completely to review and analyze such information, documents, and other materials, and (iv) has been provided an opportunity to ask questions of the Ceding Company with respect to such information, documents, and other materials and has received answers to such questions that it considers satisfactory.
SECTION 9.13.Currency. All financial data required to be provided pursuant to the terms of this Agreement shall be expressed in United States dollars. All settlements of account between the Ceding Company and the Reinsurer shall be in cash.

SECTION 9.14.Offset. Each Party may offset any amount due to the other Party or any of such other Party’s Affiliates against any amount owed or alleged to be owed from such other Party or its Affiliates under this Agreement or any other Transaction Agreement.
SECTION 9.15.Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The Ceding Company and the Reinsurer agree that transmission of copies of original signatures via electronic means, either by facsimile or as a “scanned” document attached to electronic mail, shall constitute valid execution of this Agreement. In the event of an electronic exchange of signatures for this Agreement, the Ceding Company and the Reinsurer agree to subsequently exchange original “wet” execution signatures of this Agreement within a reasonable time following the electronic exchange of signatures; provided that the failure of any Party to exchange original “wet” execution signatures of this Agreement shall in no event affect the validity or enforceability of this Agreement. Such “wet” execution signatures will reflect the date of original execution and thus will be executed in counterpart.
(remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, all as of the date first written above.

CONTINENTAL CASUALTY COMPANY, as Ceding Company

By:    /s/ Albert J. Miralles
Name:    Albert J. Miralles
Title: Executive Vice President and Chief Financial Officer

CAVELLO BAY REINSURANCE LIMITED, as the Reinsurer

By:    /s/ Paul C. Bohus
Name:    Paul C. Bohus
Title:    Chief Executive Officer

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37021276.32
EXHIBIT A
EXHIBIT A

Form of Reinsurance Agreement

37021276.32
EXHIBIT A

REINSURANCE AGREEMENT
Between
Continental Casualty Company
(referred to as the Ceding Company)
and
Cavello Bay Reinsurance Limited

(referred to as the Reinsurer)

i

INDEX OF SCHEDULES
Schedule A    Investment Guidelines
Schedule B    Terminal Settlement

ii

REINSURANCE AGREEMENT
THIS REINSURANCE AGREEMENT (this “Agreement”) is made and entered into on [•] (the “Inception Date”) and effective as of the Effective Time (as defined below) by and between Continental Casualty Company, an Illinois domiciled insurance company (the “Ceding Company”) and Cavello Bay Reinsurance Limited, a Bermuda-domiciled insurance company (the “Reinsurer”). For purposes of this Agreement, the Ceding Company and the Reinsurer shall each be deemed a “Party” and together the “Parties”.
WHEREAS, the Ceding Company and the Reinsurer have entered into that certain Master Transaction Agreement dated as of [•] (the “Master Transaction Agreement”);
WHEREAS, the Master Transaction Agreement provides, among other things, for the Ceding Company and the Reinsurer to enter into this Agreement;
WHEREAS, the Ceding Company wishes to appoint the Administrator (as defined below) to provide certain administrative and other services with respect to the Reinsured Policies and the Assumed Reinsurance Contracts (each as defined below), and the Administrator desires to provide such administrative services and other services pursuant to the Administrative Services Agreement (as defined below);
WHEREAS, simultaneously with the execution and delivery of this Agreement on the date hereof, the Ceding Company, the Reinsurer and the Trustee (as defined below) will enter into the Trust Agreement (as defined below) pursuant to which the Trustee will hold assets as security for the satisfaction of the obligations of the Reinsurer to the Ceding Company under this Agreement;
NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Ceding Company and the Reinsurer agree as follows:
ARTICLE I.
DEFINITIONS

Section 1.1.    Definitions. The following terms have the respective meanings set forth below throughout this Agreement:
“Accounting Period” means each successive calendar month during the term of this Agreement or any fraction thereof, beginning at the Inception Date and ending on the Recapture Date or the date this Agreement is otherwise terminated in accordance with Article VII, as applicable.
“Accounting Report” has the meaning set forth in Section 3.9.
“Action” has the meaning set forth in the Master Transaction Agreement.
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“Administrative Services Agreement” means the Administrative Services Agreement entered into between the Ceding Company and the Administrator as of the date hereof.
“Administrator” means Enstar (US) Inc.
“Affiliate” has the meaning set forth in the Master Transaction Agreement.
“Aggregate Limit” means $1,000,000,000 minus the Rollforward Amount.
“Agreement” has the meaning set forth in the preamble.
“Allocated Loss Adjustment Expenses” means all reasonable costs, fees and expenses incurred by or on behalf of the Ceding Company, its agents and administrators in the investigation, adjustment, settlement and defense of all specific claims and the monitoring, preservation or enforcement of rights, interest or benefits arising out of or related to the administration of the Reinsured Policies, the Assumed Reinsurance Contracts and Reinsured Liabilities, and court costs, and interest on any judgment or award under or arising out of the administration of the Reinsured Policies, the Assumed Reinsurance Contracts and Reinsured Liabilities. Allocated Loss Adjustment Expenses shall also include expenses associated with Actions by or on behalf of the Ceding Company, its agents and administrators for declaratory judgment filed in connection with the administration of the Reinsured Policies and the Assumed Reinsurance Contracts; provided, however, that Allocated Loss Adjustment Expenses shall not include Unallocated Loss Adjustment Expenses.
“Applicable Law” has the meaning set forth in the Master Transaction Agreement.
“Applicable Percentage” means one hundred five percent (105%); provided that, upon the occurrence of a Funding Triggering Event and the Reinsurer’s receipt of timely written notice from the Ceding Company pursuant to Section 3.8(d), “Applicable Percentage” shall mean one hundred ten percent (110%).
“Applicable State” means the Ceding Company Domiciliary State; provided, however, that, (a) if there is a repeal of or amendment or other modification to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173) that would authorize a Governmental Authority in any jurisdiction of the United States as to which the Ceding Company is licensed to transact business to apply the applicable rules for credit for reinsurance in such jurisdiction to the Ceding Company and (b) the Ceding Company reasonably determines that it is obligated under Applicable Law to comply with such rules in order to receive statutory financial statement credit in such jurisdiction, then “Applicable State” shall mean, collectively, the Ceding Company Domiciliary State and any such other jurisdiction.
“Assumed Reinsurance Contracts” has the meaning set forth in the Master Transaction Agreement.
“Bank Accounts” has the meaning set forth in Section 3.7.
“BSCR” means the Bermuda Solvency Capital Requirements.
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“BSCR Event” means a Funding Triggering Event of the type described in clause (a) of the definition thereof or a Recapture Triggering Event of the type described in clause (c) of the definition thereof.
“Business” has the meaning set forth in the Master Transaction Agreement.
“Business Day” has the meaning set forth in the Master Transaction Agreement.
“Ceded Reinsurance” means all reinsurance ceded by the Ceding Company (other than the reinsurance provided pursuant to this Agreement or any retrocession hereof) covering liabilities under the Reinsured Policies or the Assumed Reinsurance Contracts (but only to the extent such reinsurance covers the Reinsured Policies or the Assumed Reinsurance Contracts) and that is (i) in effect or is being treated as in effect on the Effective Time or terminated but under which there remains any outstanding liabilities of the reinsurer, or (ii) entered into following the Effective Time by the Administrator on behalf of the Ceding Company with the prior written consent of the Ceding Company.
“Ceded Reinsurance Contracts” means all of the contracts, binders, certificates, treaties or other evidence of Ceded Reinsurance.
“Ceded Reinsurance Recoveries” means all amounts paid to the Ceding Company, or the as Administrator on behalf of the Ceding Company, under the Ceded Reinsurance Contracts to the extent related to amount paid or payable by the Reinsurer for Reinsured Risks.
“Ceding Company” has the meaning set forth in the preamble.
“Ceding Company Domiciliary State” means the State of Illinois, or, if the Ceding Company changes its state of domicile to another state within the United States, such other state.
“Ceding Company Extra-Contractual Obligations” means (a) all Extra-Contractual Obligations to the extent arising out of any act, error or omission before the Inception Date and (b) all Extra-Contractual Obligations to the extent arising out of any act of, or on behalf of, the Ceding Company or any of its Affiliates on or after the Inception Date unless such act was undertaken at, by or at the written direction or with the prior written consent of the Reinsurer or the Administrator.
“Ceding Company Indemnified Parties” has the meaning set forth in Section 8.1.
“Change of Control” means any transaction or series of transactions whereby (i) Enstar Group Limited or its subsidiaries (or its or their successors) taken together, ceases to control, directly or indirectly, at least the majority of the voting power of the Reinsurer; or (ii) the Reinsurer sells all or substantially all of its assets to a person that is not directly or indirectly controlled by Enstar Group Limited or its subsidiaries, taken together.
“Change of Control Event” means the occurrence of a Change of Control of the Reinsurer other than a transaction in which Enstar Group Limited merges into or consolidates with any other Person, if giving effect to such transaction, the equity holders of Enstar Group Limited
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immediately prior to such transaction own 50% or more of the aggregate voting power of Enstar Group Limited, or the successor entity of such transaction.
“Code” means the United States Internal Revenue Code of 1986, as amended, and the United States Treasury Regulations promulgated thereunder.
“Domicile SAP” has the meaning set forth in the Master Transaction Agreement.
“Effective Time” means 12:01 a.m. (Chicago time) on January 1, 2020.
“Eligible Assets” has the meaning set forth in Section 4.4.
“Excluded Liability” has the meaning set forth in Section 2.8.
“Extra-Contractual Obligations” means all liabilities of the Ceding Company to any Person or Persons arising out of or relating to the Reinsured Policies or the Assumed Reinsurance Contracts (other than liabilities arising under the express terms and conditions and within the policy limits of the Reinsured Policies or the Assumed Reinsurance Contracts), including, without limitation, any loss in excess of the limits arising under or covered by any Reinsured Policy or the Assumed Reinsurance Contracts, any liability for fines, penalties, fees, forfeitures, compensatory, consequential, punitive, exemplary, special, treble, bad faith, tort, statutory or any other form of extra-contractual damages, as well as all legal fees and expenses relating thereto, which liabilities arise out of or result from any act, error or omission, whether or not intentional, negligent, fraudulent, in bad faith or otherwise (actual or alleged), arising out of or relating to the Reinsured Policies or the Assumed Reinsurance Contracts, including, without limitation, (i) the form, sale, marketing, distribution, underwriting, production, issuance, cancellation or administration of the Reinsured Policies, (ii) the investigation, defense, prosecution, trial, settlement (including the failure to settle) or handling of claims, benefits, or payments under the Reinsured Policies or (iii) the failure to pay or the delay in payment or errors in calculating or administering the payment of benefits, claims or any other amounts due or alleged to be due under or in connection with the Reinsured Policies.
“Fair Market Value” means, as of any date of determination, (a) in the case of cash and cash equivalents, the face amount thereof; (b) in the case of securities listed on an exchange or in an over-the-counter market (other than securities that constitute cash equivalents as described in clause (a) above), the closing price on such exchange or market (or the average of the closing bid and asked prices if there is no closing price) plus all accrued but unpaid interest on such securities through the last Business Day preceding such date if such amount is not already reflected in such closing price (or such bid and asked price); and (c) in the case of any other asset, the fair market value or valuation thereof, as determined by the Reinsurer in accordance with GAAP and in accordance with and subject to the terms of this Agreement.
“Final Statement of Net Settlement” has the meaning set forth in the Master Transaction Agreement.
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“Funding Triggering Event” means any of the following occurrences:
(a)    the Reinsurer’s “Available Statutory Capital and Surplus” falls below one hundred twenty percent (120%) of its “Enhanced Capital Requirement” as determined by the “Bermuda Solvency Capital Requirement” formula, as each of such terms is defined in the applicable regulations promulgated by the Bermuda Monetary Authority and such deficiency has not been cured within thirty (30) calendar days of the Reinsurer providing notice of such deficiency to the Ceding Company pursuant to Section 3.8(d); or
(b)    a Change of Control Event has occurred.
“GAAP” means United States generally-accepted accounting principles consistently applied.
“Governmental Authority” has the meaning set forth in the Master Transaction Agreement.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and its implementing regulations, including, without limitation, the amendments and associated regulations enacted and implemented pursuant to the Health Information Technology for Economic and Clinical Health Act.
“Illinois Court” has the meaning set forth in Section 10.7.
“Inception Date” has the meaning set forth in the preamble.
“Indemnifiable Losses” has the meaning set forth in the Master Transaction Agreement.
“Independent Accountant” means a nationally recognized independent accounting firm that is mutually agreeable to the Parties.
“Insurance Regulator” means the insurance regulator of the Ceding Company Domiciliary State or the Reinsurer Domiciliary State, as applicable.
“Interest Rate” means the average of the daily “prime rate” (expressed as a rate per annum) published in The Wall Street Journal for each of the days in the applicable period.
“Investment Guidelines” means the Investment Guidelines set forth in Schedule A.
“Master Transaction Agreement” has the meaning set forth in the recitals.
“Mixed Collateral” means collateral posted by reinsurers for the benefit of the Ceding Company that secures the obligations of such reinsurers to the Ceding Company under both the Ceded Reinsurance and other reinsurance ceded to such reinsurers by the Ceding Company.
“Monthly Report” has the meaning set forth in Section 4.9(b).
“Panel” has the meaning set forth in Section 10.6(a).
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“Party” has the meaning set forth in the preamble.
“Parties” has the meaning set forth in the preamble.
“Person” has the meaning set forth in the Master Transaction Agreement.
“Petitioner” has the meaning set forth in Section 10.6(a).
“Policyholder” means the holder of any Reinsured Policy or Assumed Reinsurance Contract.
“Privacy and Security Laws” means any applicable data privacy, data security, or data protection law or regulation in the United States of America, including, without limitation, HIPAA.
“Recapture Date” has the meaning set forth in Section 7.3(a).
“Recapture Triggering Event” means any of the following occurrences:
(a)    there has been a failure by the Reinsurer (i) to pay any undisputed amounts due hereunder or (ii) to fund the Trust Account to any undisputed required amount and, in the case of each of (i) or (ii), such breach has not been cured within thirty (30) calendar days after notice thereof from the Ceding Company;
(b)    a Reserve Credit Event has occurred and is continuing;
(c)    the Reinsurer’s “Available Statutory Capital and Surplus” falls below one hundred twenty percent (120%) of its “Enhanced Capital Requirement” as determined by the “Bermuda Solvency Capital Requirement” formula, as each of such terms is defined in the applicable regulations promulgated by the Bermuda Monetary Authority, and such deficiency has not been cured within thirty (30) calendar days of the Reinsurer providing notice of such deficiency to the Ceding Company pursuant to Section 3.8(d); or
(d)    the Reinsurer has been placed into liquidation, rehabilitation, conservation, supervision, receivership or similar proceedings (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or assume control of its operations.
“Recoveries” has the meaning set forth in Section 3.10.
“Reinsurance Premium” has the meaning set forth in the Master Transaction Agreement.
“Reinsured Policies” has the meaning set forth in the Master Transaction Agreement.
“Reinsured Liabilities” means the following liabilities of the Ceding Company arising out of or resulting from the Reinsured Policies and the Assumed Reinsurance Contracts, but
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excluding any Ceding Company Extra-Contractual Obligations and any Excluded Liability, in each case whether incurred before, at or after the Effective Time, net of amounts actually collected under the Ceded Reinsurance:
(a)    Ultimate Net Loss;
(b)    all liabilities arising out of changes to the terms and conditions of the Reinsured Policies or the Assumed Reinsurance Contracts directed by or consented to by the Reinsurer (including in respect of changes initiated by the applicable Policyholders), made by the Administrator under the Administrative Services Agreement or mandated by Applicable Law;
(c)    all escheat and unclaimed property liabilities;
(d)    all reinstatement premium payable with regards to the Ceded Reinsurance to the extent allocable to the Ceded Reinsurance Recoveries; and
(e)    all Reinsurer Extra-Contractual Obligations.
“Reinsured Risks” has the meaning set forth in Section 2.1.
“Reinsurer” has the meaning set forth in the preamble.
“Reinsurer Domiciliary State” means Bermuda, or, if the Reinsurer changes its domicile, such other domicile.
“Reinsurer Extra-Contractual Obligations” means all Extra-Contractual Obligations other than the Ceding Company Extra-Contractual Obligations.
“Reinsurer Indemnified Parties” has the meaning set forth in Section 8.2.
“Remaining Aggregate Limit” means, at any time, an amount equal to the Aggregate Limit minus the aggregate amount actually paid by the Reinsurer in respect of Reinsured Liabilities as of such time.
“Replacement Administrator” has the meaning set forth in Section 3.9(b).
“Required Balance” means, with respect to any date of determination, an amount equal to the Applicable Percentage of the Statutory Reserves; provided, however, that the Required Balance shall not exceed the Remaining Aggregate Limit.
“Reserve Credit” means full statutory financial statement credit for the reinsurance ceded to the Reinsurer under this Agreement in the Ceding Company’s Statutory Financial Statements required to be filed by the Ceding Company with the Governmental Authority charged with supervision of insurance companies in the Applicable State.
“Reserve Credit Event” means any event that would cause the Ceding Company to not be permitted to receive Reserve Credit if such event has not been remedied prior to the last calendar
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day of the calendar quarter in which such event occurs or, if such event occurs thirty (30) or fewer calendar days prior to the end of such calendar quarter, within thirty (30) calendar days of the occurrence of such event.
“Respondent” has the meaning set forth in Section 10.6(a).
“Rollforward Amount” has the meaning set forth in the Master Transaction Agreement.
“Security Funding Reporting Date” has the meaning set forth in Section 4.9(b).
“Statutory Financial Statements” means, with respect to either Party, the annual and quarterly statutory financial statements of such Party filed with the Insurance Regulator for the jurisdiction of domicile of such Party to the extent such Party is required by Applicable Law to prepare and file such financial statements.
“Statutory Reserves” means, as of any date of determination, the aggregate statutory reserves of the Ceding Company with respect to the Reinsured Liabilities as calculated as of such date of determination in accordance with Domicile SAP applied consistently with its application in connection with the preparation of the Final Statement of Net Settlement.
“SVO Rating Agency” has the meaning set forth in Schedule A.
“Tax” has the meaning set forth in the Master Transaction Agreement.
“Terminal Settlement” has the meaning set forth in Section 7.4(a).
“Terminal Settlement Statement” has the meaning set forth in Section 7.4(a).
“Third Party Administrator” has the meaning set forth in the Master Transaction Agreement.
“Transaction Agreements” has the meaning set forth in the Master Transaction Agreement.
“Travelers Reinsurance Agreement” means treaty T377 Travelers Ind. Contract effective December 31, 1993.
“Trust Account” means the trust account established by the Reinsurer for the benefit of the Ceding Company under the Trust Agreement.
“Trust Agreement” means that certain Trust Agreement dated as of the date hereof by and among the Reinsurer, the Ceding Company and The Bank of New York Mellon.
“Trust Required Balance” means, with respect to any date of determination, an amount equal to (a) Required Balance minus (b) the Working Account Permitted Balance.
“Trustee” means the trustee under the Trust Agreement.
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“Ultimate Net Loss” means:
(a)    all liability for reported claims, pending claims and incurred but not reported claims, including Allocated Loss Adjustment Expenses; less
(b)    subrogation and other recoverables received by on behalf of the Ceding Company, less any amount thereof allocable to the Ceded Reinsurance Contracts.
“Unallocated Loss Adjustment Expenses” means unallocated loss adjustment expenses and similar unallocated expenses, including the salaries, benefits and expenses of the Ceding Company’s (or any of its Affiliates’) employees and other overhead and office expenses.
“Working Account” has the meaning set forth in the Master Transaction Agreement.
“Working Account Permitted Balance” means the lesser of (a) $10,000,000 and (b) an amount equal to three percent (3%) of the Statutory Reserves.
“Working Account Security Agreement” has the meaning set forth in the Master Transaction Agreement.
ARTICLE II.
BASIS OF REINSURANCE AND BUSINESS REINSURED

Section 2.1.    Coverage. Upon the terms and subject to the conditions and other provisions of this Agreement, as of the Effective Time, the Ceding Company hereby cedes to the Reinsurer, and the Reinsurer hereby agrees to reinsure and indemnify the Ceding Company for 100% of the Reinsured Liabilities (the “Reinsured Risks”); provided that the aggregate liability of the Reinsurer on a paid loss basis shall not exceed the Aggregate Limit. The reinsurance effective under this Agreement shall be maintained in force, without reduction, unless such reinsurance is terminated or recaptured as provided herein. For the avoidance of doubt, the Reinsurer’s obligations with respect to Reinsured Liabilities paid by the Ceding Company after December 31, 2019 and before the Closing Date shall be settled pursuant to the inclusion of the Rollforward Amount as a deduction in the definition of “Reinsurance Premium,” as set forth in the Master Transaction Agreement.
Section 2.2.    Insurance Contract Changes. Except (i) as directed or agreed by the Reinsurer in advance in writing (including in respect of any changes initiated by the holder of any Reinsured Policy or Assumed Reinsurance Contract pursuant to the terms of such Reinsured Policy or Assumed Reinsurance Contract), (ii) for any changes initiated by the Reinsurer (or its duly appointed assignee or delegate, including the Administrator) acting on behalf of the Ceding Company or (iii) for any changes mandated by any Governmental Authority or Applicable Law, the Ceding Company shall not (A) change the terms of any Reinsured Policy or Assumed Reinsurance Contract or (B) permit a change in the terms of any insurance policy underlying an Assumed Reinsurance Contract, solely to the extent that the Ceding Company has a contractual or other right to prohibit such a change.
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Section 2.3.    Liability. The Reinsurer’s liability under this Agreement shall attach as of the Effective Time and the Reinsurer’s liability under this Agreement shall be subject in all respects to the same risks, terms, rates, and conditions as the Ceding Company, and, as permitted by this Agreement, to the same modifications, alterations and cancellations of the Reinsured Policies and the Assumed Reinsurance Contracts as the Ceding Company. The Reinsurer shall, in each case and every case to which liability under this Agreement attaches, follow the fortunes and settlements of the Ceding Company and the Reinsurer shall be bound, without limitation, by all payments and settlements entered into by or on behalf of the Ceding Company, subject to the terms, conditions and provisions set forth herein.
Section 2.4.    Indemnity Reinsurance. This Agreement is an indemnity coinsurance agreement solely between the Ceding Company and the Reinsurer, and the performance of the obligations of each Party under this Agreement shall be rendered solely to the other Party. The Ceding Company shall be and shall remain the only party hereunder that is liable to any insured, Policyholder, claimant or beneficiary under any policy reinsured hereunder.
Section 2.5.    Territory. The territorial limits of this Agreement shall be identical with those of the Reinsured Policies and the Assumed Reinsurance Contracts.
Section 2.6.    Ceded Reinsurance.
(a)    This Agreement is written net of the Ceded Reinsurance actually collected; however, the Reinsurer agrees to cause the Administrator to make payment on behalf of the Ceding Company of all Reinsured Liabilities, calculated without regard to the reduction for the Ceded Reinsurance, in consideration for the Ceding Company’s assignment to the Reinsurer of the Ceded Reinsurance Recoveries pursuant to Section 3.2. The Reinsurer shall bear all risk of collecting amounts due in respect of the Reinsured Policies and the Assumed Reinsurance Contracts under the Ceded Reinsurance Contracts. Except as otherwise set forth herein, the Reinsurer (or the Administrator), on behalf of the Ceding Company, shall assume all responsibility for administration of the Ceded Reinsurance Contracts (in accordance with the terms thereof) at the same time as the Reinsurer (or the Administrator) assumes responsibility for the administration of the Reinsured Policies and the Assumed Reinsurance Contracts to the extent provided in the Administrative Services Agreement in accordance with the terms thereof for so long as the Administrative Services Agreement remains in effect.
(b)    From and after the Inception Date, except as otherwise required to comply with Applicable Law, the Ceding Company shall not amend, terminate or recapture any Ceded Reinsurance Contract (to the extent related to the Business) or enter into any new reinsurance agreement that would constitute a Ceded Reinsurance Contract with respect to any of the Reinsured Policies or Assumed Reinsurance Contracts without the Reinsurer’s prior written consent.
Section 2.7.    Retrocession. The Reinsurer agrees to not retrocede or otherwise transfer more than thirty percent (30%) of the Reinsured Risks, in the aggregate, without the prior written consent of the Ceding Company, not to be unreasonably withheld, conditioned or delayed.
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Section 2.8.    Exclusions. Notwithstanding any provision of this Agreement to the contrary, the reinsurance under this Agreement shall not include the following (each, an “Excluded Liability”):
(a)    any sum paid prior to the Effective Time in settlement or payment of any liability or obligation arising from any Reinsured Policy or Assumed Reinsurance Contract;
(b)    Unallocated Loss Adjustment Expenses;
(c)    any Tax imposed on or payable by or on behalf of the Ceding Company, other than liabilities of the Ceding Company pursuant to the express terms of a Reinsured Policy or Assumed Reinsurance Contract;
(d)    any ex gratia payments made by or on behalf of the Ceding Company on or after the Effective Time, unless the Reinsurer has given its prior written consent to such ex gratia payment or such payment is made by the Administrator pursuant to the terms of the Administrative Services Agreement;
(e)    any costs or expenses that are expressly required to be borne by the Ceding Company at its own cost and expense pursuant to the Administrative Services Agreement, including, without limitation, as set forth in Sections 7.2 and 7.6 thereof; or
(f)    any amount owed to a Third Party Administrator in respect of the Business or the Reinsured Liabilities.
ARTICLE III.
PAYMENTS; CEDED REINSURANCE RECOVERIES; ADMINISTRATION

Section 3.1.    Payments by the Parties.
(a)    On the Inception Date, the Ceding Company shall transfer to the Trust Account, on behalf of the Reinsurer, and the Working Account the amount of Eligible Assets (which shall be comprised solely of cash and cash equivalents) contemplated in Section 2.3 of the Master Transaction Agreement. For the avoidance of doubt, such Eligible Assets include accrued interest on the assets in such portfolio.
(b)    The transfer of Eligible Assets on the Inception Date shall be adjusted and settled between the Ceding Company and the Reinsurer in accordance with Section 2.4 of the Master Transaction Agreement.
Section 3.2.    Ceded Reinsurance Recoveries.
(a)    As additional consideration for the Reinsurer entering into this Agreement, the Reinsurer shall be entitled to 100% of the Ceded Reinsurance Recoveries actually received at or after the Effective Time by the Ceding Company.
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(b)    For so long as the Administrative Services Agreement remains in effect, the Reinsurer (or the Administrator) shall have the right in accordance with the terms thereof to collect all Ceded Reinsurance Recoveries on behalf of the Ceding Company, other than as regards the Travelers Reinsurance Agreement and the Mixed Collateral, which shall continue to be administered by the Ceding Company. In exercising such right, the Reinsurer agrees that it will not settle, write-off or otherwise discharge other than for full payment any receivable from an Affiliate reinsurer without the prior written consent of the Ceding Company, such consent not to be unreasonably withheld, conditioned or delayed. The Ceding Company shall (i) use commercially reasonable efforts to collect Ceded Reinsurance Recoveries under the Travelers Reinsurance Agreement and related to the Mixed Collateral and (ii) not settle, write-off or otherwise discharge other than for full payment any receivable under the Travelers Reinsurance Agreement or related to the Mixed Collateral without the prior written consent of the Reinsurer, such consent not to be unreasonably withheld, conditioned or delayed.
(c)    The Parties acknowledge and agree that the Reinsurer shall be responsible for and has hereby assumed the financial risk of any uncollected or uncollectible Ceded Reinsurance Recoveries. To the extent that the Ceding Company recovers any Ceded Reinsurance Recoveries from any third party attributable to the Reinsured Policies or the Assumed Reinsurance Contracts (including under the Travelers Reinsurance Agreement or from the Mixed Collateral), the Ceding Company shall hold such amounts in trust for the benefit of the Reinsurer and shall promptly transfer and deliver such amounts to the Reinsurer, together with any endorsements to effect the transfer and any pertinent information that the Ceding Company may have relating thereto. The Reinsurer is hereby authorized to endorse for payment to the Reinsurer any checks, drafts, money orders and other instruments pertaining to the Ceded Reinsurance Recoveries that are payable to, or to the order of, the Ceding Company and received by the Reinsurer (or the Administrator) pursuant to the terms of the Administrative Services Agreement, whether they are delivered to the Bank Accounts or otherwise transferred and delivered by the Ceding Company to the Reinsurer. Direct receipt by the Reinsurer or any of its Affiliates of any such amounts shall satisfy the Ceding Company’s obligations to transfer any such amount to the Reinsurer hereunder. Upon any recapture of the reinsurance ceded under this Agreement, without the need for any action on the part of the Parties, the Reinsurer shall cease to be entitled to any Ceded Reinsurance Recoveries.
Section 3.3.    Delayed Payments. If there is a delayed settlement of any payment due hereunder, interest will accrue on such overdue payment at the Interest Rate until settlement is made. For purposes of this Section 3.3, a payment will be considered overdue, and such interest will begin to accrue, on the first day immediately following the date such payment is due. For greater clarity, a payment shall be deemed to be due hereunder on the last date on which such payment may be timely made under the applicable provision.
Section 3.4.    Defenses. The Reinsurer accepts, reinsures and assumes the Reinsured Risks subject to any and all defenses, set-offs and counterclaims to which the Ceding Company would be entitled with respect to the Reinsured Risks, it being expressly understood and agreed to by the Parties hereto that no such defenses, set-offs, or counterclaims are or shall be waived by the execution and delivery of this Agreement or the consummation of the transactions
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contemplated hereby and that the Reinsurer is and shall be fully subrogated in and to all such defenses, set-offs and counterclaims.
Section 3.5.    Offset. Except as otherwise provided under Applicable Law, or as to claim amounts due to Policyholders or other Persons under the Reinsured Policies or the Assumed Reinsurance Contracts that are payable by the Reinsurer (or the Administrator) as administrator pursuant to the Administrative Services Agreement, any debits or credits incurred in favor of or against either the Ceding Company or the Reinsurer under or with respect to the Transaction Agreements are deemed mutual debits or credits and may be set off, and only the net balance shall be allowed or paid, regardless of any insolvency, rehabilitation, conservatorship or comparable proceeding by or against the Ceding Company or the Reinsurer. Such right shall apply to the full extent permitted under the laws of the state of domicile of the insolvent party.
Section 3.6.    Policy Administration. For so long as the Administrative Services Agreement remains in effect, the Reinsurer or its Affiliates shall administer the Reinsured Policies and the Assumed Reinsurance Contracts on behalf of the Ceding Company, in each instance in accordance with the terms of the Administrative Services Agreement. The Reinsurer shall provide to the Administrator sufficient funds to permit the Administrator to pay all amounts required to be paid by the Administrator pursuant to the terms of the Administrative Services Agreement.
Section 3.7.    Bank Accounts. For as long as the Administrative Services Agreement remains in effect, the Reinsurer (or the Administrator) may open and maintain lockboxes or bank accounts, including the Working Account, in the name of the Ceding Company (or, in the case of the Working Account, in the name of the Reinsurer, or the Administrator, on behalf of the Ceding Company) with banking institutions for use by the Reinsurer (or the Administrator) in providing the administrative services thereunder (the “Bank Accounts”). The Reinsurer (or the Administrator) shall have the exclusive authority over the Bank Accounts including, without limitation, the exclusive authority to (a) designate the authorized signatories on the Bank Accounts, (b) issue drafts on and make deposits in the Bank Accounts in the name of the Ceding Company, (c) make withdrawals from the Bank Accounts and (d) enter into agreements with respect to the Bank Accounts on behalf of the Ceding Company; provided that in no event shall the Ceding Company be responsible for any fees, overdraft charges or other payments, liabilities or obligations with respect to any such Bank Accounts or be obligated to provide funding for the Bank Accounts, and the Reinsurer shall indemnify and hold harmless the Ceding Company from such liabilities. The Reinsurer or the Administrator (as the case may be) shall be entitled to all interest that accrues with respect to any such Bank Accounts. The Ceding Company shall do all things reasonably necessary at the Reinsurer’s expense to enable the Reinsurer (or the Administrator) to open and maintain the Bank Accounts including, without limitation, executing and delivering such depository resolutions and other documents as may be requested from time to time by the banking institutions. The Ceding Company agrees that it shall not be entitled to (i) have any authorized signatories to the Bank Accounts or (ii) have any access to the funds in the Bank Accounts. The Ceding Company further agrees that, without the Reinsurer’s prior written consent, it shall not make any changes to the authorized signatories on the Bank Accounts nor attempt to withdraw any funds therefrom. This Section 3.7 shall not be deemed to limit or
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otherwise affect any rights that the Ceding Company may have pursuant to the Working Account Security Agreement.
Section 3.8.    Reports from the Reinsurer.
(a)    For so long as the Administrative Services Agreement remains in effect, the Reinsurer shall cause the Administrator to provide to the Ceding Company periodic accounting and other reports with respect to the Reinsured Policies and the Assumed Reinsurance Contracts as specified in the Administrative Services Agreement. Except as otherwise set forth herein or in the Administrative Services Agreement, settlement with respect to amounts owed hereunder by the Reinsurer to the Ceding Company and by the Ceding Company to the Reinsurer shall be performed through the direct payment by the Reinsurer (or its Affiliates) of Reinsured Liabilities and direct receipt by the Reinsurer (or its Affiliates) of Ceded Reinsurance Recoveries on an ongoing basis pursuant to the Administrative Services Agreement.
(b)    Promptly following the Reinsurer’s filing of its annual audited statutory financial statements (along with the audit report thereon) and its financial condition report with its Insurance Regulator, the Reinsurer shall provide a copy of such statements and report to the Ceding Company.
(c)    The Reinsurer shall provide to the Ceding Company a report setting forth in reasonable detail its calculation of the amounts specified in clause (a) of the definition of Funding Triggering Event and clause (c) of the definition of Recapture Triggering Event (i) as of the end of each calendar quarter following the Inception Date ending on March 31, June 30 or September 30 not later than sixty (60) days after the end of such calendar quarter (or, if later, by such date as the Reinsurer may, under Applicable Law, file its Statutory Financial Statements for such quarterly period with the applicable Insurance Regulator) and (ii) as of the end of each calendar year following the Inception Date not later than one hundred twenty (120) days after the end of such calendar year (or, if later, by such date as the Reinsurer may, under Applicable Law, file its Statutory Financial Statements for such annual period with the applicable Insurance Regulator). In connection with this Section 3.8(c), for purposes of determining whether a BSCR Event has occurred, (i) if the Bermuda Monetary Authority ceases to use the term “Available Statutory Capital and Surplus,” “Enhanced Capital Requirement” or “Bermuda Solvency Capital Requirement” as applied to the Reinsurer, then such term(s) as used in this Agreement shall mean the respective comparable term then used by the Bermuda Monetary Authority as applied to the Reinsurer, (ii) if the Bermuda Monetary Authority modifies the method of calculating “Available Statutory Capital and Surplus,” “Enhanced Capital Requirement” and “Bermuda Solvency Capital Requirement”, then the Reinsurer shall calculate such amounts in accordance with the method as so modified, and (iii) if the Bermuda Monetary Authority ceases to establish a “Bermuda Solvency Capital Requirement”, then the Reinsurer shall calculate “Available Statutory Capital and Surplus,” “Enhanced Capital Requirement” and “Bermuda Solvency Capital Requirement” as such requirements were last established by the Bermuda Monetary Authority; provided, however, that if an event described in clauses (i), (ii) and (iii) of this sentence occurs, then for purposes of determining whether a BSCR Event has occurred, the percentage of regulatory capital required to be held by the Reinsurer that would constitute a
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BSCR Event shall be adjusted as appropriate so that it is equivalent to one hundred twenty percent (120%) of the Reinsurer’s “Enhanced Capital Requirement” as in effect as of the date hereof.
(d)    The Reinsurer shall provide written notice to the Ceding Company of the occurrence of any Funding Triggering Event or Recapture Triggering Event within five (5) Business Days after it becomes aware of such occurrence. Following receipt of such notice by the Ceding Company, the Reinsurer and the Ceding Company shall consult with each other regarding the occurrence of such Funding Triggering Event or Recapture Triggering Event (as the case may be) for a period ten (10) Business Days and the Reinsurer shall reasonably cooperate with the Ceding Company and promptly respond to the Ceding Company’s reasonable inquiries from time to time in connection therewith. If, within ten (10) Business Days of the end of such ten (10) Business Day period, the Ceding Company provides written notice to the Reinsurer that the Applicable Percentage shall be increased to 110% pursuant to the definition thereof, the Applicable Percentage shall be so increased. For the avoidance of doubt, no such notice from the Ceding Company shall be required for the provisions of this Agreement regarding a Recapture Triggering Event to become operative. In addition, notice shall be deemed to have been given by the Reinsurer to the Ceding Company if a Funding Triggering Event or a Recapture Triggering Event, as applicable, occurs, the Ceding Company has knowledge of such Funding Triggering Event or a Recapture Triggering Event and the Ceding Company gives written notice thereof to the Reinsurer.
Section 3.9.    Termination of Administrative Services Agreement. Following any termination of the Administrative Services Agreement pursuant to Section 8.2(b) or 8.2(c) thereof, unless such termination results from a recapture pursuant to Section 7.3 (and following such termination, this Agreement is no longer in effect), the following shall apply:
(a)    The Ceding Company shall assume responsibility for the administration of the Reinsured Policies and the Assumed Reinsurance Contracts. The Ceding Company may subcontract or outsource such responsibility to a third party administrator; provided, however, that the selection of a third party administrator shall require the prior written consent of the Reinsurer (which shall not be unreasonably withheld, conditioned or delayed). Subject to the foregoing, a third party administrator can either be an Affiliate of the Ceding Company or a third party.
(b)    The Ceding Company or a third party administrator, acting as replacement administrator as appropriate (the “Replacement Administrator”), shall have full authority to determine liability on any Reinsured Liabilities reinsured hereunder and may pay or settle such liabilities as it deems appropriate; provided that the Replacement Administrator acts in accordance with subsections (c) and (e) below.
(c)    The Replacement Administrator shall administer the Reinsured Policies and the Assumed Reinsurance Contracts (i) with the skill, diligence and expertise that would reasonably be expected from experienced and qualified personnel performing such duties in like circumstances, (ii) in accordance with (A) the terms and conditions of the Reinsured Policies and the Assumed Reinsurance Contracts and (B) all Applicable Laws, and (iii) subject to the
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foregoing, with substantially the same priority as it accords its own operations with respect to similar business for its own account.
(d)    The Reinsurer shall reimburse the Ceding Company for (i) the Ceding Company’s reasonable, out-of-pocket costs and expenses for transition of the administration of the Business to the Ceding Company or a third party administrator designated by the Ceding Company and (ii) the Ceding Company’s reasonable, out-of-pocket costs and expenses of the ongoing administration of the Reinsured Policies and the Assumed Reinsurance Contracts
(e)    The Replacement Administrator shall timely provide to the Reinsurer, within thirty (30) calendar days following the end of each Accounting Period during the remaining term of this Agreement, information regarding the Reinsured Policies and the Assumed Reinsurance Contracts, the Reinsured Liabilities and any amounts due between the Parties under this Agreement for such calendar month and such other information as may be reasonably requested by the Reinsurer (an “Accounting Report”). In the event of any termination of the Administrative Services Agreement, the Parties shall cooperate in good faith to establish the format and manner for the providing the Accounting Reports.
(f)    The Reinsurer shall pay to the Ceding Company, or the Ceding Company shall pay to the Reinsurer, as applicable, amounts due as reflected in each Accounting Report within ten (10) Business Days following delivery of such Accounting Report.
Section 3.10.    Salvage and Subrogation. The Reinsurer shall be subrogated to all rights of the Ceding Company against any Person who may be legally responsible in damages constituting Reinsured Liabilities for which the Reinsurer shall actually pay, or become liable to pay, on or after the Effective Time (but only to the extent of the amount of payment by, or the amount of liability of, the Reinsurer). In determining the amount of salvage or subrogation, there shall first be deducted from any amount recovered the out-of-pocket expenses incurred by or on behalf of the Ceding Company in effecting the recovery (including, without limitation, all court, arbitration, mediation or other dispute resolution costs, attorneys’ fees and expenses but excluding overhead, salaries and expenses of officers and employees of the Ceding Company and similar internal costs), except to the extent otherwise paid or reimbursed by the Reinsurer or its Affiliates under this Agreement or the Administrative Services Agreement. All amounts recovered in connection with salvage and subrogation net of expenses pursuant to this Section 3.10 shall be referred to as “Recoveries.”
ARTICLE IV.
LICENSES; RESERVE CREDIT; SECURITY
Section 4.1.    Licenses; Reserve Credit.
(a)    At all times during the term of this Agreement, the Reinsurer shall take all other actions so that the Ceding Company may receive Reserve Credit (including the posting of letters of credit or maintaining assets in a trust account). In addition, in furtherance of the performance of the Reinsurer’s obligations under Section 4.1(a), the Ceding Company and the Reinsurer agree to amend this Agreement, the Trust Agreement or any other Transaction
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Agreement or execute such additional documents as may be required to ensure continued Reserve Credit in the Applicable State. Notwithstanding anything to the contrary set forth in this Agreement, the Reinsurer shall not, as of any date of determination, be required to provide an aggregate amount of collateral hereunder, whether through posting letters of credit, maintaining assets in a trust account or otherwise, in excess of the Required Balance as of such date of determination.
Section 4.2.    Security.
(a)    On or prior to the Inception Date, the Reinsurer, as grantor, shall establish and thereafter shall maintain, at its sole cost and expense, the Trust Account with the Trustee, naming the Ceding Company as sole beneficiary thereof to secure the Reinsurer’s obligations hereunder. The Reinsurer shall maintain the Trust Account in accordance with the terms of this Agreement and the Trust Agreement. Concurrently with the execution of this Agreement, the Trust Account is being funded with Eligible Assets in accordance with Section 2.3 of the Master Transaction Agreement and Section 3.1.
(b)    In accordance with the terms set forth herein and in the Trust Agreement, and subject to the provisions of Section 4.8 hereof, the Reinsurer shall ensure that the Trust Account and the Working Account together hold Eligible Assets in accordance with the terms hereof with a Fair Market Value equal to the Required Balance; provided, however, that the Eligible Assets held in the Trust Account shall have a Fair Market Value equal to the Trust Required Balance. All transfers to and withdrawals from the Trust Account shall be in accordance with and subject to the requirements set forth herein and in the Trust Agreement.
(c)    The Reinsurer shall calculate the Required Balance and shall determine the Statutory Reserves in accordance with Domicile SAP; provided that, if the Administrative Services Agreement has been terminated in accordance with its terms, the Ceding Company shall calculate the Required Balance and shall determine the Statutory Reserves in accordance with Domicile SAP.
(d)    During the term of the Trust Agreement, the Reinsurer shall not, and shall direct that the Trustee shall not, grant or cause or permit to be created or granted in favor of any third person any security interest whatsoever in any of the assets in the Trust Account.
Section 4.3.    Trust Account and Settlements. The Trustee shall hold assets in the Trust Account pursuant to the terms of the Trust Agreement. All settlements of account under this Agreement between the Ceding Company and the Reinsurer shall be made in United States dollars in cash or its equivalent.
Section 4.4.    Eligible Assets. The assets that may be held in the Trust Account shall consist of cash or investments of the type consistent with the requirements under the insurance laws of the Applicable State with respect to providing Reserve Credit to the Ceding Company; provided, that (i) each such investment that is a security is issued by an institution that is not the Reinsurer, Ceding Company or an Affiliate of either Party and (ii) such investments comply with the Investment Guidelines (the assets meeting the requirements of this sentence being the
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“Eligible Assets”). The Reinsurer agrees to limit its investments of assets in the Trust Account to investments in Eligible Assets and in the amounts/percentages as provided in the Investment Guidelines. The Reinsurer and the Ceding Company will monitor the assets in the Trust Account for compliance with the definition of Eligible Assets, including those limitations on amounts/percentages of certain assets as set forth in the Investment Guidelines.
Section 4.5.    Deposit of Assets. Prior to depositing assets in the Trust Account, the Reinsurer will execute assignments or endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that the Ceding Company, or the Trustee upon the direction of the Ceding Company, may whenever necessary negotiate these assets without the consent or signature from the Reinsurer or any other entity.
Section 4.6.    [Intentionally Omitted].
Section 4.7.    [Intentionally Omitted].
Section 4.8.    Withdrawal of Assets from the Trust Account. The Ceding Company and Reinsurer agree that the assets maintained in the Trust Account may be withdrawn by the Ceding Company, or any successor by operation of law of the Ceding Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Ceding Company, without diminution because of insolvency on the part of the Ceding Company or Reinsurer, at any time without notice or consent from the Reinsurer but only for one or more of the following purposes:
(a)    To pay or reimburse the Ceding Company for the Reinsurer’s share under this Agreement regarding any Reinsured Liabilities paid by the Ceding Company, but not recovered from the Reinsurer;
(b)    To make payment to the Reinsurer of any amounts held in the Trust Account that exceed 100% of the Required Balance;
(c)    To transfer to the Working Account any amounts held in the Trust Account that exceed the Trust Required Balance;
(d)    When the Ceding Company has received notification of termination of the Trust Account and when the Reinsurer’s entire obligations under this Agreement remain unliquidated and undischarged ten (10) calendar days prior to the termination date, to (1) withdraw amounts equal to such obligations; and (2) deposit those amounts in a separate account in the name of the Ceding Company, in any qualified U.S. financial institution as defined in Section 173.1(3)(B) of the Illinois Administrative Code apart from its general assets; and in trust for the uses and purposes specified in subsections (a), (b) and (c) as may remain executory after the withdrawal and for any period after the termination date.
The Ceding Company shall return to the Trust Account (x) within five (5) Business Days of withdrawal, assets withdrawn in excess of all amounts due under Section 4.8(a), (b), (c) and (d), assets that are subsequently determined not to be due, within five (5) Business Days of such
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determination. The Ceding Company shall pay to the Reinsurer interest on such excess withdrawn amounts under Section 4.8(a), (b), (c) and (d) at the Interest Rate for the period that such assets are held by the Ceding Company. Any such excess amount shall at all times be held by the Ceding Company (or any successor by operation of law of the Ceding Company, including any liquidator, rehabilitator, receiver or conservator of the Ceding Company) in trust for the benefit of the Reinsurer and be maintained in a segregated account, separate and apart from any assets of the Ceding Company for the sole purpose of funding the payments and reimbursements described in paragraphs (a), (b), (c) or (d) of Section 4.8. The Ceding Company may at any time substitute or exchange any assets held in such account and invest or reinvest such assets, provided that the assets so substituted or exchanged and all reinvestment assets are Eligible Assets.
Section 4.9.    Adjustment of Security and Withdrawals.
(a)    The amount of security required to be provided by the Reinsurer hereunder shall be adjusted following the end of each calendar month after the Effective Time based on (1) the Required Balance as of the end of such calendar month and (2) the Fair Market Value, of Eligible Assets as of the end of such calendar month.
(i)    The amount of security held in the Trust Account shall be adjusted as follows:
(A)    If the aggregate Fair Market Value of the Eligible Assets held in the Trust Account as of the end of such calendar month is less than the Trust Required Balance, calculated based on the most recent report delivered by the Reinsurer or the Ceding Company, under Section 4.9(b) or Section 4.9(c), as applicable, then Reinsurer shall, no later than five (5) Business Days following the Security Funding Reporting Date, transfer additional Eligible Assets to the Trust Account so that the aggregate Fair Market Value of the Eligible Assets held in the Trust Account is not less than the Trust Required Balance. Such transfer may be funded by a transfer from the Working Account if such transfer is permitted under Section 4.9(a)(ii)(B) with respect to the same calendar month.
(B)    If the aggregate Fair Market Value of the Eligible Assets held in the Trust Account as of the end of such calendar month exceeds an amount equal to (1) 100% of the Trust Required Balance, calculated based on the most recent report delivered by the Reinsurer or the Ceding Company, under Section 4.9(b) or Section 4.9(c), as applicable, plus (2) the Fair Market Value of the Eligible Assets to be transferred to the Working Account pursuant to Section 4.9(a)(ii)(A), then the Ceding Company shall, within five (5) Business Days following the Security Funding Reporting Date, direct the Trustee to transfer such excess to the Reinsurer.
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(ii)    The amount of security held in the Working Account shall be adjusted as follows:
(A)    If the aggregate Fair Market Value of the Eligible Assets held in the Working Account as of the end of such calendar month is less than the Working Account Permitted Balance, calculated based on the most recent report delivered by the Reinsurer or the Ceding Company, under Section 4.9(b) or Section 4.9(c), as applicable, then the Ceding Company shall, no later than five (5) Business Days following the Security Funding Reporting Date, direct the Trustee to transfer additional Eligible Assets to the Working Account so that the aggregate Fair Market Value of the Eligible Assets held in the Working Account is not less than the Working Account Permitted Balance.
(B)    If the aggregate Fair Market Value of the Eligible Assets held in the Working Account as of the end of such calendar month exceeds 100% of the Working Account Permitted Balance, calculated based on the most recent report delivered by the Reinsurer or the Ceding Company, under Section 4.9(b) or Section 4.9(c), as applicable, then the Reinsurer shall have the right to withdraw such excess (1) to the extent necessary for the aggregate Fair Market Value of the Eligible Assets held in the Trust Account to equal the Trust Required Balance, solely for deposit by the Reinsurer into the Trust Account (after giving effect to the other adjustments contemplated by this Section 4.9) and (2) to the extent such excess is not required to be deposited into the Trust Account pursuant to the foregoing clause (1), in its sole and absolute discretion.
(b)    Subject to Section 4.9(c) below, the Reinsurer shall furnish, or cause the Administrator to furnish, a report (each, a “Monthly Report”) to the Ceding Company no later than seven (7) Business Days following the end of each calendar month (the “Security Funding Reporting Date”). Each Monthly Report shall include working papers supporting the determination of the Required Balance and a listing of each asset in the Trust Account and the Working Account setting forth the Fair Market Value of each such asset as of the end of the relevant Accounting Period and indicating if any such asset is not an Eligible Asset. In the event that the Ceding Company disagrees with the Reinsurer’s calculation of the Required Balance or of the Fair Market Value of any Eligible Asset or whether any asset is an Eligible Asset as set forth in such report, the Ceding Company may deliver written notice to the Reinsurer of such disagreement and the Parties shall attempt in good faith to resolve such disagreement.
(c)    In the event that the Ceding Company is responsible for calculating the Required Balance pursuant to Section 4.2(c), the Ceding Company shall deliver to the Reinsurer a report no later than seven (7) Business Days following the end of each calendar month for any such month in which the Ceding Company shall calculate the Required Balance, a report setting forth its calculation of the Required Balance (the “Ceding Company Required Balance Report”). The Reinsurer shall cooperate and assist the Ceding Company in calculating the Required Balance and otherwise preparing the Ceding Company Required Balance Reports. For any month in which the Ceding Company shall deliver a Ceding Company Required Balance Report,
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the Security Funding Reporting Date shall be a date that is seven (7) Business Days following receipt by the Reinsurer of the Ceding Company Required Balance Report. In the event that the Reinsurer disagrees with the Ceding Company’s calculation of Required Balance, the Reinsurer may deliver written notice to the Ceding Company of such disagreement and the Parties shall attempt in good faith to resolve such disagreement.
(d)    Any resolution as to disagreements arising under Section 4.9(d) or Section 4.9(c) agreed to in writing by the Parties shall be final and binding upon the Parties. If the Parties are unable to resolve any disagreement as to the calculation of the Required Balance or of the Fair Market Value of any Eligible Asset or whether any asset is an Eligible Asset within ten (10) Business Days after the Ceding Company delivers written notice of any such disagreement to the Reinsurer, or the Reinsurer delivers written notice of such disagreement to the Ceding Company, as the case may be, the Parties shall jointly request the Independent Accountant to determine the Required Balance and/or the Fair Market Value of the disputed Eligible Asset or whether the disputed asset is an Eligible Asset as of the relevant date. The Independent Accountant’s determination of the Required Balance and/or of the Fair Market Value, as applicable, of the disputed Eligible Asset or whether the disputed asset is an Eligible Asset shall be final and binding upon the Parties. Each Party shall pay one-half of the Independent Accountant’s fees, costs and expenses associated with the Independent Accountant’s determination. After a final and binding resolution of any dispute described in this Section 4.9(d) is reached, the Parties agree to make any necessary adjustments under Section 4.9(a) so that the aggregate Fair Market Value of the Eligible Assets held in the Trust Account is not less than the Trust Required Balance (or, following any withdrawal from the Trust Account, is not less than 100% of the Trust Required Balance) and the Fair Market Value of the Eligible Assets held in the Working Account is not less than the Working Account Permitted Balance. In connection with any such disagreement regarding the Fair Market Value of an asset in the Trust Account or the Working Account that does not have a readily observable market price, the Reinsurer shall, upon reasonable request, promptly provide the Ceding Company with a third party valuation analysis prepared by a nationally reputable valuation firm, the reasonable out-of-pocket costs of which will be borne equally by the Parties.
(e)    Notwithstanding anything the contrary herein, the parties acknowledge and agree that the calculations of the Required Balance in each Monthly Report or Ceding Company Required Balance Report (i) may be made by referring to the calculations for the prior month (or the period that has elapsed since the most recent available assessment or review of Statutory Reserves) and accounting for all Reinsured Liabilities paid in the applicable month (or relevant period), all Ceded Reinsurance Recoveries collected during the applicable month (or relevant period) and all Recoveries collected during the applicable month (or relevant period) and (ii) may not involve an assessment or review Statutory Reserves; provided, that, an assessment or review of Statutory Reserves shall be made at least annually.
Section 4.10.    Termination of Trust Agreement. Promptly following termination of this Agreement and payment of the full amount due by the Reinsurer hereunder, the Ceding Company and the Reinsurer shall take all actions necessary to terminate the Trust Agreement and
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the Working Account Security Agreement and cause any balances in the Trust Account and the Working Account to be paid to an account designated by the Reinsurer.
Section 4.11.    Working Account. As may be reasonably required in order to pay from the Working Account Reinsured Liabilities in excess of the balance of the Working Account as of the applicable time, (i) the Reinsurer or the Administrator may request that the Ceding Company direct the Trustee to transfer from the Trust Account to the Working Account funds in an amount sufficient to increase the balance of the Working Account as necessary to pay such Reinsured Liabilities to the extent that making such transfer would not reduce the Fair Market Value of the Eligible Assets held in the Trust Account to less than the Trust Required Balance after giving effect to such transfer and the payment of such Reinsured Liabilities and (ii) the Ceding Company agrees that it shall not unreasonably withhold, condition or delay its approval to such a withdrawal from the Trust Account.
ARTICLE V.
OVERSIGHTS; COOPERATION

Section 5.1.    Oversights. Inadvertent delays, oversights, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either Party from any liability that would have attached had such delay, oversight, error or omission not occurred. The Parties shall nevertheless cooperate in good faith to rectify such delay, oversight, error or omission as soon as possible after discovery so that both Parties shall be restored as closely as possible to the positions they would have occupied if no delay, oversight, error or omission had occurred.
Section 5.2.    Cooperation. The Ceding Company and the Reinsurer shall cooperate with each other in order to accomplish the objectives of this Agreement by furnishing additional information and executing and delivering any additional documents as may be reasonably requested by the other to further perfect or evidence the consummation of, or otherwise implement, any transaction contemplated by this Agreement or the other Transaction Agreements, or to aid in the preparation of any regulatory filing or financial statement; provided, however, that any such additional documents must be reasonably satisfactory to each Party and not impose upon either Party any material liability, risk, obligation, loss, cost or expense not contemplated by this Agreement or the other Transaction Agreements.
ARTICLE VI.
INSOLVENCY

Section 6.1.    Insolvency of the Ceding Company.
(a)    In the event of the insolvency of the Ceding Company, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Ceding Company or to its liquidator, receiver, or statutory successor, except (i) where the Reinsured Policy specifically provides another payee of such reinsurance in
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the event of the insolvency of the Ceding Company; or (ii) where the Reinsurer, with the consent of the Policyholder, has assumed such policy obligations of the Ceding Company to the Policyholder under the Reinsured Policies and in substitution for the obligations of the Ceding Company to such Policyholder.
(b)    It is understood, however, that in the event of such an insolvency of the Ceding Company, the liquidator, receiver or statutory successor of the Ceding Company shall give written notice of the pendency of a claim against the Ceding Company on a Reinsured Policy within a reasonable period of time after such claim is filed in the applicable insolvency proceedings and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Ceding Company or its liquidator, receiver or statutory successor. It is further understood that the expense thus incurred by the Reinsurer will be chargeable, subject to Applicable Law and court approval, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.
ARTICLE VII.
DURATION; SURVIVAL; RECAPTURE

Section 7.1.    Duration. This Agreement shall continue in force until the earliest to occur of (i) the Ceding Company’s liability arising out of or related to all Reinsured Policies and Assumed Reinsurance Contracts is terminated in accordance with their respective terms and each Party has received payments which discharge the other Party’s liabilities incurred hereunder prior to such termination, (ii) in accordance with Section 7.3 if the Ceding Company has elected to recapture the reinsurance ceded under this Agreement and (iii) the date on which Reinsurer has paid an amount in respect of Reinsured Liabilities hereunder equal to the Aggregate Limit.
Section 7.2.    Survival. Notwithstanding the other provisions of this Article VII, the terms and conditions of Article I and Article VIII and the provisions of Section 7.5, Section 10.1, Section 10.4, Section 10.5, Section 10.10 and Section 10.12 shall remain in full force and effect after the termination of this Agreement.
Section 7.3.    Recapture.
(a)    During the continuation of a Recapture Triggering Event, the Ceding Company shall have the right (but not the obligation) to recapture all, and not less than all, of the reinsurance ceded under this Agreement, by providing the Reinsurer with written notice of its intent to effect recapture; provided, however, that the Ceding Company must exercise such right within ninety (90) days of receipt of notice from the Reinsurer of the occurrence of such Recapture Triggering Event from the Reinsurer. Recapture of the Reinsured Policies and the Assumed Reinsurance Contracts shall be effective on the tenth (10th) day following the day on which the Ceding Company has provided the Reinsurer with such notice or such later day as set forth in the Ceding Company recapture notice (the “Recapture Date”).
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(b)    Following a recapture pursuant to Section 7.3(a), subject to the satisfaction of payment obligations described in Section 7.4, both the Ceding Company and the Reinsurer will be fully and finally released from all rights and obligations under this Agreement in respect of the Reinsured Policies and the Assumed Reinsurance Contracts other than (i) the indemnification obligations set forth in Article VIII and (ii) the obligations under the provisions that expressly survive termination as provided in Section 7.2.
(c)    Notwithstanding the remedies contemplated by this Article VII or the other Transaction Agreements, the Ceding Company may, in its sole discretion, require direct payment by the Reinsurer of any sum that is in default under this Agreement or any other Transaction Agreement in lieu of exercising the remedies in Article VII, and it shall be no defense to any such claim that such Party might have had other recourse.
Section 7.4.    Recapture Payments.
(a)    In connection with a recapture pursuant to Section 7.3, the Ceding Company shall prepare a settlement statement within fifteen (15) calendar days after the Recapture Date (the “Terminal Settlement Statement”) setting forth the terminal settlement calculated in accordance with Schedule B (the “Terminal Settlement”). If the undisputed amount of the Terminal Settlement is positive, then within five (5) Business Days following the date on which the Ceding Company delivers the Terminal Settlement Statement to the Reinsurer (i) the Reinsurer and the Ceding Company shall instruct the Trustee pursuant to the Trust Agreement to transfer to the Ceding Company assets with a Fair Market Value equal to such undisputed amount to the extent not otherwise paid by the Reinsurer in cash prior to such date (or if the assets in the Trust Account are insufficient for such payment, instruct the Trustee to transfer all assets remaining in the Trust Account to the Ceding Company) and (ii) if the assets in the Trust Account are insufficient for payment of such undisputed amount, the Reinsurer shall pay, including through a release of amounts held in the Working Account, any shortfall to the Ceding Company in cash. If the undisputed amount of the Terminal Settlement is negative, then within five (5) Business Days following the date on which the Ceding Company delivers the Terminal Settlement Statement to the Reinsurer, the Reinsurer and the Ceding Company shall (x) instruct the Trustee pursuant to the Trust Agreement to transfer to the Reinsurer assets with a Fair Market Value equal to the absolute value of such undisputed amount to the extent not otherwise paid by the Ceding Company in cash prior to such date (or if the assets in the Trust Account are insufficient for such payment, instruct the Trustee to transfer all assets remaining in the Trust Account to the Reinsurer) and (y) cause the balance of the Working Account to be paid to an account designated by the Reinsurer. In addition, following the payment in full of the Terminal Settlement (including the resolution of all disputed items in accordance with paragraph (b) below), (1) the Trust Account shall be terminated and any remaining amounts or amount held in the Trust Account shall be released to the Reinsurer after the full satisfaction of the Terminal Settlement pursuant to the Terminal Settlement Statement and (2) any remaining amounts or amount held in the Working Account shall be paid to an account designated by the Reinsurer. The Ceding Company shall promptly take all actions, including providing written consent to the Trustee, to permit such termination of the Trust Account and release of such assets to the Reinsurer and release the balance of the Working Account to the Reinsurer.
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(b)    In the event that the Reinsurer disagrees with the calculation of the Terminal Settlement, the Reinsurer shall within five (5) Business Days after its receipt of such report deliver written notice to the Ceding Company of such disagreement and the Parties shall attempt in good faith to resolve such disagreement. Any resolution agreed to in writing by the Parties shall be final and binding upon the Parties. If the Parties are unable to resolve any disagreement within ten (10) Business Days after the Reinsurer delivers written notice of any such disagreement to the Reinsurer, either Party may request the Independent Accountant to determine the Terminal Settlement. The Independent Accountant’s determination of the Terminal Settlement shall be final and binding upon the Parties. The fees, costs and expenses associated with the Independent Accountant’s determination shall be allocated between the Ceding Company and the Reinsurer in accordance with the Independent Accountant’s judgment as to the relative merits of the Parties’ proposals in respect of the dispute. Within five (5) Business Days after a final and binding resolution of any dispute described in this Section 7.4(b) is reached, the Parties agree to make any necessary adjustments under Section 7.4(a).
Section 7.5.    Recoveries. Following any recapture or termination of this Agreement, the Reinsurer shall be entitled to, and the Ceding Company shall promptly remit to the Reinsurer, all Ceded Reinsurance Recoveries (to the extent related to amounts paid by the Reinsurer) and Recoveries that have not been collected and remain outstanding as of the date of such recapture or termination, on an as-collected basis; provided that no additional Ceded Reinsurance Recoveries shall be payable to the Reinsurer and the Reinsurer shall have no further right to collect any Ceded Reinsurance Recoveries.
ARTICLE VIII.
INDEMNIFICATION

Section 8.1.    Reinsurer’s Obligation to Indemnify. The Reinsurer hereby agrees to indemnify, defend and hold harmless the Ceding Company and its Affiliates and their respective officers, directors, stockholders, employees, representatives, successors and assigns (collectively, the “Ceding Company Indemnified Parties”) from and against any and all Indemnifiable Losses incurred by the Ceding Company Indemnified Parties to the extent arising from (i) any breach by the Reinsurer of the covenants and agreements of the Reinsurer contained in this Agreement; (ii) all Reinsurer Extra-Contractual Obligations; and (iii) any successful enforcement of this indemnity.
Section 8.2.    Ceding Company’s Obligation to Indemnify. The Ceding Company hereby agrees to indemnify, defend and hold harmless the Reinsurer and its Affiliates and their respective officers, directors, stockholders, employees, representatives, successors and assigns (collectively, the “Reinsurer Indemnified Parties”) from and against any and all Indemnifiable Losses incurred by the Reinsurer Indemnified Parties to the extent arising from (i) any breach by the Ceding Company of the covenants and agreements of the Ceding Company contained in this Agreement; (ii) any Ceding Company Extra-Contractual Obligations; and (iii) any successful enforcement of this indemnity.
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Section 8.3.    Applicability of Master Transaction Agreement. The procedures, but not the limitations, set forth in Article VII of the Master Transaction Agreement shall apply to Indemnifiable Losses under this Article VIII.
Section 8.4.    Good Faith. The Ceding Company and the Reinsurer each hereby covenants and agrees that from and after the Inception Date it shall act in good faith and deal fairly with each other in order to accomplish the objectives of this Agreement, the Master Transaction Agreement and the other Transaction Agreements; provided that each party hereto absolutely and irrevocably waives resort to the duty of “utmost good faith” or any similar principle in connection with the formation of this Agreement, the Master Transaction Agreement or any other Transaction Document.
ARTICLE IX.
TAXES

Section 9.1.    Excise Taxes. The Ceding Company will pay all Federal excise tax applicable to the Reinsurance Premium, to the extent the Reinsurance Premium is subject to such excise tax. For the avoidance of doubt, such amounts shall be paid directly by the Ceding Company and shall not be part of the payments referenced in Section 3.1.
Section 9.2.    FATCA and Withholding. On or prior to the date hereof, the Reinsurer has provided or otherwise made available to the Ceding Company documentation on forms approved by the United States Internal Revenue Service establishing an exemption from withholding of premium or other amounts payable hereunder in accordance with the Code, including the Foreign Account Tax Compliance Act, and the Reinsurer shall provide or otherwise make available updated documentation to Ceding Company upon request therefor.
ARTICLE X.
MISCELLANEOUS

Section 10.1.    Notices. All notices, requests, consents, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by electronic mail (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following respective addresses (or at such other address for a Party hereto as shall be specified in a notice given in accordance with this Section 10.1):
(a)    if to the Ceding Company:
Continental Casualty Company
151 North Franklin Street, 9th Floor,
Chicago, IL 60606
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Attention: José Ramón González, Executive Vice President and General Counsel
Telephone: (312) 822-4641
Fax:
Email: jose.gonzalez@cna.com

with copies (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Michael Groll; Matthew B. Stern
Telephone: 212-728-8616
Fax: 212-728-9616
Email: mgroll@willkie.com; mstern@willkie.com

if to the Reinsurer:
Cavello Bay Reinsurance Limited
Windsor Place, 3rd Floor
22 Queen Street
Hamilton, HM11
Bermuda
Attention: Paul J. O’Shea
Email: Paul.OShea@enstargroup.com

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
1735 Market Street, Suite 2300
Philadelphia, PA 19103-6996
Attention: Robert C. Juelke
Email: bob.juelke@hoganlovells.com

or at such other address for a Party hereto as such Party may hereafter specify for the purpose by notice to the other Party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.
Section 10.2.    Entire Agreement. This Agreement, together with the Schedules referred to herein, the Master Transaction Agreement, the Administrative Services Agreement, Trust Agreement, and the other Transaction Agreements delivered pursuant hereto and thereto contain
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the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect thereto.
Section 10.3.    Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Parties, or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.
Section 10.4.    Governing Law. THIS AGREEMENT AND ANY DISPUTE ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF ILLINOIS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.
Section 10.5.    Disputes Subject to Arbitration. Unless the Parties hereto mutually agree to waive arbitration with respect to a particular dispute and subject to Section 10.6, the Parties hereto hereby agree that binding arbitration shall be the sole method for resolution of any and all dispute(s) arising between them with reference to any transactions, terms or conditions under this Agreement, including its formation and validity.
Section 10.6.    Arbitration Procedure.
(a)    Arbitration proceedings brought hereunder shall be referred for final determination to the majority decision of a panel (the “Panel”) of three arbitrators. Notice of demand for arbitration shall be made by the Party requesting arbitration (the “Petitioner”) in writing and shall be served on the other Party (the “Respondent”) in the manner set forth in Section 10.1. The notice requesting arbitration shall identify the dispute and the issues to be resolved in the view of the Petitioner. The term “days” as used in this Section 10.6 shall mean calendar days.
(b)    The board of arbitration shall be composed of two arbitrators and an umpire. Each member of the board of arbitration shall be active or retired officials of insurance or insurance management companies (other than the parties or their affiliates), or underwriters at Lloyd's, London. Each party shall appoint its arbitrator, and the two arbitrators shall choose an impartial umpire. The Petitioner shall name its arbitrator in the demand for arbitration. If the Respondent fails to appoint its arbitrator and to notify Petitioner of such appointment within twenty (20) days after receipt of the demand for arbitration, the Petitioner may also appoint the second arbitrator within ten (10) days after the expiration of said twenty (20) day period. If the two arbitrators fail to agree upon the appointment of any umpire at the end of thirty (30) days following the appointment of the second arbitrator, then the umpire shall be appointed by a mutually agreed umpire selection process.
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(c)    Unless otherwise directed by the Panel, within thirty (30) days after notice of appointment of all arbitrators, the Petitioner and the Respondent shall each submit a statement of position to the Panel.
(d)    Subject to a mutually agreed arbitration schedule as approved by the Panel, within sixty (60) days after notice of appointment of all arbitrators, each Party shall provide the other with such relevant books, records and/or other papers as are reasonably requested by the other Party or required by the Panel and which are not protected from disclosure by either the work-product or attorney-client privilege.
(e)    Unless some other location is mutually agreeable to the Parties, arbitration proceedings shall take place in Chicago, Illinois. Arbitration shall commence as soon as practicable. The specific time and site of arbitration shall be promptly agreed to by the Parties, or if no consensus is reached, then determined by the Panel.
(f)    The Panel shall be relieved from applying the strict rules of evidence and/or procedure and, in so far as not in conflict with the express terms of this Agreement, shall make its decision based on the custom and practice of the insurance and reinsurance business with a view toward effecting the intent of this Agreement in a reasonable manner in resolving any ambiguities inherent in this Agreement or the operation thereof. In the absence of any such ambiguity, the express terms of this Agreement will control. Should either Party fail, following the other Party’s adherence to proper notice procedures, to appear at arbitration and/or fail to furnish the Panel with any subpoenaed papers or information, the Panel is empowered to proceed ex parte. The Panel shall make its award within 60 days following the close of the hearing. The majority decision of the Panel shall be final and binding upon the Parties and shall be reduced to written award, which may include factual findings, and shall be signed by any two of the three arbitrators, dated and delivered overnight to the Parties. The Panel may award pre-judgment and post judgment interest, but in no case shall the authority of the Panel extend to awarding punitive or exemplary damages. Judgment may be entered upon the award by any court having jurisdiction. The Panel shall have the power to make interim and equitable awards, including but not limited to pre-award security, preliminary injunction and specific performance, and the Parties may have recourse to a court of competent jurisdiction to seek immediate enforcement of any such interim or equitable award of the arbitrators and such awards shall be considered final for such purpose.
(g)    Each Party shall equally bear the cost and expense of the arbitrators. Unless mutually agreed otherwise, a court reporter transcript shall be taken of the hearing with costs to be divided equally between the Parties. The remaining costs of arbitration shall be allocated by the Panel.
(h)    The arbitration proceeding brought hereunder, any or all provisions contained herein, and arbitration awards entered pursuant to this Article are specifically governed by, subject to and enforceable under the Federal Arbitration Act (Title 9, United States Code, Section 1, et seq., as amended).
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(i)    Each Party agrees that time is of the essence with respect to all terms and conditions referenced in this Section 10.6. All deadlines contained in this Section 10.6 may be extended by mutual consent of the Parties.
(j)    Each Party agrees that any arbitration award entered pursuant to and governed by Section 10.5 and this Section 10.6 shall not have any precedential or collateral estoppel effect on future arbitrations, proceedings or controversies, if any, between the Parties except for such future arbitrations, proceedings or controversies under this Agreement or any agreement contemplated by the foregoing. Any claim of res judicata or claim preclusion shall itself be subject to arbitration.
Section 10.7.    Consent to Jurisdiction; Waiver of Jury Trial. Each of the Parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the federal courts located in Chicago, Illinois (any such court, an “Illinois Court”) (a) for purposes of entering judgment upon the award rendered by the Panel in accordance with Section 10.6, (b) for purposes of entering injunctions and other interim or equitable awards in accordance with Section 10.6 and (c) in the event that the provisions of Section 10.5 requiring that a dispute be resolved by arbitration are waived by the Parties. In any such Action, suit or other proceeding, each of the Parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of such Illinois Court, that such Action or suit is brought in an inconvenient forum or that the venue of such Action, suit or other proceeding is improper; provided that nothing set forth in this sentence shall prohibit any of the Parties hereto from removing any matter from one Illinois Court to another Illinois Court. Each of the Parties hereto also agrees that any final and unappealable judgment against a Party hereto in connection with any such Action, suit or other proceeding shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. Any process or other paper to be served in connection with any Action or proceeding under this Agreement shall if delivered or sent in accordance with Section 10.1 constitute good, proper and sufficient service thereof. Each of the Parties hereto waives trial by jury in any Action, suit or other proceeding arising out of or related to this Agreement or the transactions contemplated hereby. Neither Party hereto nor any successor or permitted assignee of a Party hereto shall seek a jury trial in any Action, suit or other proceeding arising out of or related to this Agreement or the transactions contemplated hereby. Neither Party hereto will seek to consolidate any such Action, suit or other proceeding, in which a jury trial has been waived, with any other Action in which a jury trial cannot be or has not been waived. The provisions of this waiver have been fully discussed by the Parties hereto, and the provisions shall be subject to no exceptions. Neither Party hereto has in any way agreed with or represented to the other that the provisions of this Section 10.7 will not be fully enforced in all instances.
Section 10.8.    Expenses. Except as otherwise provided herein or in the other Transaction Agreements, the Parties hereto shall each bear their respective expenses incurred in connection with the negotiation, preparation, execution, and performance of this Agreement and
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the transactions contemplated hereby, including all fees and expenses of counsel, actuaries and other representatives.
Section 10.9.    Counterparts. This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the Parties hereto. Each counterpart may be delivered by facsimile or electronic mail transmission, which transmission shall be deemed delivery of an originally executed document.
Section 10.10.    Severability. Any term or provision of this Agreement that is determined by a court of competent jurisdiction to be inoperative or unenforceable for any reason shall, as to that jurisdiction, be ineffective solely to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. If any provision of this Agreement is determined by a court of competent jurisdiction to be so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable.
Section 10.11.    Treatment of Confidential Information. The Parties agree to comply with Section 5.9 of the Master Transaction Agreement and with all Privacy and Security Laws in connection with this Agreement. Such requirement shall survive the termination of this Agreement.
Section 10.12.    Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, permitted assigns and legal representatives. Unless otherwise provided herein, neither this Agreement nor any right or obligation hereunder may be assigned by any Party (in whole or in part) without the prior written consent of the other Party hereto.
Section 10.13.    Specific Performance. The Parties agree that irreparable harm for which damages will not provide a full and effective remedy will result if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that, in addition to any legal remedies the Parties may have, equitable remedies including but not limited to prohibitory injunction, mandatory injunction, preliminary injunction, emergency injunction, restraining order and specific performance shall be appropriate relief in enforcing these provisions and maintaining this Agreement in full force and effect. The Parties expressly waive the defense that a remedy in damages alone will be adequate or that equitable remedies, including injunction and specific performance, are not appropriate for any reason at law or equity. The Parties further agree that (a) by seeking the remedies provided for in this Section 10.13, a Party shall not in any respect waive its right to seek any other form of relief that may be available to such Party under this Agreement, including monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 10.13 are not available or otherwise are not granted and (b) nothing contained in this Section 10.13 shall require any Party to institute any Action for (or limit any party’s right to institute any
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Action for) specific performance under this Section 10.13 before exercising any termination or recapture right under Article VII nor shall the commencement of any Action pursuant to this Section 10.13 or anything contained in this Section 10.13 restrict or limit any Party’s right to terminate or recapture this Agreement in accordance with the terms of Article VII or pursue any other remedies under this Agreement that may be available then or thereafter.
Section 10.14.    Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Preamble, Recitals, Article, Section, paragraph, Schedule and Exhibit are references to the Preamble, Recitals, Articles, Sections, paragraphs, Schedules and Exhibits to this Agreement unless otherwise specified; (c) references to “$” shall mean U.S. dollars; (d) the word “including” and words of similar import shall mean “including without limitation,” unless otherwise specified; (e) the word “or” shall not be exclusive; (f) the words “herein,” “hereof,” “hereunder” or “hereby” and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific Section; (g) the headings are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (h) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted; (i) if a word or phrase is defined, the other grammatical forms of such word or phrase have a corresponding meaning; (j) references to any statute, listing rule, rule, standard, regulation or other law include a reference to (A) the corresponding rules and regulations and (B) each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time; (k) references to any section of any statute, listing rule, rule, standard, regulation or other law include any successor to such section; and (l) references to any Person include such Person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise.
Section 10.15.    Incontestability. In consideration of the mutual covenants and agreements contained herein, each Party agrees that this Agreement, and each and every provision hereof, is and shall be enforceable by and between them according to its terms, and each Party does hereby agree that it shall not contest the validity or enforceability hereof.
Section 10.16.    Negotiated Agreement. This Agreement has been negotiated by the Parties and the fact that the initial and final draft will have been prepared by either Party or an intermediary will not give rise to any presumption for or against any Party to this Agreement or be used in any respect or forum in the construction or interpretation of this Agreement or any of its provisions.
Section 10.17.    Dollar References. All dollar references in this Agreement are to the currency of the United States.
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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on the day and year first above written.
CONTINENTAL CASUALTY COMPANY

By:
Name:
Title:

CAVELLO BAY REINSURANCE LIMITED

By:
Name:
Title:

EXHIBIT C

Form of Trust Agreement

TRUST AGREEMENT

Dated as of

[•], 2020

among

CAVELLO BAY REINSURANCE LIMITED,

as Grantor

CONTINENTAL CASUALTY COMPANY,

as Beneficiary

and

THE BANK OF NEW YORK MELLON,

as Trustee

TRUST AGREEMENT
This TRUST AGREEMENT, dated as of [•], 2020 (the “Agreement”), is entered into among Cavello Bay Reinsurance Company, a Bermuda-domiciled insurance company (the “Grantor”), Continental Casualty Company, an Illinois- domiciled insurance company (the “Beneficiary”) and The Bank of New York Mellon, a New York banking corporation (the “Trustee”) (the Grantor, the Beneficiary and the Trustee are hereinafter each sometimes referred to individually as a “Party” and collectively as the “Parties”).
WITNESSETH:
WHEREAS, the Beneficiary has entered into the reinsurance agreement listed in Exhibit A hereto (the “Reinsurance Agreement”); and
WHEREAS, the Beneficiary desires the Grantor to secure payments of all amounts at any time and from time to time owing by the Grantor to the Beneficiary under or in connection with the Reinsurance Agreement; and
WHEREAS, the Grantor desires to transfer or cause to be transferred to the Trustee to be held in a trust account (the “Trust Account”) such assets as it may desire to make subject to this Agreement in order to secure payments of the Reinsured Risks (as defined in the Reinsurance Agreement) under or in connection with the Reinsurance Agreement (all such obligations, together with any and all obligations of Grantor to Beneficiary under this Agreement, hereinafter collectively the “Grantor’s Obligations”);
WHEREAS, the Trustee has agreed to act as Trustee hereunder, and to hold such assets in trust in the Trust Account for the sole use and benefit of the Beneficiary;
WHEREAS, this Agreement is made for the sole use and benefit of the Beneficiary and for the purpose of setting forth the duties and powers of the Trustee with respect to the Trust Account;
NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:
1.    Representations and Warranties.
The Grantor and the Beneficiary each hereby represents and warrants with respect to itself, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each day this Agreement remains in effect, that:
(a)    It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder; and
(b)    This Agreement has been duly authorized, executed and delivered by it, constitutes a valid and legally binding obligation of it, enforceable in accordance
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with its terms, and no statute, regulation, rule, order, judgment or contract binding on it prohibits its execution or performance of this Agreement.
2.    Deposit of Assets to the Trust Account.
(a)    The Grantor shall establish the Trust Account and the Trustee shall administer the Trust Account in its name as Trustee for the Beneficiary. The Trustee shall not change the account title or account number of the Trust Account without the prior written consent of the Grantor and the Beneficiary (except to the extent of internal system changes, subject to at least thirty (30) days prior written notice of the same being provided to the Grantor and the Beneficiary). The Trust Account shall be subject to withdrawal by the Beneficiary as provided herein.
(b)    The Grantor shall transfer or cause to be transferred to the Trustee, for deposit to the Trust Account, the assets listed in Exhibit B hereto, and may transfer to the Trustee, for deposit to the Trust Account, such other assets as it may from time to time desire (all such assets, together with the proceeds thereof, all investments of such assets and proceeds in other assets, and all substitutions of such assets and proceeds for other assets, are herein referred to individually as an “Asset” and collectively as the “Assets”). The Assets when deposited shall consist only of cash (United States legal tender) (“Cash”) and Eligible Securities (as hereinafter defined) in Exhibit C. All such Eligible Securities at all times shall be maintained in the Trust Account, separate and distinct from all other assets of the Trustee, and shall be continuously maintained by the Trustee. All deposited assets must meet the following requirements in order to constitute Assets: (i) in the case of instruments and other physical certificates, each Asset being deposited shall have been physically deposited with or transferred to the Trustee or its designated custodian with all necessary endorsements in favor of the Trustee, or, in the case of uncertificated Assets, shall have been issued or registered in the name of the Trustee or have been credited by book-entry to an account in the name of the Trustee on the books and records of the Trustee; (ii) such Asset shall be shown on the pertinent books and records of the Trustee as being held by the Trustee, as trustee for the benefit of the Beneficiary, (iii) such Asset shall have been deposited with, transferred to or issued or registered in the name of the Trustee free and clear of any liens, security interests or adverse claims; and (iv) the Trustee shall have, in accordance with the terms of this agreement, sent to or made available to the Beneficiary, a confirmation of such deposit.
(c)    The Grantor hereby represents and warrants that all Assets transferred by the Grantor to the Trustee for deposit to the Trust Account and all Assets requested to be invested or substituted by the Grantor hereunder (i) will be in such form that the Beneficiary may after withdrawal transfer the same, and the Trustee upon direction by the Beneficiary may transfer the same, without consent or signature from the Grantor or any person in accordance with the terms of this Agreement and (ii) will consist only of Cash and Eligible Securities.
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(d)    The Grantor shall maintain in the Trust Account Eligible Securities with a Fair Market Value in the amount required pursuant to the terms of Article IV of the Reinsurance Agreement. The Grantor shall deposit in the Trust Account additional Eligible Securities as required from time to time to be deposited by it in accordance with such terms. The Trustee shall have no obligation to monitor or confirm the market value of any Assets held in the Trust Account.
3.    Withdrawal of Assets from the Trust Account.
(a)    Without notice or the consent of the Grantor, the Beneficiary shall have the right, at any time and from time to time, to withdraw from the Trust Account, upon written notice to the Trustee, substantially the form of Exhibit D hereto (the “Withdrawal Notice”), such Assets at Fair Market Value as are specified in such Withdrawal Notice. The Withdrawal Notice may designate a third party (the “Designee”) to whom Assets specified therein shall be delivered. The Beneficiary need not present any statement or document in addition to a Withdrawal Notice in order to withdraw any Assets.
(b)    Upon receipt of a Withdrawal Notice, the Trustee shall promptly take steps to deliver or transfer or instruct the relevant depository to deliver or transfer such Assets to or for the account of the Beneficiary or such designee as may be specified in such Withdrawal Notice.
(c)    Subject to paragraph (a) of this Section 3 and to Section 5 of this Agreement, in the absence of a Withdrawal Notice the Trustee shall allow no substitution or withdrawal of any Asset from the Trust Account.
(d)    Each of the Grantor and Beneficiary shall, on the date of this Agreement, deliver to the other parties a certificate in the form of Exhibits E and F or in a comparable form containing the incumbency and specimen signature of at least two (2) officers or other representatives of such party authorized to act for and give and receive notices, requests and instructions on behalf of such party in connection with this Agreement (each such officer or other representative, an “Authorized Person”). From time to time, Grantor and Beneficiary may, by delivering to the other parties a revised certificate in the form of Exhibit E or Exhibit F or in a comparable form, as applicable, change the information previously given, but each of the parties hereto shall be entitled to rely conclusively on the then-current exhibit until receipt of a superseding exhibit.
4.    Application of Assets.
(a)    The Beneficiary hereby covenants to the Grantor that it (or any successor by operation of law of the Beneficiary, including any liquidator, rehabilitator, receiver or conservator of the Beneficiary) shall use and apply any withdrawn Assets, without diminution because of the insolvency of the Beneficiary or the
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Grantor, only for any of the purposes set forth in the Reinsurance Agreement (as applicable).
(b)    The Trustee shall have no responsibility whatsoever to determine that any Assets withdrawn from the Trust Account pursuant to Section 3 of this Agreement will be used and applied in the manner contemplated by, or to enforce the obligations contained in, paragraph (a) of this Section 4.
5.    Redemption, Investment and Substitution of Assets.
The Trustee shall surrender for payment all maturing Assets and after its actual receipt of notice all Assets called for redemption and deposit the principal amount of the proceeds of any such payment to the Trust Account.
(a)    Upon the Beneficiary’s written approval (which approval shall not be unreasonably withheld or delayed) and subject to the conditions listed below, the Grantor may substitute Assets by withdrawing from the Trust Account all or any part of any Eligible Securities comprising the Assets (i) only upon Trustee’s receipt of a Substitution Notice as set forth in next paragraph; and (ii) only if, prior to any withdrawal, the Grantor replaces the Assets to be withdrawn with other Eligible Securities, which are of an equal or greater Fair Market Value as compared to the Assets proposed to be withdrawn and equal or greater marketability and liquidity, and otherwise in all respects meet the requirements of this Agreement. The Trustee’s receipt of the Beneficiary’s approval of the Substitution Notice shall be deemed to be a confirmation that the foregoing requirements (i) and (ii) of this Section 5(b) (with the exception of the delivery of the replacement Assets which the Trustee shall confirm prior to releasing any withdrawn Assets) have been satisfied. The Trustee shall have no responsibility whatsoever to determine the eligibility of such substituted Assets to be Eligible Securities or the value of such substituted Eligible Securities, and the Trustee shall not be responsible for any diminution in the value of any Assets due to losses resulting from their investment by the Grantor or its designee as provided in Section 2 of this Agreement.
(b)    For any substitution of Assets pursuant to this Section 5 of this Agreement, the Trustee shall receive written notice (the “Substitution Notice”) no later than 2:00 p.m. New York time, two (2) Business Days prior to the day the substitution is to occur. The Substitution Notice shall be prepared by the Grantor, but shall have no force or effect unless and until confirmed and approved in writing by the Beneficiary. The Substitution Notice shall reflect the identification, par or face value and current market value of the Assets to be withdrawn pursuant to such substitution and the identification, par or face value and current Fair Market Value of the Assets to be substituted for the Assets so withdrawn. Upon receipt of the Assets provided in substitution, the Trustee shall deliver the Assets to be withdrawn per the written instructions of the Grantor as contained in a Beneficiary-approved Substitution Notice. No Assets will be substituted or
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released by the Trustee, pursuant to this Section 5, except upon receipt by the Trustee of the Assets identified in the Substitution Notice.
(c)    The Grantor acknowledges that securities of (i) foreign issuers that pay in non-U.S. currency or (ii) U.S. issuers that pay in non-U.S currency are not eligible for deposit to the Trust Account.
(d)    With the prior written consent of the Beneficiary (which shall not be unreasonably withheld, delayed or conditioned), the Grantor may retain (and pay the service fees of) an investment manager (the “Investment Manager”) to manage and make investment decisions with regard to any of the Assets held in the Trust Account; provided that, (i) the Grantor shall remain responsible for all its obligations or liabilities under this Agreement despite delegation of any such obligations or liabilities to such Investment Manager and the Grantor shall be liable with respect to the services to be provided by the Investment Manager as if provided by the Grantor, (ii) the Beneficiary shall use commercially reasonable efforts to provide its written consent or disapproval to the Grantor’s request for the retention of an Investment Manager within five (5) Business Days after the receipt of such request in the case of a U.S. Investment Manager and ten (10) Business Days after the receipt of such request in the case of a non-U.S. Investment Manager and (iii) the prior written consent of the Beneficiary shall not be required for the Grantor to retain an Investment Manager that is included on the list of pre-approved Investment Managers agreed to between the Grantor and the Beneficiary as of or prior to the date hereof (such list may be amended from time to time as the Grantor and the Beneficiary mutually agree). In connection with such request, the Grantor agrees to use commercially reasonable efforts to provide the Beneficiary promptly with such information about the proposed Investment Manager as the Beneficiary may reasonably request.
(e)    From time to time, at the written order and direction of the Grantor or its designated Investment Manager, the Trustee shall, invest and reinvest the Assets in the Trust Account in Eligible Securities as directed in such written order. The Trustee shall have no responsibility whatsoever to determine that such designated investments constitute Eligible Securities, and may rely on the direction of the Grantor or its designated Investment Manager. From time to time, upon request of the Grantor or its designated investment advisor, the Trustee shall utilize Cash in the Trust Account to settle a purchase of Eligible Securities specified in such written request.
(f)    Settlement of and payment for Eligible Securities received for, and delivered from, the Trust Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including without limitation, the delivery of Eligible Securities to a purchaser, broker, dealer or their respective agents either against a receipt for future payment or without any
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payment (so-called “free delivery”), and the Grantor and the Beneficiary assume the risks of any such settlement. The Trustee shall execute investment orders and settle securities transactions by itself or by means of an Affiliate or broker. The Trustee shall not be responsible for any act or omission, or for the solvency, of any broker which is not an Affiliate of the Trustee if the Trustee exercised reasonable care in the selection (to the extent the Trustee actually selects any such broker), retention, monitoring and continued use of such broker. For purposes of this Agreement, neither Depositories nor any broker that is not an Affiliate of Trustee used to settle a securities transaction in accordance with subsection (f) shall be considered an agent of the Trustee. From time to time, upon request of the Grantor or its designated investment advisor and if the Beneficiary provides its written consent, the Trustee shall utilize Cash in the Trust Account to settle a purchase of Eligible Securities specified in such written request.
(g)    For the purpose of settling Securities held in Depositories outside of the United States, the Grantor shall provide the Trustee with sufficient immediately available funds by such time and date as is required to settle such Eligible Securities in the country of settlement. The Trustee shall have no obligation to advance funds for the settlement of such transaction.
(h)    Any loss incurred from any settlement of, or otherwise with respect to, any Eligible Securities shall be borne exclusively by the Trust Account and/or the Grantor.
(i)    (1)    The Grantor understands that when the Trustee is instructed to deliver Eligible Securities against payment or in exchange for Cash (for example in connection with the settlement of a securities transaction or a sale, disposition, redemption, exchange, tender offer or similar corporate action), such payment or exchange of Cash may not occur simultaneously with the delivery of such Eligible Securities and that the Trustee may deliver such Eligible Securities prior to actually receiving final payment. Consequently, as a matter of bookkeeping convenience, the Trustee may credit the Trust Account with the anticipated receipt of payment prior to actual receipt of final payment. The risk of non-receipt of payment shall be the Trust Account’s, the Grantor’s alone, and the Trustee shall have no liability therefor.
(2)    In the event that the Trustee in its discretion advances funds to facilitate the settlement of any transaction, or elects to permit the use of funds credited to the Trust Account in anticipation of final payment, the Grantor shall, immediately upon demand, reimburse the Trustee for such amounts (in the same currency if legally available) plus any interest thereon. For purposes of this Agreement, payment will not be “final” until the Trustee or a Subcustodian has received immediately available funds which, under applicable local laws, regulations, rules, customs or practices, are not reversible and not subject to any encumbrance.
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Interest charged by the Trustee in relation to any such debits or overdrafts shall be charged at a rate separately agreed between the Trustee and the Grantor.
6.    Income.
(a)    All payments of interest, dividends and other income in respect of Assets (the “Income”) shall be posted and credited by the Trustee to the Trust Account. To the extent the Trustee in its discretion credits any Income to the Trust Account before its actual receipt of the same, such crediting shall be provisional and revocable and the Trustee may, upon consent of the Grantor and the Beneficiary, debit the Trust Account for this purpose. If there are insufficient funds available in the Trust Account to fully reimburse the Trustee, the Grantor, shall upon demand, pay to the Trustee the total amount of any such deficiency.
7.    Right to Vote Assets.
(a)    Whenever Eligible Securities in the Trust Account (including, but not limited to, warrants, options, conversions, subscriptions, takeovers, other forms of capital reorganizations, redemptions, tenders, options to tender or non-mandatory puts or calls) confer optional rights or provide for discretionary action or alternative courses of action, the Grantor shall be responsible for making any decisions relating thereto and for instructing the Trustee to act, so long as any new Assets that result from the action will be remitted to the Trust Account. If an exchange, tender offer or other corporate action will result in Assets being delivered from the Trust Account without new Assets or cash being delivered in exchange for such Assets, then that delivery of Assets shall be deemed a withdrawal from the Trust Account and shall require the written consent of Beneficiary. In order for the Trustee to act subject to this subsection, it must receive the Grantor’s Corporate Action Instructions (defined below) at the Trustee’s offices, by the deadline specified by the Trustee, in its sole discretion, from time to time. If the Trustee does not receive such written instructions prior to its specified deadlines, the Trustee shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Eligible Securities. As used herein, “Corporate Action Instructions” shall mean instructions delivered to the Trustee by Electronic Methods (as defined in Section 8(h)(2)), other than e-mail. Corporate Action Instructions sent by facsimile shall be sent to the following number 844-299-3627 (which such number may be changed from time to time as Trustee may designate in writing).
(b)    The Trustee shall use commercially reasonable efforts to notify the Grantor of such rights or discretionary actions or of the date or dates by when such rights must be exercised or such action must be taken provided that the Trustee has received from the issuer, or from one of the nationally or internationally recognized bond or corporate action services to which the Trustee subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. If the Trustee
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shall not actually receive such notice, the Trustee shall have no liability for failing to so notify the Grantor.
(c)    With respect to all Eligible Securities, however registered, the voting rights are to be exercised by the Grantor or its designee. The Trustee’s only duty shall be to mail to the Grantor any documents (including proxy statements, annual reports and signed proxies) relating to the exercise of such voting rights.
8.    Additional Rights and Duties of the Trustee.
(a)    The Trustee shall notify the Grantor and the Beneficiary in writing within ten days following each deposit of Assets to, or withdrawal of Assets from, the Trust Account.
(b)    Before accepting any Asset for deposit to the Trust Account, the Trustee shall determine that such Asset is in such form that the Beneficiary may, or the Trustee upon direction by the Beneficiary may, transfer such Asset without consent or signature from the Grantor or any person or entity other than the Trustee in accordance with the terms of this Agreement.
(c)    The Trustee shall have no responsibility whatsoever to determine that any Assets in the Trust Account are or continue to be Eligible Securities.
(d)    Subject to the terms hereof, the Grantor and the Beneficiary each hereby authorizes the Trustee to hold any Assets or Income received by it from time to time for the Trust Account. The Trustee shall be entitled to utilize Depositories and Non-U.S. Subcustodians to the extent necessary in connection with its performance hereunder. It is understood and agreed that that Assets will not be held through the use of U.S. Subcustodians unless otherwise agreed in writing. Eligible Securities and Cash deposited by the Trustee in a Depository will be held subject to the rules, terms and conditions of such Depository. Eligible Securities and Cash held through Non-U.S. Subcustodians shall be held subject to the terms and conditions of the Trustee’s agreements with such Subcustodians. Non-U.S. Subcustodians may be authorized to hold Eligible Securities in central securities depositories or clearing agencies in which such Non-U.S. Subcustodians participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Eligible Securities deposited with Non-U.S. Subcustodians and Income will be held in a commingled account in the name of the Trustee as custodian or trustee for its customers. The Trustee shall identify on its books and records the Eligible Securities, Cash, and Income held in the Trust Account, whether held directly or indirectly through Depositories or Non-U.S. Subcustodians. The Trustee will endeavor, to the extent practicable, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Eligible Securities are to be presented for cancellation and/or payment and/or registration, or where such Eligible Securities are acquired. The Trustee may hold Cash only in U.S. dollars
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and may deposit such Cash with, and effect transactions through, Non-U.S. Subcustodians and Depositories. Assets may be held in the name of a nominee maintained by the Trustee or by any such Depository.
(e)    The Trustee shall accept and open all mail directed to the Grantor or the Beneficiary in care of the Trustee.
(f)    The Trustee shall furnish to the Grantor and the Beneficiary a statement of all Assets and Income in the Trust Account as of the end of each calendar month.
(g)    Upon the request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, during the Trustee’s normal business hours, any books, documents, papers and records maintained by the Trustee relating to the Trust Account or the Assets.
(h)    (1) Unless otherwise provided in this Agreement, the Trustee is authorized to follow and rely upon all instructions given by Authorized Persons of the Grantor and the Beneficiary, respectively, and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor or the Beneficiary, including, without limitation, instructions given by letter, facsimile transmission, or electronic media, if the Trustee reasonably believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties. The Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such instructions. The Trustee shall not incur any liability in executing instructions (i) from any attorney-in-fact prior to receipt by it of notice of the revocation of the written authority of the attorney-in-fact or (ii) from any officer of the Grantor or the Beneficiary named in an incumbency certificate delivered hereunder prior to receipt by it of a more current certificate. Each of the Grantor and the Beneficiary acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee, and that there may be more secure methods of transmitting instructions than the method selected by the sender. Each of the Grantor and the Beneficiary agrees: i) that the security procedures, if any, to be followed in connection with a transmission of instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances, and ii) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.
(2)    Each of the Grantor and the Beneficiary hereby authorize the Trustee to rely upon and comply with instructions and directions, including funds transfer instructions and Corporate Action Instructions, sent by S.W.I.F.T, e-mail, facsimile and other similar secure electronic transmissions containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder (“Electronic Methods”) by persons
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reasonably believed by the Trustee to be authorized to give instructions and directions on behalf of the Grantor and/or the Beneficiary. Except as set forth below with respect to funds transfers, the Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Grantor and/or the Beneficiary (other than to verify that the signature on a facsimile is the signature of a person authorized to give instructions and directions on behalf of such party); and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Grantor and/or the Beneficiary as a result of such reliance upon in good faith or compliance with such instructions or directions. Each of the Grantor and the Beneficiary agrees to assume all risks arising out of the use of Electronic Methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties, except for any Losses caused by the Trustee’s or its Affiliated Subcustodian’s negligence, willful misconduct or lack of good faith.
(3)    Funds Transfers. With respect to any “funds transfer,” as defined in Article 4-A of the Uniform Commercial Code, the following security procedure will apply: payment instruction of the Grantor or the Beneficiary, as the case may be, is to include the name and (in the case of a facsimile) signature of the person(s) initiating the funds transfer request. If the name is listed as an Authorized Person on the relevant account, the Trustee will confirm the instructions by telephone call to any person listed as an Authorized Person on the account, who may not be the same person(s) who initiated the instruction. When calling back, the Trustee will request from the staff member of the Grantor or the Beneficiary, as the case may be, his or her name. If the name is listed in the Trustee’s records as an Authorized Person, the Trustee will confirm the instructions with respect to amount, names and numbers of accounts to be charged or credited and other relevant reference information. Where the Agreement contemplates joint payment instructions from the Grantor and Beneficiary, the Trustee shall call back both the Grantor and Beneficiary. Each of the Grantor and Beneficiary acknowledges that Trustee has offered such Grantor and Beneficiary other security procedures that are more secure and are commercially reasonable for such Grantor and Beneficiary, and that such Grantor and Beneficiary has nonetheless chosen the procedure described in this paragraph. Each of the Grantor and the Beneficiary agrees to be bound by any payment order issued in its name, whether or not authorized, that is accepted by the Trustee in accordance with the above procedures. When instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), the Trustee, and any other bank participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named. This applies to beneficiaries as well as any intermediary bank. Each of the Grantor and Beneficiary agrees to be bound by the rules of any funds transfer network used in connection with any payment order accepted by the Trustee hereunder. The Trustee shall not be
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obliged to make any payment or otherwise to act on any instruction notified to it under this Agreement if it is unable to validate the authenticity of the request by telephoning an Authorized Person who has not executed the relevant request or instruction of the relevant Grantor and Beneficiary. Payment or otherwise to act on any instruction by Authorized Person of the relevant Grantor and Beneficiary will be made by the Trustee within three (3) Business Days after Trustee’s verification of instructions as set forth above. A “Business Day” shall mean any day on which the Trustee is open for business.
(4)    Notwithstanding any revocation, cancellation or amendment of this authorization, any action taken by the Trustee pursuant to this authorization prior to the Trustee’s actual receipt and acknowledgement of a notice of revocation, cancellation or amendment shall not be affected by such notice.
(5)    Without prejudice to, or limitation of, any other provision of this Agreement, (A) the Grantor agrees to indemnify and hold harmless the Trustee against any and all claims, losses, damages liabilities, judgments, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) incurred or sustained by the Trustee as a result of or in connection with the Trustee’s reliance upon and compliance with instructions or directions given by the Grantor via Electronic Methods and (B) the Beneficiary agrees to indemnify and hold harmless the Trustee against any and all Losses incurred or sustained by the Trustee as a result of or in connection with the Trustee’s reliance upon and compliance with instructions or directions given by the Beneficiary via Electronic Methods, provided, however, that, in each case, such Losses have not arisen from the negligence, willful misconduct or lack of good faith of the Trustee or its Affiliated Subcustodians, it being understood that the failure of the Trustee to verify or confirm that the person giving the instructions or directions, is, in fact, an authorized person does not constitute negligence or willful misconduct with respect to Electronic Methods.
(6)    The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall not be liable except for its or its Affiliated Subcustodian’s negligence, willful misconduct or lack of good faith. Without limiting the generality of the foregoing, the Trustee shall not be considered to have any duties under any other agreement between the Grantor and the Beneficiary, and no such agreement, including any Reinsurance Agreement, is incorporated by reference into this Agreement.
(7)    No provision of this Agreement shall require the Trustee to take any action which, in the Trustee’s reasonable judgment, would result in any violation of this Agreement or any provision of law. The Trustee may obtain the advice of counsel
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and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.
(i)    Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to, lost profits, whether or not foreseeable, even if the Trustee, has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.
(j)    The Trustee shall not be responsible for the existence, genuineness or value of any of the Assets or for the validity, perfection, priority or enforceability of the liens in any of the Assets, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, lack of good faith or willful misconduct on the part of the Trustee or its or its Affiliated Subcustodians, for the validity of title to the Assets, for insuring the Assets or for the payment of taxes, charges, assessments or liens upon the Assets.
(k)    The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement to the extent caused, directly or indirectly, by natural disasters, fire, acts of God, strikes or other labor disputes, work stoppages, acts of war or terrorism, general civil unrest, actual or threatened epidemics, disease, act of any government, governmental authority or police or military authority, declared or threatened state of emergency, legal constraint, the general interruption, loss or malfunction of utilities or transportation, communications or computer systems operated by third parties, or any other similar events beyond its reasonable control.  The Trustee will use commercially reasonable efforts to minimize the effect of any such events.
(l)    The Trustee shall have no liability whatsoever for the action or inaction of any Depository or any issuer of securities. The Trustee’s responsibility with respect to any Assets or Income held by a Subcustodian (other than an Affiliated Subcustodian) or agent is limited to the failure on the part of the Trustee to exercise reasonable care in the selection or retention of such Subcustodian or agent in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market (the “Required Care”). With respect to any Losses incurred by the Grantor and/or the Beneficiary as a result of the acts or the failure to act by any Subcustodian (“Operational Losses,” which specifically excludes Losses arising out of or relating to Country Risk Events), Trustee shall be liable for: (i) Operational Losses with respect to Assets or Income held by Trustee with or through an Affiliated Subcustodian; and (ii) Operational Losses with respect to Assets or Income held by Trustee with or through a Subcustodian (other than an Affiliated Subcustodian) or agent, to the extent that such Operational Losses were directly caused by failure on the part of the Trustee
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to exercise Required Care. With respect to all other Operational Losses not covered by clauses (i) and (ii) above, Trustee shall take appropriate action to recover Operational Losses from such Subcustodian or agent, and Trustee’s sole responsibility and liability to the Grantor and/or Beneficiary shall be limited to amounts recovered from such Subcustodian or agent (exclusive of costs and expenses incurred by Trustee). In no event shall the Trustee be liable for holding Assets in any particular country or for losses related to or arising out of such holding in a particular country, including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions, regulations, exchange or currency controls, devaluations or market conditions affecting transfers, or execution of transactions (“Country Risk Events”).
(m)    The Trustee shall have no responsibility or liability for, and the Grantor is solely responsible and liable for the payment of and obtaining reclaims, refunds and credits, where applicable, of all taxes assessments, duties, and other governmental charges (including any interest or penalties with respect thereto) with respect to the Assets or the Trust Account. With respect to the payment of taxes, in the event the Trustee or any Subcustodian is required under applicable law to pay any tax, duty or other governmental charge or any interest or penalty with respect thereto in connection with its services hereunder, the Trustee is hereby authorized to debit the relevant Trust Account in the amount thereof and to pay such amount to the appropriate taxing authority. With respect to tax reclaims, refunds and credits, for each country in which the Trustee holds in the Trust Account Eligible Securities and a tax reclaim, refund or credit may be available, the Trustee will submit such forms as are necessary to the appropriate tax or other governmental authorities and take such action as is reasonable to obtain such benefits and, where such forms must be completed by the Grantor, will provide the Grantor with the appropriate forms and otherwise assist the Grantor to obtain such tax benefits.
(n)    The Trustee is authorized to disclose information concerning the Trust Account and Assets to its subsidiaries, Affiliates, Subcustodians and other providers of services as may be necessary in connection with the administration of the Assets or performance of this Agreement (including, by way of example and not by way of limitation, attorneys and accountants for the Trustee) and may disclose to third parties on a need-to-know basis, that it is providing to the Grantor the services contemplated by this Agreement. For the avoidance of doubt, the Trustee shall not be held responsible for information held by such persons or of which the Trustee is not aware by virtue of restricted access or “Chinese Wall” arrangements. If the Trustee becomes aware of confidential information which it believes prevents it from effecting a particular transaction under this Agreement, then the Trustee may refrain from effecting that transaction.
(o)    The Trustee shall not be required to risk or expend its own funds in performing its obligations under this Agreement.
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9.    The Trustee’s Compensation Expenses and Indemnity.
The Grantor shall pay the Trustee, as compensation for its services under this Agreement, a fee computed at rates determined by the Trustee from time to time and communicated in writing to the Grantor. The Grantor shall pay or reimburse the Trustee for all of the Trustee’s expenses and disbursements in connection with its duties under this Agreement (including attorney’s fees and expenses), except any such expense or disbursement as may arise from the Trustee’s negligence, willful misconduct or lack of good faith. The Grantor hereby indemnifies the Trustee for, and holds it harmless against, any Losses howsoever arising in connection with this Agreement or the Trustee’s performance of its obligations in accordance with the provisions of this Agreement, including but not limited to any Losses incurred by the Trustee in connection with its successful defense, in whole or part, of any claim of negligence, willful misconduct or lack of good faith on its part or Losses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of the Assets, provided, however, with respect to Losses caused by the Trustee’s or its agents’ negligence, willful misconduct or lack of good faith, the Trustee shall not be indemnified for the liability it accepted under Section 8 hereof. The Beneficiary agrees to indemnify (x) the Trustee and to hold it harmless against any Losses which are sustained by the Trustee by reason of or as a result of any action taken or omitted by the Trustee pursuant to the Beneficiary’s written instructions or notices required or permitted to be given to the Trustee by the Beneficiary hereunder. The Grantor and Beneficiary hereby acknowledge that the foregoing indemnities and Grantor payment and reimbursement obligations shall survive the resignation or discharge of the Trustee or the termination of this Agreement. No Assets shall be used or withdrawn from the Trust Account nor lien, encumbrance or security interest in the Assets permitted or perfected for the purpose of paying compensation to, or reimbursement of the expenses or indemnification of, the Trustee.
Nothing in this Agreement shall be construed to waive or limit the right of the Trustee under Section 9-206 of the Uniform Commercial Code as amended, regarding those Eligible Securities received into the Trust Account which were purchased with funds advanced by the Trustee when following an investment order, with which the Trustee is authorized to comply pursuant to the terms of this Agreement. Other than as provided in the immediately preceding sentence, the Trustee hereby waives any right of off-set, counterclaim, recoupment, banker’s lien, liens or perfection rights as securities intermediary or otherwise with respect to the Assets, the Trust Account and the Beneficiary.
10.    Resignation or Removal of the Trustee.
(a)    The Trustee may resign at any time by giving not less than 90 days’ written notice thereof to the Beneficiary and to the Grantor. The Trustee may be removed by the Grantor’s delivery of not less than 90 days’ written notice of removal to the Trustee and the Beneficiary. Such resignation or removal shall become effective on the acceptance of appointment by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account in accordance with paragraph (b) of this Section 10.
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(b)    Upon receipt by the proper Parties of the Trustee’s notice of resignation or the Grantor’s notice of removal, the Grantor and the Beneficiary shall appoint a successor Trustee. Any successor Trustee shall be a bank that is a member of the Federal Reserve System or chartered in the State of New York and shall not be a Parent, a Subsidiary or an Affiliate of the Grantor or the Beneficiary. Upon the acceptance of the appointment as Trustee hereunder by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account, the resignation or removal of the Trustee shall become effective. Thereupon, such successor Trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Trustee, and the resigning or removed Trustee shall be discharged from any future duties and obligations under this Agreement, but the resigning or removed Trustee shall continue after such resignation or removal to be entitled to the benefits of the indemnities provided herein for the Trustee and responsible for any obligations incurred prior to such resignation or removal.
11.    Termination of the Trust Account.
(a)    The Trust Account and this Agreement, except for the indemnities and obligations provided herein, may be terminated only after (i) the Grantor or the Beneficiary has given the Trustee written notice of its intention to terminate the Trust Account (the “Notice of Intention”), and (ii) the Trustee has given the Grantor and the Beneficiary the written notice specified in paragraph (b) of this Section 11. The Notice of Intention shall specify the date on which the notifying Party intends the Trust Account to terminate (the “Proposed Date”).
(b)    Within three days following receipt by the Trustee of the Notice of Intention, the Trustee shall give written notification (the “Termination Notice”) to the Beneficiary and the Grantor of the date (the “Termination Date”) on which the Trust Account shall terminate. The Termination Date shall be (a) the Proposed Date if the Proposed Date is at least 30 days but no more than 45 days subsequent to the date the Termination Notice is given; (b) 30 days subsequent to the date the Termination Notice is given, if the Proposed Date is fewer than 30 days subsequent to the date the Termination Notice is given; or (c) 45 days subsequent to the date the Termination Notice is given, if the Proposed Date is more than 45 days subsequent to the date the Termination Notice is given.
(c)    On the Termination Date, upon receipt of written approval of the Beneficiary, the Trustee shall transfer to the Grantor any Assets remaining in the Trust Account, at which time all liability of the Trustee with respect to such Assets shall cease other than any obligations of the Trustee asserted by either the Grantor or the Beneficiary prior to such termination.

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12.    Definitions.
All terms defined in the UCC (as defined below) and used in this Agreement shall have the same definitions in this Agreement as specified in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9. Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both forms of such term are used in this Agreement). All other capitalized terms shall have the meaning provided in this Agreement:
The term “Affiliate” with respect to any corporation shall mean a corporation which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such corporation.
The term “Affiliated Subcustodian” shall mean a Non-U.S. Subcustodian that is an Affiliate of the Trustee.
The term “Beneficiary” shall have the meaning set out in the preamble and shall include any successor of the Beneficiary by operation of law including, without limitation, any liquidator, rehabilitator, receiver or conservator.
The term “control” (including the related terms “controlled by” and “under common control with”) shall mean the ownership, directly or indirectly, of more than 10% of the voting stock of a corporation.
The term “Depository” shall mean and include the Federal Reserve/Treasury book-entry system for receiving and delivering securities, the Depository Trust Company, Euroclear, Clearstream Banking S.A. and any other securities depository, book-entry system or clearing agency authorized to act as a securities depository, book-entry system or clearing agency pursuant to applicable law and identified to Grantor and Beneficiary from time to time, and the respective successors and nominees of the foregoing.
The term “Eligible Securities” shall mean such types of securities as are listed on Exhibit C hereto.
The term “Fair Market Value” shall have the meaning specified in the applicable Reinsurance Agreement.
The term “Non-U.S. Subcustodian” shall mean a Subcustodian that is located outside of the United States of America.
The term “person” shall mean and include an individual, a corporation, a partnership, an association, a trust, an unincorporated organization or a government or political subdivision thereof.
The term “Parent” shall mean an institution that, directly or indirectly, controls another institution.
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The term “Reinsurance Agreement” shall have the meaning specified in the recitals.
The term “Subcustodian” shall mean a bank or other financial institution (other than a Depository) which is utilized by the Trustee in connection with the purchase, sale or custody of Assets and/or Income hereunder and identified to the Grantor and Beneficiary from time to time.
The term “Subsidiary” shall mean an institution controlled, directly or indirectly, by another institution.
The term “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law any or all of the perfection or priority of the Beneficiary’s security interest in any item or portion of the Assets is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions relating to such perfection or priority and for purposes of definitions relating to such provisions
13.    Patriot Act.
The Grantor and Beneficiary hereby acknowledge that the Trustee is subject to federal laws, including its Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Trustee must obtain, verify and record information that allows the Trustee to identify the Grantor and Beneficiary. Accordingly, prior to opening the Trust Account the Trustee will ask the Grantor and Beneficiary to provide certain information including, but not limited to, the Grantor’s and Beneficiary’s name, physical address, tax identification number and other information that will help the Trustee to identify and verify the Grantor’s and Beneficiary’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Each of the Grantor and Beneficiary agrees that the Trustee cannot open the Trust Account unless and until the Trustee verifies the Grantor’s and Beneficiary’s identity in accordance with its CIP.
14.    Dispute Resolution.
In the event of any dispute between or conflicting claims by or between the Grantor and the Beneficiary and/or any other person or entity with respect to any Assets, the Trustee shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Assets so long as such dispute or conflict shall continue, and the Trustee shall not be or become liable in any way to the Grantor or the Beneficiary for failure or refusal to comply with such conflicting claims, demands or instructions. The Trustee shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Trustee or (ii) the Trustee shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. The Trustee may, in addition, elect, in its sole discretion, to commence an interpleader action or seek
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other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of the Grantor and the Beneficiary.
15.    Governing Law.
This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. Each Party hereby waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement. Each Party consents to the jurisdiction of any state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The establishment and maintenance of the Trust Account, and all interests, duties and obligations with respect thereto, shall be governed by the laws of the State of New York.
Each of the Parties hereby submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in courts located within the City and State of New York or elsewhere as the Trustee may select.
16.    Successors and Assigns.
No Party may assign this Agreement or any of its rights or obligations hereunder without the consent of the other parties, except as expressly permitted by Sections 10 and 25 of this Agreement. Notwithstanding the foregoing, this Agreement shall inure to the benefit of, and bind those who, by operation of law, become successors to any of the Parties, including, without limitation, any liquidator, rehabilitator, receiver or conservator and any successor merged or consolidated entity, and provided that, in the case of the Grantor and Beneficiary, the parties have provided the Trustee with prior written notice of such assignment and subject to the Trustee’s satisfactory completion of CIP on the successor.
17.    Severability.
In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.
18.    Entire Agreement.
This Agreement constitutes the entire agreement among the Parties, and there are no understandings or agreements, conditions or qualifications relative to this Agreement which are not fully expressed in this Agreement.

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19.    Amendments.
This Agreement may be modified or otherwise amended, and the observance of any term of this Agreement may be waived, if such modification, amendment or waiver is in writing and signed by the Parties.
20.    Notices, etc.
Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgments and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly given or made (a)(i) when delivered personally, (ii) when made or given by, telecopier, facsimile or electronic media upon receipt, or (iii) in the case of mail delivery, upon the expiration of five days after any such notice, direction, request, demand, acknowledgment or other communication shall have been deposited in the United States mail for transmission by first class mail, postage prepaid, or upon receipt thereof, whichever shall first occur and (b) when addressed as follows:
    If to the Grantor:

    Cavello Bay Reinsurance Limited
Windsor Place, 3rd Floor
22 Queen Street
Hamilton, HM11
Bermuda
Attention: Paul J. O’Shea
Email: Paul.OShea@enstargroup.com

    If to the Beneficiary:

        [•]

    If to the Trustee:

        The Bank of New York Mellon
        240 Greenwich Street
        Mailstop: 101-0700
        New York, New York 10286
        Attention: Insurance Trust Group
        Facsimile: (732) 667-9536

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Each Party may from time to time designate a different address for notices, directions, requests, demands, acknowledgments and other communications by giving written notice of such change to the other Parties. All notices, directions, requests, demands, acknowledgments and other communications relating to the Beneficiary’s approval of the Grantor’s authorization to substitute Trust Assets and to the termination of the Trust Account shall be in writing and may be made or given by telecopier, facsimile or electronic media. Any instruction given to the Trustee in connection with securities pursuant to Section 7 shall be given by Grantor’s exclusively by Corporate Action Instructions.
21.    Headings.
The headings of the Sections have been inserted for convenience of reference only and shall not be deemed to constitute a part of this Agreement.
22.    Counterparts and Electronic Signatures.
This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute but one and the same Agreement. Each counterpart may consist of a number of copies hereof each signed (including by electronic signature) by less than all, but together signed by all, of the parties hereto. Each counterpart may be delivered by facsimile or electronic mail transmission, which transmission shall be deemed delivery of an originally executed document.
23.    Required Disclosure.
The Trustee is authorized to supply any information regarding the Trust Account and related Assets that is required by any law, regulation or rule now or hereafter in effect. Each of the Grantor and the Beneficiary agrees to supply the Trustee with any required information if it is not otherwise reasonably available to the Trustee.
24.    Representations.
Each Party represents and warrants to the others that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to bind such Party to this Agreement, and that the Agreement constitutes a binding obligation of such party enforceable in accordance with its terms.
25.    Successors and Assigns of Trustee.
Any corporation or other company into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other company resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other company succeeding to the business of the Trustee shall be the successor of the Trustee hereunder without the execution or filing of any paper with any party hereto or any further act on
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the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

26.    Shareholder Communication Act, Etc.
With respect to securities issued in the United States, the Shareholders Communications Act of 1985 (the “Act”) requires Trustee to disclose to the issuers, upon their request, the name, address and securities position of its Grantor who are deemed solely for this purpose hereunder to be (a) the “beneficial owners” (as defined in the Act) of the issuer’s securities, if the beneficial owner does not object to such disclosure, or (b) acting as a “respondent bank” (as defined in the Act) with respect to the securities. (Under the Act, “respondent banks” do not have the option of objecting to such disclosure upon the issuers’ request.) The Act defines a “beneficial owner” as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise), or who directs the voting of a security. The Act defines a “respondent bank” as any bank, association or other entity that exercises fiduciary powers which holds securities on behalf of beneficial owners and deposits such securities for safekeeping with a bank, such as Trustee. Under the Act, Grantor is either the “beneficial owner” or a “respondent bank.”
[X] Grantor is deemed to be the “beneficial owner,” solely for this purpose hereunder as defined in the Act, of the securities to be held by Trustee hereunder.
[ ] Grantor is not the beneficial owner of the securities to be held by Trustee, but is acting as a “respondent bank,” as defined in the Act, with respect to the securities to be held by Trustee hereunder.
IF NO BOX IS CHECKED, TRUSTEE SHALL ASSUME THAT GRANTOR IS THE BENEFICIAL OWNER OF THE SECURITIES.
For beneficial owners of the securities only:
[ ] Grantor objects
[X] Grantor does not object to the disclosure of its name, address and securities position to any issuer which requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and Grantor.
IF NO BOX IS CHECKED, TRUSTEE SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY WRITTEN INSTRUCTION FROM GRANTOR.
With respect to securities issued outside of the United States, information shall be released to issuers only if required by law or regulation of the particular country in which the securities are located.
The Grantor agrees to disseminate in a timely manner any proxies or requests for voting instructions, other proxy soliciting material, information statements, and/or annual reports that it receives to any other beneficial owners.

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27.    Information Sharing.
The Bank of New York Mellon Corporation is a global financial organization that operates in and provides services and products to clients through its Affiliates and subsidiaries located in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may (i) centralize in one or more affiliates and subsidiaries certain activities (the “Centralized Functions”), including audit, accounting, administration, risk management, legal, compliance, sales, product communication, relationship management, and the compilation and analysis of information and data regarding Grantor and Beneficiary (which, for purposes of this provision, includes the name and business contact information for the Grantor and Beneficiary’s employees and representatives) and the accounts established pursuant to this Agreement (“Grantor and Beneficiary Information”) and (ii) use third party service providers to store, maintain and process Grantor and Beneficiary’s Information (“Outsourced Functions”). Notwithstanding anything to the contrary contained elsewhere in this Agreement and solely in connection with the Centralized Functions and/or Outsourced Functions, Grantor and Beneficiary consent to the disclosure of, and authorize the Trustee to disclose, Grantor and Beneficiary’s Information to (i) other members of the BNY Mellon Group (and their respective officers, directors and employees) and to (ii) third-party service providers (but solely in connection with Outsourced Functions) who are required to maintain the confidentiality of Grantor and Beneficiary’s Information. In addition, the BNY Mellon Group may aggregate Grantor and Beneficiary’s Information with other data collected and/or calculated by the BNY Mellon Group, and the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Grantor and Beneficiary Information with Grantor and Beneficiary specifically. Grantor and Beneficiary represent that Grantor and Beneficiary are authorized to consent to the foregoing and that the disclosure of Grantor and Beneficiary’s Information in connection with the Centralized Functions and/or Outsourced Functions does not violate any relevant data protection legislation. Grantor and Beneficiary also consent to the disclosure of Grantor and Beneficiary’s Information to governmental and regulatory authorities in jurisdictions where the BNY Mellon Group operates and otherwise as required by law.
28.    Beneficiary’s Security Interest in the Assets.
(a)    It is the intent of the Grantor and the Beneficiary that to the extent that the trust purported to be created under this Agreement is not valid or the transfer of any securities or other financial assets by the Grantor to the Trust Account is not effective to transfer the assets to the Trustee but is characterized as a pledge rather than a lawful conveyance to the Trust Account, or at any time the Grantor is not permitted to record any Asset held in the Trust Account as an admitted asset pursuant to applicable law, then, without any intent to deny, undermine or vitiate the creation of an effective trust, the parties understand and agree that this Agreement shall be deemed to be a security agreement for purposes of the UCC, and the obligations secured shall be the Grantor’s Obligations.
(b)    The Grantor and Beneficiary acknowledge and agree that the Assets held by the Trustee in the Trust Account hereunder have been deposited in said Trust Account
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for the sole benefit of the Beneficiary and pledged by the Grantor to the Beneficiary as security for the Grantor’s Obligations. In furtherance of the foregoing, to secure the Grantor’s Obligations, the Grantor hereby pledges, assigns to, and grants the Beneficiary a continuing first priority security interest in, and a first priority lien upon, the Trust Account, all Assets in the Trust Account from time to time, all security entitlements (as such term is defined in the UCC) in respect thereof and all proceeds of the foregoing (to the extent that such proceeds remain held in the Trust Account). The Trustee acknowledges that it holds possession of all instruments, certificated securities, cash funds and other Assets delivered to it under this Agreement for the benefit of the Beneficiary and has control of the Trust Account and all the funds credited thereto and securities entitlements carried therein for the benefit of the Beneficiary.
(c)    Trustee, in its capacity as securities intermediary and the Trustee with respect to the Trust Account, hereby confirms and agrees that:
Section 1.the Trust Account have been established in the name of the Trustee and the Trust Account shall be deemed to consist of (A) a “securities account” (within the meaning of Section 8-501(a) of the UCC) for purposes of the UCC with respect to securities and other financial assets credited thereto from time to time and (B) a “deposit account” (within the meaning of Section 9-102 of the UCC) for purposes of the UCC with respect to cash deposited in or credited thereto from time to time, and there is, and there shall be, no “entitlement holder” or “customer” (each as defined in the UCC), as applicable, for the Trust Account other than the Grantor;
Section 2.it shall not change the entitlement holder of any Trust Account without prior written consent of the Beneficiary and it shall not change the account name or number of any Trust Account without at least thirty (30) days’ prior written notice to the Beneficiary;
Section 3.each item of property credited to a Trust Account (other than cash) from time to time shall be treated as a “financial asset” (as defined in the UCC);
Section 4.it is acting as a securities intermediary with respect to all securities and security entitlements deposited in or credited to the Trust Account from time to time and a “bank” (as defined in the UCC) with respect to any cash and funds held in or credited to the Trust Account from time to time;
Section 5.it waives any security interest, lien or right to make deductions or setoffs that it may now have or hereafter acquire in or with respect to the Trust Account, any financial asset credited thereto from time to time or any security entitlement in respect thereof, and neither the financial assets credited to the Trust Account from time to time nor the security entitlements in respect thereof will be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Beneficiary; and
Section 6.the State of New York shall be deemed to be the securities intermediary’s jurisdiction for purposes of the UCC in connection with the Trust Account.
(d)    The parties hereto agree that Trustee shall, and the Trustee hereby agrees that it shall, comply with (i) all entitlement orders (as defined in the UCC) originated by the Beneficiary relating to the Trust Account (and all security entitlements carried
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in the Trust Account from time to time) and (ii) all instructions originated by the Beneficiary directing disposition of funds in the Trust Account, in each case from time to time without further consent by the Grantor or any other person so long as this Agreement is in effect. The Beneficiary covenants to the Grantor that it will not issue entitlement orders or other instructions to the Trustee directing that securities or funds in the Trust Account be delivered to or for the account of the Beneficiary except in compliance with the terms of this Agreement or the Reinsurance Agreement. The parties hereto acknowledge and agree that the preceding sentence is solely an agreement between the Beneficiary and the Grantor, shall not be construed to limit the obligations of the Trustee to comply with any such entitlement orders or other instructions delivered by the Beneficiary hereunder and imposes no duty or obligation on the Trustee to investigate or inquire of any party whether any such entitlement order or instructions are issued in accordance with the terms of the Reinsurance Agreement or this Agreement.
(e)    Without the prior written consent of the Beneficiary and Grantor, the Trustee will not, except as provided in this Agreement, enter into any agreement under which the Trustee agrees to comply with entitlement orders or instructions originated by any person other than the Beneficiary with respect to any property credited to the Trust Account from time to time. The Trustee agrees to promptly notify the Beneficiary and Grantor if any person asserts or seeks to assert a lien, encumbrance or adverse claim against any portion or all of the property credited to the Trust Account at any time.
(f)    Grantor hereby authorizes the Beneficiary to file any and all UCC financing statements (and continuation statements) with respect to the Trust Account, all Assets in the Trust Account from time to time and all “security entitlements” (as such term is defined in the UCC) in respect thereof, and such financing statements may describe the foregoing in any manner determined by the Beneficiary in its reasonable discretion.
(g)    The Trustee shall have no liability for taking any action required pursuant to, or refraining from taking any action that conflicts with, this Section 28 to the extent that the taking of, or refraining from taking, such action would conflict with an obligation of the Trustee under the other terms of this Agreement.
(h)    The Grantor shall not, unless (i) it shall have given prior written notice to such effect to the Trustee and the Beneficiary and (ii) it shall have taken all action reasonably requested by the Beneficiary to protect and perfect the liens and security interests intended to be created hereunder with respect to the Trust Account and the Assets, (A) change its name, identity or structure or (B) reorganize or reincorporate under the laws of another jurisdiction.
(i)    In connection with the withdrawal by the Beneficiary of any Asset pursuant to a Beneficiary Withdrawal Notice in accordance with Section 2(a), the Beneficiary shall have all of the following rights:
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(i)    The Beneficiary may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Grantor’s Obligations, all rights and remedies of a secured party under the UCC (whether or not said UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to such Asset as if the Beneficiary were the sole and absolute owner thereof (and the Grantor agrees to take all such action reasonably requested by the Beneficiary as may be appropriate to give effect to such rights);
(ii)    The Beneficiary may make any reasonable compromise or settlement deemed desirable with respect to such Asset and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, such Asset; and
(iii)    The Beneficiary in its discretion may, in its name, demand, sue for, collect, direct payment of or receive any money or property at any time payable or receivable on account of or in exchange for such Asset, but shall be under no obligation to do so.
(j)    Without limiting the generality of the foregoing, to the extent the provisions of the UCC require the Beneficiary to conduct a public or private sale in connection with the withdrawal by the Beneficiary of any Asset pursuant to a Beneficiary Withdrawal Notice, the following shall apply in connection with such sale and withdrawal:
(i)    The Beneficiary, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or otherwise required hereby) to or upon the Grantor or any other Person (all and each of which demands, presentments, protests, advertisements and notices, or other defenses, are hereby waived to the extent permitted under Applicable Law), may in such circumstances forthwith collect, receive, appropriate and realize upon such Asset, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Asset or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Beneficiary or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best in its sole discretion, for cash or on credit or for future delivery without assumption of any credit risk. The Beneficiary shall have
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the right, without notice or publication, to adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be adjourned without further notice. The Beneficiary shall have the right, upon any such public sale or sales and to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Asset so sold, free of any right or equity of redemption of the Grantor, which right or equity of redemption is hereby waived or released. The Beneficiary shall apply any proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of such Asset or in any way relating to such Asset or the rights of the Beneficiary hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Grantor’s Obligations, in such order as the Beneficiary may elect, and only after such application and after the payment by the Beneficiary of any other amount required by any provision of law, including, without limitation, Sections 9-610 and 9-615 of the UCC, shall the Beneficiary be required to account for the surplus, if any, to the Grantor. To the extent permitted by Applicable Law, the Grantor waives all claims, damages and demands it may acquire against the Beneficiary arising out of the exercise by the Beneficiary of any of its rights under this Section 28, except for any claims, damages and demands it may have against the Beneficiary arising from the willful misconduct or gross negligence of the Beneficiary or its affiliates, or any agents or employees of the foregoing. To the extent that the Beneficiary is required by the UCC to deliver prior notice to the Grantor of the date, time and place of any public sale of such Asset or of the date after which any private sale or any other intended disposition of such Asset is to be made, the Grantor agrees that at least ten (10) days’ prior written notice of such sale is reasonable.
(ii)    The rights, powers, privileges and remedies of the Beneficiary under this Agreement are cumulative and shall be in addition to all rights, powers, privileges and remedies available to the Beneficiary at law or in equity. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Beneficiary hereunder.
(iii)    For any Asset sold by the Beneficiary pursuant to this Agreement, the Beneficiary shall conduct such sale in a commercially reasonable manner, and a sale or other disposition of such Asset conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions in disposing of property similar to such Asset shall be
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deemed to be conducted in a commercially reasonable manner. Without in any way limiting the Beneficiary’s right to conduct a foreclosure sale in any manner which is considered commercially reasonable, the Grantor hereby agrees that any foreclosure sale conducted in accordance with the immediately preceding provisions shall be considered a commercially reasonable sale and hereby irrevocably waives any right to contest any such sale.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.
CAVELLO BAY REINSURANCE LIMITED
as Grantor

By: ______________________________
Name:
Title:

CONTINENTAL CASUALTY COMPANY
as Beneficiary

By: ______________________________
Name:
Title:

THE BANK OF NEW YORK MELLON,
as Trustee

By: ______________________________
Name:
Title:

Exhibit C

EXHIBIT F
EXHIBIT F

Form of Working Account Security Agreement

87310771.6

Execution Copy

SECURITY AND CONTROL AGREEMENT

by and among

ENSTAR (US) INC.,

as Grantor,

CONTINENTAL CASUALTY COMPANY,

as Secured Party

and

[BANK OF AMERICA],

as Bank

Dated [•], 2021

This SECURITY AND CONTROL AGREEMENT (as amended, modified, supplemented and/or restated from time to time, this “Security and Control Agreement”) is made and entered into on [•], 2021, by and among Enstar (US) Inc., a Delaware corporation (“Grantor”), and Continental Casualty Company, an Illinois domiciled insurance company (the “Secured Party”), and [Bank of America], a [•] (together with any successors or assigns, the “Bank”).
WITNESSETH:
WHEREAS, Cavello Bay Reinsurance Limited (the “Reinsurer”), an affiliate of the Grantor, and the Secured Party have entered into the Master Transaction Agreement, dated as of December [•], 2020 (as amended, restated, supplemented and/or modified from time to time, the “Master Agreement”);
WHEREAS, as contemplated by the Master Agreement, (a) the Reinsurer and the Secured Party have entered into the Reinsurance Agreement, dated as of the date hereof (as amended, restated, supplemented and/or modified from time to time, the “Reinsurance Agreement”), which provides that the Secured Party will cede and the Reinsurer will reinsure certain liabilities of the Secured Party, subject to the terms and conditions thereof, and (b) the Secured Party and the Grantor have entered into the Administrative Services Agreement, dated as of the date hereof (as amended, restated, supplemented and/or modified from time to time, the “Administrative Services Agreement”), which provides that the Grantor shall perform the Services (as defined in the Administrative Services Agreement) in connection with the liabilities reinsured under the Reinsurance Agreement;
WHEREAS, as contemplated by the Reinsurance Agreement, the Reinsurer or the Grantor will establish the Administrative Account (as defined below) for the purpose of enabling the Grantor to provide services under the Administrative Services Agreement; and
WHEREAS, the parties hereto desire to create a security interest in respect of the Collateral (as defined below) in favor of the Secured Party to secure the Secured Obligations (as defined below).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS; CONSTRUCTION
Section 1.1Definitions. The following terms shall have the following meanings when used in this Security and Control Agreement:
“Administrative Account” means the segregated account listed on Schedule A hereto, established and maintained at the Bank for the Grantor, having the name “Enstar (US) Inc. FBO Continental Casualty,” all subaccounts thereof including all accounts maintained by the Bank with other banks, for the benefit of the Bank’s customers to the extent the Bank’s books and records identify or should identify the Grantor’s interest in the cash credited thereto to be for the benefit of the Secured Party, and any and all successor or replacement accounts of all of the foregoing, including any account resulting from a renumbering or other administrative re-identification thereof.
“Administrative Services Agreement” has the meaning set forth in the Recitals.
“Administrator” has the meaning set forth in the Recitals.
“Bank” has the meaning set forth in the Preamble.
“Business Day” means a day other than Saturday, Sunday or a day on which banks are authorized or required to close in New York, New York.
“Collateral” has the meaning set forth in Section 2.3.
“Event of Default” means the occurrence or continuance of a Recapture Triggering Event (as defined in the Reinsurance Agreement), but excluding any Recapture Triggering Event resulting solely from the events described clause (b) or (c) of the definition thereof.
“Grantor” has the meaning set forth in the Preamble.
“Master Agreement” has the meaning set forth in the Recitals.
“Person” means and includes any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.
“Proceeds” means “proceeds” as such term is defined in the UCC.
“Reinsurance Agreement” has the meaning set forth in the Recitals.
“Reinsurer” has the meaning set forth in the Recitals.
“Secured Obligations” means all of the Reinsurer’s and the Grantor’s payment and performance obligations (whether individually or collectively, direct or indirect, joint or several, absolute or contingent, matured or unmatured, voluntary or involuntary) now existing or hereafter arising (including all interest, fees (including reasonable attorneys’ fees), costs and expenses that the Reinsurer or the Grantor is hereby or otherwise required to pay pursuant to the Transaction Documents accruing before and after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Reinsurer or the Grantor, whether or not a claim for post-petition interest fees or expenses is allowed in such proceeding), under or in connection with the Transaction Documents.
“Secured Party” has the meaning set forth in the Preamble.
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“Security and Control Agreement” has the meaning set forth in the Preamble.
“Transaction Documents” means the Master Agreement, Reinsurance Agreement, the Administrative Services Agreement, the Trust Agreement and this Security and Control Agreement.
“Termination Date” has the meaning set forth in Section 6.8.
“Trust Agreement” has the meaning set forth in the Reinsurance Agreement.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
ARTICLE II
GRANT OF SECURITY INTEREST; CONTROL
Section 2.1Intent of the Parties. It is the intent of the parties hereto that this Security and Control Agreement shall be a security agreement for purposes of the UCC and establish the Secured Party’s “control” of the Administrative Account within the meaning of UCC Section 9-104(a)(2).
Section 2.2Establishment and Maintenance of the Administrative Account. The Bank hereby confirms and agrees that:
(a)(i) it has established and opened the Administrative Account named “Enstar (US) Inc. FBO Continental Casualty” and (ii) the Administrative Account is a “deposit account” (as defined in the UCC) in respect of which the Bank is a “bank” (as defined in the UCC) and there is no “customer” (as defined in the UCC) for the Administrative Account other than the Grantor;
(b)for purposes of Section 9-304 of the UCC, the jurisdiction of the Bank and any successor shall at all times be the State of New York, notwithstanding any agreement with respect to the Administrative Account to the contrary.
Section 2.3Grant of Security Interest. As security for the prompt and complete payment, reimbursement and performance when due in full of all the Secured Obligations, Grantor hereby grants to the Secured Party, a security interest in and continuing lien on all of Grantor’s right, title and interest in, to and under the following properties, assets and rights, whether now owned or existing or hereafter acquired or arising, and wherever located (all of which being hereinafter collectively called the “Collateral”):
(a)the Administrative Account and all funds deposited therein or credited thereto; and
(b)all Proceeds of or relating to any or all of the foregoing.
Section 2.4Instructions. Notwithstanding anything herein to the contrary, the Secured Party, the Grantor and the Bank irrevocably agree that the Bank shall, comply with all
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instructions originated by the Secured Party directing disposition of funds in the Administrative Account, in each case without further consent by the Grantor or any other Person so long as this Security and Control Agreement is in effect. The Secured Party agrees with the Grantor that it will not give any orders or instructions pursuant to this Section 2.4 unless an Event of Default has occurred and is continuing. The foregoing sentence is solely the agreement between the Secured Party and the Grantor, and therefore, such provision (i) in no way limits or modifies the Bank’s obligations under this Section 2.4 and (ii) imposes no duty or obligation on the Bank to investigate or inquire of any party whether an Event of Default has occurred and is continuing or whether the Secured Party is otherwise entitled under the terms hereof to give any orders or instructions hereunder.
Section 2.5Secured Party Notice. Upon the receipt of a notice of exclusive control delivered to the Bank substantially in the form of Exhibit A, the Bank shall promptly comply prior to the opening of business on the second Business Day after the Business Day on which such notice is received, solely with instructions originated by the Secured Party in connection with the disposition and investment of the funds on deposit in, and the assets credited to, the Administrative Account, in each case without further consent of the Grantor or any other Person. The Secured Party agrees to use reasonable efforts to send a copy of the aforesaid notice to the Grantor, but the failure of the Grantor to receive such notice shall not affect the rights of the Secured Party to give instructions and orders to the Bank or otherwise exercise control over the Administrative Account. The Secured Party agrees with the Grantor that it will not give any notice pursuant to this Section 2.5 unless an Event of Default has occurred and is continuing. The foregoing sentence is solely the agreement between the Secured Party and the Grantor, and therefore, such provision (i) in no way limits or modifies the Bank’s obligations under this Section 2.5 hereof and (ii) imposes no duty or obligation on the Bank to investigate or inquire of any party whether an Event of Default has occurred and is continuing or whether the Secured Party is otherwise entitled under the terms hereof to give any orders or instructions hereunder.
Section 2.6Conflicting Orders or Instructions. Notwithstanding anything contained herein, if at any time the Bank shall receive conflicting orders or instructions from the Secured Party and the Grantor, the Bank shall follow the orders or instructions of the Secured Party and not the Grantor.
Section 2.7Successor Accounts. In the event any successor account is established pursuant to the Transaction Documents or this Security and Control Agreement (i) such account shall be established with either the Bank or another “bank” (as each such term is defined in the UCC) reasonably acceptable to the Secured Party and the Grantor and (ii) such bank with whom such account is established shall enter into an agreement substantially in the form of this Security and Control Agreement or a form reasonably acceptable to the Grantor and the Secured Party prior to or contemporaneously with the establishment of such successor account.

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ARTICLE III
DUTIES OF THE BANK
Section 3.1Subordination of Liens in Favor of the Bank, Etc. The Bank hereby subordinates to the security interest of the Secured Party in the Collateral any and all statutory, regulatory, contractual or other rights now or hereafter existing in each case in its favor over or with respect to the Administrative Account, including, but not limited to (i) any and all contractual rights of set-off, lien or compensation, (ii) any and all statutory or regulatory rights of pledge, lien, set-off or compensation, (iii) any and all statutory, regulatory, contractual or other rights to put on hold, block transfers from or fail to honor instructions of the Secured Party with respect to the Administrative Account and (iv) any and all statutory or other rights to prohibit or otherwise limit the pledge, assignment, collateral assignment or granting of any type of security interest in the Administrative Account, except to the extent of any customary fees, charges, expenses and other customary amounts owed to Bank and incurred in connection with the performance of its duties hereunder and the routine maintenance and operation of the Administrative Account, for which Bank shall have a prior claim to the Collateral. Notwithstanding the foregoing, if any checks, drafts, wires or other items deposited to the Administrative Account are returned unpaid or otherwise dishonored, Bank shall have the right to charge any and all such returned or dishonored items against the Administrative Account and/or to receive reimbursement therefor directly from the Grantor or the Secured Party to the extent that the Secured Party received or directed the disposition of funds related to such items.
Section 3.2No Other Instructions. Without the prior written consent of the Secured Party and the Grantor, the Bank will not enter into any agreement under which the Bank agrees to comply with instructions originated by any Person other than the Secured Party or the Grantor with respect to any property credited to the Administrative Account. The Bank shall promptly notify the Secured Party and the Grantor if any Person requests the Bank to enter into any such agreement as described in this Section 3.2 or otherwise asserts or seeks to assert a lien, encumbrance or adverse claim against any portion or all of the property credited to the Administrative Account (and in that connection, the Bank represents and warrants to the Secured Party that it has not heretofore received any such request or assertion with respect to the Administrative Account) and that it will promptly notify the Secured Party and the Grantor of the occurrence of any such events.
Section 3.3Account Designation. Bank agrees that it shall not change the account title name, account number or designation of the Administrative Account without prior notification to the Grantor and the Secured Party. If in the reasonable opinion of the Secured Party, any such proposed change to the account title, account number or designation of the Administrative Account would have an potential adverse effect on its security interest, it shall notify the other parties hereto and the parties agree to negotiate in good faith to enter into a new or amended security and control agreement in order to fulfill the original intent and purposes of this Security and Control Agreement.
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ARTICLE IV
REMEDIES; RIGHTS UPON DEFAULT, ETC.
Section 4.1Rights and Remedies Generally. If an Event of Default has occurred and is continuing, then and in every such case, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Security and Control Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law.
ARTICLE V
POWER OF ATTORNEY
Section 5.1The Secured Party’s Appointment as Attorney-in-Fact. The Grantor hereby irrevocably constitutes and appoints the Secured Party and any officers or agents thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Secured Party’s discretion, for the purpose of carrying out the terms of this Security and Control Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security and Control Agreement; provided, however, that the Secured Party may exercise its rights hereunder only upon the occurrence and during the continuation of any Event of Default.
ARTICLE VI
MISCELLANEOUS PROVISIONS
Section 6.1 Binding on Successors; Transferees and Assigns; Assignment. This Security and Control Agreement shall be binding upon the parties hereto, their successors, transferees and assigns and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that the Grantor may not assign or delegate any of its obligations hereunder without the prior written consent of the Secured Party.
Section 6.2 Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be delivered personally, sent by facsimile transmission, sent by email, sent by registered or certified mail, postage prepaid, or sent by a standard overnight courier of national reputation with written confirmation of delivery. Any such notice shall be deemed given when so delivered personally, or if sent by facsimile transmission or electronic media on the date received (provided that any notice received after 5:00 p.m. (addressee’s local time) shall be deemed given at 9:00 a.m. (addressee’s local time) on the next Business Day), or if mailed, on the date shown on the receipt therefor, or if sent by overnight courier, on the date shown on the written confirmation of delivery. Such notices shall be given to the following address:
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To the Secured Party:
Continental Casualty Company
151 North Franklin Street, 9th Floor,
Chicago, IL 60606
Attention: José Ramón González, Executive Vice President and General Counsel
Telephone: (312) 822-4641
Email: jose.gonzalez@cna.com

To the Grantor:	Enstar (US) Inc. 411 Fifth Avenue, 5th Floor New York, NY 10006 Attention: Senior Vice President, Legal Director US (Robert Redpath) Email address: robert.redpath@enstargroup.com
To the Bank:	Bank of America Attn: [Name of Department]
Section 6.3 Waivers; Amendments.
(a)No Deemed Waivers; Remedies Cumulative. No failure or delay by the Secured Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, preclude any other or further exercise thereof or the exercise of any other right or power. The remedies of the Secured Party hereunder are cumulative and are not exclusive of any remedies provided by law. No waiver of any provision of this Security and Control Agreement or consent to any departure by the Grantor therefrom shall in any event be effective unless the same shall be permitted by Section 6.3(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
(b)Amendments. Neither this Security and Control Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties hereto.
Section 6.4 Severability. Any provision of this Security and Control Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-
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authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.
Section 6.5 Counterparts; Integration. This Security and Control Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
Section 6.6 Governing Law; Jurisdiction; Venue; Service of Process.
(a)Governing Law. Subject to clause (b) below this Security and Control Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. Regardless of any provision in any agreement governing the Administrative Account, the Bank agrees that, for purposes of the UCC, its “Bank’s Jurisdiction” (as such term is defined in the UCC) is the State of New York.
(b)Submission to Jurisdiction. Each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of federal court located in New York County in the State of New York, over any action, suit or proceeding arising out of or relating to this Security and Control Agreement. Each party hereto agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such party shall be effective service of process for any action, suit or proceeding brought against such party in such court. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding brought in any such court and any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto agrees that final judgment in any such action, suit or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction such party may be subject, by suit upon such judgment.
Section 6.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SECURITY AND CONTROL AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 6.8 Termination.
(a)The obligations of the Grantor pursuant to this Security and Control Agreement shall remain in full force and effect until the earliest to occur of (i) the date on which the Administrative Services Agreement or the Reinsurance Agreement has been terminated or (ii) the date on which the Administrative Account shall be transferred to a different bank as mutually agreed between the Grantor and the Secured Party (each a “Termination Date”). Upon the occurrence of the Termination Date and notice of such occurrence jointly given by the Grantor and the Secured Party to the Bank, this Security and Control Agreement and the obligations of the Grantor hereunder (other than those expressly stated to survive such termination) shall terminate and, except in the case of a Termination Date described in clause (ii) above, the Collateral shall automatically be released from the security interests created hereby, all without delivery of any instrument or performance of any act by any party. The Secured
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Party and Bank agree to take whatever action is reasonably required to evidence such release. In the case of a Termination Date described in clause (ii) above, upon termination of this Security and Control Agreement, Bank shall follow such reasonable written instructions of Secured Party concerning the transfer of Collateral. Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Security and Control Agreement.
(b)With respect to any portion of the Collateral that is removed from the Administrative Account pursuant to the terms of the Transaction Documents, upon the occurrence of such removal, such portion of the Collateral shall automatically be released from the security interests created hereby, all without delivery of any instrument or performance of any act by any party. The Secured Party and Bank agree to take whatever action is reasonably required to evidence such release.
Section 6.9 Statements. Bank shall furnish Grantor and Secured Party with advices of transactions affecting the Administrative Account and monthly Administrative Account statements. Each of Grantor and Secured Party may elect to receive advices and statements electronically through the Internet to an email address specified by it for such purpose. By electing to use the Internet for this purpose, each of Grantor and Secured Party acknowledges that such transmissions are not encrypted and therefore are insecure. Each of Grantor and Secured Party further acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and agrees that if such election has been made by either Grantor or Secured Party, Bank shall not be responsible for any loss, damage or expense suffered or incurred by Grantor or Secured Party, as applicable, having made such election, or any Person claiming by or through Grantor or Secured Party as a result of the use of such methods.
Section 6.10Standard of Care; Limitation of Liability; Indemnification.
(a)    Except as otherwise expressly provided herein, Bank shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ fees (“Losses”) incurred by or asserted against Grantor or Secured Party, except those Losses arising out of the negligence, willful misconduct, breach of this Security and Control Agreement or lack of good faith of Bank.
(b)    Grantor agrees to indemnify Bank and hold Bank harmless from and against any and all Losses sustained or incurred by or asserted against Bank by reason of or as a result of any action or inaction, or arising out of Bank’s performance hereunder, including reasonable and documented fees and expenses of counsel incurred by Bank in a successful defense of claims by the Grantor; provided, that Grantor shall not indemnify Bank for those Losses arising out of Bank’s own negligence, willful misconduct, breach of this Security and Control Agreement or lack of good faith. This indemnity shall be a continuing obligation of the Grantor, its respective successors and assigns, notwithstanding the termination of this Security and Control Agreement.
Section 6.11No Obligation Regarding Quality of Collateral. Without limiting the generality of the foregoing, Bank shall be under no obligation to inquire into, and
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shall not be liable for, any Losses incurred by Grantor, Secured Party or any other Person as a result of the receipt or acceptance of fraudulent, forged or invalid Collateral.
Section 6.12No Responsibility Concerning Master Agreement, Reinsurance Agreement or Administrative Services Agreement. Grantor and Secured Party hereby agree that, notwithstanding references to the Master Agreement, Reinsurance Agreement, Administrative Services Agreement or the Trust Agreement in this Security and Control Agreement, Bank has no interest in, and no duty, responsibility or obligation with respect to, the Master Agreement, Reinsurance Agreement, Administrative Services Agreement or the Trust Agreement (including without limitation, no duty, responsibility or obligation to monitor Grantor’s or Secured Party’s compliance with such agreements or to know the terms of such agreements).
Section 6.13No Duty of Oversight. Except as provided in this Security and Control Agreement, Bank, in its capacity as such, is not at any time under any duty to monitor the value of any Collateral in the Administrative Account or whether the Collateral is of a type required to be held in the Administrative Account.
Section 6.14Advice of Counsel. Bank may, with respect to questions of law, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.
Section 6.15Fees and Expenses. Grantor agrees to pay to Bank the fees as may be agreed upon from time to time. Grantor shall reimburse Bank for all costs associated with transfers of Collateral to Bank and records kept in connection with this Security and Control Agreement. Grantor shall also reimburse Bank for reasonable out-of-pocket expenses which are a normal incident of the services provided hereunder.
Section 6.16Effectiveness of Instructions; Reliance; Risk Acknowledgements; Additional Terms.
(a)    Subject to the terms below, Bank shall be entitled to rely upon any written instructions actually received by Bank and reasonably believed by Bank to be duly authorized and delivered.
(b)    If Bank receives written instructions which appear on their face to have been transmitted via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, Secured Party and Grantor each understand and agree that Bank cannot determine the identity of the actual sender of such written instructions and that Bank shall conclusively presume that such written instructions have been sent by an authorized person. Secured Party and Grantor shall be responsible for ensuring that only its authorized persons transmit such written instructions to Bank and that all of its authorized persons treat applicable user and authorization codes, passwords and/or authentication keys with extreme care.
(c)    Secured Party and Grantor each acknowledges and agree that it is fully informed of the protections and risks associated with the various methods of transmitting
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written instructions to Bank and that there may be more secure methods of transmitting written instructions than the method(s) selected by it. Secured Party and Grantor each agree that the security procedures (if any) to be followed in connection with its transmission of written instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.
Section 6.17Account Disclosure. Bank is authorized to supply any information regarding the Administrative Account which is required by any law or governmental regulation now or hereafter in effect.
Section 6.18Force Majeure. Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Security and Control Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; inability to obtain labor, material, equipment or transportation.
Section 6.19No Implied Duties. Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities required by law and as are specifically set forth in this Security and Control Agreement and the deposit account agreement between the Bank and the Grantor entered into to establish the Administrative Account (the “Deposit Account Agreement”), and no covenant or obligation shall be implied against Bank in connection with this Security and Control Agreement. No provision of this Security and Control Agreement shall require the Bank to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
Section 6.20Certificates of Authorized Persons. Secured Party and Grantor agree to furnish to Bank a certificate of authorized persons and to update such certificate in the event of any change in the then present authorized persons. Until such new certificate is received, Bank shall be fully protected in acting upon written instructions of such present authorized persons.
Section 6.21Cumulative Rights; No Waiver. Each and every right granted to Bank hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of Bank to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by Bank of any right preclude any other future exercise thereof or the exercise of any other right.
Section 6.22No Third Party Beneficiaries. In performing hereunder, Bank is acting solely on behalf of Secured Party and Grantor and no contractual or service relationship shall be deemed to be established hereby between Bank and any other Person.
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Section 6.23Conflicts. In the event of conflict between this Security and Control Agreement and the Deposit Account Agreement this Security and Control Agreement will govern.
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IN WITNESS WHEREOF, the parties hereto have caused this Security and Control Agreement to be executed by their respective corporate officer, thereunto duly authorized, as of the day and year first above written.

ENSTAR (US) INC., as Grantor
By:
        Name:
        Title:

[Signature Page to Security and Control Agreement]

CONTINENTAL CASUALTY COMPANY, as Secured Party

By:
        Name:
        Title:

[BANK OF AMERICA], as Bank

By:
                                Name:
                                Title: